UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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☐	Soliciting Material Under Rule 14a-12

CONSTELLATION ENERGY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Letter from Constellation’s Board of Directors

Letter from Constellation’s Board of Directors

Dear Fellow Shareholders:

As we reflect on this past year, the Board is incredibly proud of our team’s outstanding performance and their tireless efforts to address the growing energy needs of our customers. Through the disciplined execution of our strategy and the consistent delivery of strong operational and financial performance, our best-in-class team continues to create meaningful value for our shareholders. From our separation from Exelon in 2022 through 2025, Constellation has delivered a total shareholder return of approximately 634%. This significant value creation is a testament to our team’s strategic execution and their contributions to America’s clean energy future.

Harnessing Our Combined Capabilities After Completing the Acquisition of Calpine

In January 2026, we completed our acquisition of Calpine Corporation, uniting Constellation’s zero-emission nuclear fleet with Calpine’s premier natural gas and geothermal fleets to create America’s largest clean and reliable energy producer. Uniting these fleets with a leading commercial platform further positions Constellation to deliver innovative customer solutions and strengthen America’s energy leadership, national security, and economic prosperity. Through this acquisition, Constellation can provide customers nationwide with access to the broadest array of clean and reliable energy solutions in the industry, while offering customers greater choice, competitive prices, and tailored clean energy products. The acquisition strengthens Constellation’s footprint in high-demand regions, including Texas and California, while maintaining significant operations in Illinois, Maryland, New York and Pennsylvania. The acquisition also brings together two exceptional teams with shared cultures of safety, operational excellence, and community partnership. The Board carefully oversaw the strategic review, diligence, and approval process and will continue to monitor integration progress to ensure the combined company delivers on its commitments.

Importantly, our capital allocation strategy has remained unchanged with this acquisition. Constellation continues to generate significant free cash flow, creating strategic capital and scale to reinvest in the business. With this significant free cash flow, we will (1) maintain strong investment-grade credit metrics, (2) deliver at least 10% annual dividend growth, (3) pursue growth opportunities that meet our double-digit unlevered return threshold, and (4) return capital to shareholders with $600 million remaining on our existing buyback program.

Capturing Value for Our Owners

In June 2025, we signed a 20-year power purchase agreement (PPA) with Meta for the output of the Clinton Clean Energy Center to support their clean energy goals and operations in the region with 1,121 megawatts of emissions-free nuclear energy. This deal will allow us to operate Clinton until mid-century and increase its clean energy output by 30 megawatts through plant uprates. The agreement with Meta will allow Constellation to add more new, clean, reliable energy to the grid in the Midcontinent Independent System Operator’s (MISO) zone four territory, covering central and southern Illinois. Additionally, this deal will preserve 1,100 high-paying local jobs, deliver $13.5 million in annual tax revenue, and add $1 million in charitable giving to local nonprofits over five years.

Our team has also made significant progress on our goal to reopen the Crane Clean Energy Center, which was made possible by our landmark 20-year PPA with Microsoft in 2024. We continue to relentlessly pursue all avenues to achieve full, permanent deliverability as quickly as possible, leveraging the additional avenues for accelerated interconnection provided by PJM.

Beyond the highlights of our nuclear fleet, we are also proud to have resolved our dispute with the state of Maryland by agreeing to fund and implement operational improvements and environmental projects at the Conowingo Dam, a hydroelectric power plant that we own and operate along the Susquehanna River. The commitments, which are valued at more than $340 million, will meet enforceable water quality standards by mitigating the impacts associated with the dam’s operation. This agreement clears the way for the re-licensing and continued operation of the dam for an additional 50 years.

Strengthening Our Board and Corporate Governance

Our Board remains focused on ensuring it is comprised of members whose backgrounds, experiences, and skills collectively enable effective oversight of our long-term strategy, including the integration of Calpine and the expansion of our clean and reliable generation portfolio. Accordingly, our Board aligns its refreshment efforts with the near- and long-term needs of the company, and in January 2026, we welcomed natural gas industry veteran Alan Armstrong to our Board. With our completion of the Calpine transaction, Alan’s deep industry knowledge and leadership will support our oversight as we integrate America’s largest natural gas portfolio into our generation fleet.

Constellation Energy Corporation 2026 Proxy Statement	1

Letter from Constellation’s Board of Directors

To ensure the Board and its committees are operating with the highest degree of effectiveness, the Board maintains robust governance and risk-oversight practices, including annual Board and committee evaluations. These evaluations inform refreshment priorities and help ensure our Board has the right mix of skills as our business evolves.

We also support Board effectiveness through director education opportunities, which help directors stay current on best practices and developments in corporate governance and on topics that present special risks and opportunities to the company. These opportunities are complemented by the company’s annual shareholder engagement program, which provides our Board with meaningful insights into investor perspectives and priorities. As a result, our Board is well-positioned to maintain and incorporate strong governance practices that are supported by our shareholders, and we remain committed to fully declassify the Board following the 2026 Annual Meeting of Shareholders.

Your Support is Important

As we approach the 2026 Annual Meeting of Shareholders, we want to emphasize that your vote is very important to us. We encourage you to carefully review the attached proxy statement and ask that you support our voting recommendations. We greatly appreciate your continued support and investment in Constellation and thank you for the confidence and trust you have placed in us.

Constellation Energy Corporation 2026 Proxy Statement	2

Notice of Annual Meeting of Shareholders

Notice of Annual Meeting of Shareholders

To Shareholders of Constellation:

You are invited to participate in the 2026 Annual Meeting of Shareholders of Constellation. The Annual Meeting will take place in a virtual-only format. Shareholders may begin logging into the meeting on Tuesday, April 28, 2026 at 7:45 a.m. Eastern Time.

Items Of Business:

1.	To elect twelve directors nominated by our Board of Directors;

2.	To consider and act on an advisory vote regarding the approval of compensation paid to our named executive officers;

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2026;

4.	To consider a shareholder proposal; and

5.	To transact any other business properly brought before the meeting and any adjournment or postponement thereof.

Your vote is important, and you are encouraged to vote promptly whether or not you plan to virtually attend the 2026 Annual Meeting of Shareholders.

This proxy statement is provided in connection with a solicitation of proxies by the Board of Directors of Constellation Energy Corporation (the “Board”) to be used at the Annual Meeting of Shareholders to be held on Tuesday, April 28, 2026 at 8:00 a.m., Eastern Time, and at any adjournment or postponement thereof (the “Annual Meeting”). This proxy statement is first being provided to our shareholders on or about March 19, 2026.

By order of the Board of Directors

Arden T. Phillips
Corporate Secretary
March 19, 2026

Important Notice Regarding Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on April 28, 2026:

Our proxy statement and 2025 Annual Report are available free of charge on our website constellationenergy.com or at www.proxyvote.com.

At the Meeting:

Shareholders as of March 4, 2026 (the “record date”) may attend the virtual Annual Meeting and vote by using the 16-digit control number found on the proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials that you previously received.

Any shareholder of record attending the Annual Meeting may vote during the meeting, at www.virtualshareholdermeeting.com/CEG2026, even if they have voted over the Internet, by telephone or returned a completed proxy card. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a valid form issued in your name from that record holder.

Virtual Meeting www.virtualshareholdermeeting. com/CEG2026. Tuesday, April 28, 2026 8:00 a.m., Eastern Time Record Date March 4, 2026

Voting
ONLINE
Vote online at www.proxyvote.com 24 hours a day. Prior to the Annual Meeting, visit www.proxyvote.com and use the control number that appears on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials when you access the webpage. You may also scan the QR Barcode on the form you receive to transmit your voting instructions.

BY PHONE
Call toll-free 1-800-690-6903 If your shares are held in the name of a broker, bank or other nominees, follow the telephone voting instructions provided on your voting instruction card. If your shares are registered in your name, call 1-800-690-6903 and follow the telephone voting instructions. You will need the 16-digit control number that appears on your proxy card, voting instruction form or notice of Internet Availability of Proxy Materials.
BY MAIL
If you have received a printed version of these proxy materials, complete, date, sign and mail your proxy card in the enclosed postage-paid envelope provided, or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Constellation Energy Corporation 2026 Proxy Statement	3

Information About the Annual Meeting

Information About the Annual Meeting

Throughout this proxy statement, “Constellation”, the “Company”, “we”, “our”, or “us” are intended to refer to Constellation Energy Corporation and its consolidated subsidiaries, unless specifically indicated otherwise. Constellation does not incorporate into this document the contents of any website, or the documents referred to in this proxy statement.

Distribution of Proxy Materials: This proxy statement is provided in connection with a solicitation of proxies by the Board of Directors of Constellation to be used at the Annual Meeting of Shareholders to be held on Tuesday, April 28, 2026 at 8:00 a.m., Eastern Time, and at any adjournment or postponement thereof. On or about March 19, 2026, this proxy statement, along with our annual report, are being mailed or made available to shareholders.

Attendance at the Annual Meeting: You are invited to attend the virtual Annual Meeting, and we request that you vote on the proposals described in this proxy statement as recommended by the Board of Directors. If you have received a printed copy of these materials by mail, you may complete, sign and return your proxy card, or submit your proxy vote by telephone or over the Internet. If you did not receive a printed copy of these materials by mail and are accessing them via the Internet, you may follow the instructions under the heading, “Questions and Answers About the Annual Meeting” of this proxy statement to submit your proxy vote via the Internet or by telephone. Also, other information about voting is provided under “Questions and Answers About the Annual Meeting.”

Every Vote is Important: Make your vote count. Please vote your shares promptly to ensure your representation and the presence of a quorum during the Annual Meeting. Vote your shares now via the Internet, by telephone, or by signing, dating, and returning the proxy card or voting instruction form. If you only received a Notice of Internet Availability of Proxy Materials, you may request a paper proxy card to submit your vote by mail, if you prefer. Please act as soon as possible to vote your shares, even if you plan to participate in the Annual Meeting online. If you are a beneficial owner of shares, your broker will not be able to vote your shares with respect to the election of directors and most of the other matters presented during the meeting, unless you have given your broker specific instructions to do so. We strongly encourage you to vote and greatly appreciate your prompt response.

Submitting your proxy now will not prevent you from voting your shares during the Annual Meeting, as your proxy is revocable at your option.

Asking Questions: The virtual meeting platform will provide shareholders with all the comparable rights as an in-person meeting.

•	Shareholders may submit questions for the meeting in advance at www.proxyvote.com

•	Shareholders may also submit questions live during the meeting at www.virtualshareholdermeeting.com/CEG2026

Constellation Energy Corporation 2026 Proxy Statement	4

Table of Contents

Constellation Energy Corporation 2026 Proxy Statement	5

Proxy Summary
Logistics

Proxy Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Logistics

DATE & TIME	ATTEND THE VIRTUAL ANNUAL MEETING	RECORD DATE

Tuesday, April 28, 2026 8:00 a.m. Eastern Time Shareholders may begin logging into the meeting at 7:45 a.m. ET.	Shareholders may attend the virtual Annual Meeting, including to vote and/or submit questions, by logging on to www.virtualshareholdermeeting.com/CEG2026.

	Shareholders will need the 16-digit control number found on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials to attend the virtual meeting.	Shareholders as of 5:00 p.m. ET on March 4, 2026, are entitled to receive notice of and vote at the Annual Meeting.

Our Annual Meeting is taking place in a virtual-only format, which provides our shareholders with comparable opportunities to vote and ask questions that they would have at an in-person meeting. For more information, please see, “Questions and Answers About the Annual Meeting” beginning on page 97 of this proxy statement.

What Shareholders will be Voting On

	Items of Business	Board’s Voting Recommendation	Page
1	To elect twelve directors nominated by our Board of Directors	FOR ALL	18
2	To consider and act on an advisory vote regarding the approval of compensation paid to named executive officers	FOR	50
3	To ratify the appointment of PricewaterhouseCoopers LLP as Constellation’s independent registered public accounting firm for 2026	FOR	90
4	To consider a shareholder proposal	AGAINST	93
5	To transact any other business properly brought before the meeting and any adjournment or postponement thereof.

We are not aware of any other business to come before the Annual Meeting.

How to Vote in Advance of the Meeting

If you are a shareholder on the record date, you may vote in advance of the meeting in any of the following ways:

ONLINE	BY PHONE	BY MAIL

Vote online at www.proxyvote.com 24 hours a day. Prior to the Annual Meeting, visit www.proxyvote.com and use the control number that appears on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials when you access the webpage. You may also scan the QR Barcode on the form you receive to transmit your voting instructions.	Call toll-free 1-800-690-6903 If your shares are held in the name of a broker, bank or other nominees, follow the telephone voting instructions provided on your voting instruction card. If your shares are registered in your name, call 1-800-690-6903 and follow the telephone voting instructions. You will need the 16-digit control number that appears on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.	If you have received a printed version of these proxy materials, complete, date, sign and mail your proxy card in the enclosed, postage-paid envelope provided, or return to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Constellation Energy Corporation 2026 Proxy Statement	6

Proxy Summary
Calpine Acquisition

Calpine Acquisition

On January 7, 2026, Constellation completed its acquisition of Calpine Corporation. The combination brings together premier nuclear, natural gas and geothermal fleets with a leading commercial platform to deliver innovative customer solutions and strengthen U.S. energy leadership, national security and economic prosperity.

Business Strategy

•	Expand America’s Largest Fleet of Clean and Reliable Energy Centers: Expand our state-of-the-art, reliable, zero and low-emissions energy assets by contracting with energy users, increasing output and expanding our assets’ operations to meet America’s growing energy demand.

•	Power America’s Clean Energy Future: Operate and grow the nation’s largest fleet of zero and low-emission generation facilities, with world-class safety, reliability and resiliency.

•	Provide Energy and Sustainability Solutions for Customers: Provide reliable energy and innovative sustainability solutions that help customers achieve their clean energy goals.

•	Uplift and Strengthen Our Communities: Advance respect and belonging, drive community investment and create family-sustaining clean energy jobs for Constellation and its communities.

In a rapidly changing world, demand for clean and reliable power is growing. Customers and policymakers are growing increasingly aware that America needs clean and dependable power generation to grow our data-driven economy, protect our national security, and ensure America’s economic prosperity for future generations.

We aim to serve as a strategic partner to businesses and the federal, state and local governments that are driving economic growth by powering the data economy and new digital infrastructure. We are a leading advocate at the federal and state levels for policies that will preserve and grow clean, reliable and secure energy. We are committed to a reliable, clean energy future while maintaining a strong balance sheet.

Through our integrated business operations, we sell electricity, natural gas and other energy-related products and sustainable solutions to various types of customers, including distribution utilities, municipalities, cooperatives, and commercial, industrial, governmental, and residential customers in competitive markets across multiple geographic regions.

Following the acquisition of Calpine, our fleet (with approximately 55 gigawatts of capacity from nuclear, natural gas, geothermal, hydro, wind and solar facilities) has the generating capacity to power the equivalent of 27 million homes, providing about 10% of the nation’s clean energy and delivering the around-the-clock reliability needed to power America’s growing economy. We are also the largest nuclear energy company in the U.S. and a leading competitive retail supplier, serving more than 2.5 million customer accounts nationwide, including approximately 80% of the Fortune 100. We are committed to investing in innovation and new technologies to drive the transition to a reliable, sustainable and secure energy future.

Our acquisition of Calpine added 23 GW across 72 generating assets, providing reliable power resources in areas of the country experiencing significant demand growth. Prior to the acquisition, Calpine was America’s largest generator of electricity from natural gas and geothermal resources, according to S&P Global Market Intelligence, with a significant presence in California, Texas, and the Northeast and mid-Atlantic regions of the U.S. We believe that natural gas-fired generation will play a critical role in the U.S. energy transition, given its low air emissions, high reliability and potential for future carbon abatement opportunities. In addition to significant natural gas and geothermal assets, Calpine’s fleet also includes solar and battery storage assets, further enhancing our mix of baseload, intermediate and peak power generation necessary to maintain reliability of the electric grid. Calpine’s dispatchable assets coupled with its geographic concentration in key growth markets are a natural complement to our existing portfolio and allows us to meet the increasing demand for clean, reliable power.

Constellation Energy Corporation 2026 Proxy Statement	7

Proxy Summary
Business Strategy

Calpine’s retail energy platform brings approximately 62 TWhs of additional annual load to our business and allows us to expand our C&I and residential customer base, creating incremental sales channels across the country. The addition of Calpine brings approximately 2,500 employees dedicated to operational excellence and a shared commitment to serving our customers.

Our business strategy includes a focus on the following areas:

Low Emissions Generation Fleet	Industry Leading Customer Business	Supporting our Communities

•     #1 producer of low or emissions-free 24/7 energy in the U.S., producing approximately 10% of the nation’s emissions-free power

•     Innovative products support emissions-free solutions for customers and drive high customer satisfaction levels

•     Generated ~188 TWhs of emissions-free energy from our nuclear, solar, wind and hydroelectric assets in 2025, avoiding ~126 million metric tons of carbon dioxide

•     94.7% capacity factor at our nuclear plants

•     Ability to extend our nuclear fleet to 80 years providing 24/7 emissions-free power through 2050 and beyond

•     #3 in mass market customers served

•     77% C&I power renewal rate in 2025

•     84% C&I gas renewal rate in 2025

•     Top 10 natural gas provider in the U.S.

•     Serves 80% of the Fortune 100

•     2.0 million customer accounts in 2025

•     204 TWhs of load served in 2025

•     Operates in 48 states and the District of Columbia, Canada and the United Kingdom

•     Donated approximately $24.5 million to charitable causes, including $5.6 million from employee contributions

•     More than 17,800 employees nationwide following the acquisition of Calpine

•     Employees volunteered more than 128,900 hours in 2025

•     Certified in 2025 by Great Place to Work for the third year in a row

•     Fortune Best Workplaces in Manufacturing and Production in 2025

•     2025 Points of Light Civic 50 and the Sector Leader for Energy

Constellation Energy Corporation 2026 Proxy Statement	8

Proxy Summary
2025 Operational Highlights and Accomplishments

2025 Operational Highlights and Accomplishments

In 2025, we continued to build upon prior year achievements that support long-term value creation with outstanding total shareholder return and strong financial and operational performance. Highlights of our accomplishments in 2025 include the following:

(1) See the reconciliation to the corresponding GAAP measures set forth in Appendix A of this proxy statement.

Constellation Energy Corporation 2026 Proxy Statement	9

Proxy Summary
Our Board and Director Nominees

Our Board and Director Nominees

The Board of Directors is composed of a mix of highly experienced individuals who oversee Constellation’s strategy and business performance. The Board is currently classified and consists of three tiers of directors. In accordance with our bylaws, the Board will be fully de-classified following the 2026 Annual Meeting of Shareholders. The Corporate Governance Committee has recommended the re-election of each of the directors listed below. Upon election, each director will serve a one-year term, or until their successor is elected and qualified, or their earlier death, resignation, or removal. Each of the nominees is presently a member of the Board. The Board is recommending that all twelve nominees be elected by shareholders.

The following table provides summary information about each of the nominees for election at the 2026 Annual Meeting.

Name	Age	Director Since	Independent	Current Committee Memberships	Other Current Public Company Boards
Alan Armstong Executive Chairman of Williams	63	2026	✓	Compensation Nuclear Oversight	• The Williams Companies • BOK Financial Corp.
Yves C. de Balmann Executive Partner at Bridge Growth Partners	79	2022	✓	Compensation (Chair) Corporate Governance	None
Joseph Dominguez President and Chief Executive Officer– Constellation	63	2022		N/A	• KBR, Inc.
Bradley M. Halverson Former Chief Financial Officer– Caterpillar Inc.	65	2022	✓	Audit & Risk (Chair) Compensation	• Sysco Corporation • Lear Corporation
Charles L. Harrington Former Chair and Chief Executive Officer– Parsons Corporation	67	2022	✓	Audit & Risk Corporate Governance (Chair)	• JBT Marel Corporation
Julie Holzrichter Former Chief Operating Officer–CME Group	58	2022	✓	Audit & Risk Compensation	None
Dhiaa Jamil Former Chief Operating Officer– Duke Energy	69	2023	✓	Compensation Nuclear Oversight	None
Ashish Khandpur Chairman and Chief Executive Officer– Avient Corporation	58	2022	✓	Compensation Corporate Governance	• Avient Corporation
Robert J. Lawless Former Chair and Chief Executive Officer– McCormick & Company, Inc.	79	2022	✓	Corporate Governance	None
Eileen Paterson Former President and Chief Executive Officer– Aerojet Rocketdyne	60	2024	✓	Corporate Governance Nuclear Oversight	• Marathon Petroleum Corp • Woodward, Inc.
Admiral John M. Richardson Former Chief of Naval Operations– U.S. Navy	65	2022	✓	Audit & Risk Corporate Governance Nuclear Oversight (Chair)	• The Boeing Company • BWX Technologies, Inc.
Nneka Rimmer Former President, Global Flavors & Extracts– McCormick & Company, Inc.	54	2022	✓	Audit & Risk Nuclear Oversight	• Energizer Holdings, Inc.

Constellation Energy Corporation 2026 Proxy Statement	10

Proxy Summary
Compensation Program Structure

Compensation Program Structure

A significant portion of compensation for the CEO (and other named executive officers (NEOs) listed in the compensation tables of this proxy statement) is tied to the achievement of short-term and long-term financial and operational goals. The components of compensation paid to our CEO (and the other NEOs), except for base salary, are “at-risk”. The table below illustrates components for total direct compensation.

2025 Pay Elements	Shareholder Alignment	2025 Performance Metrics
CEO Other NEOs	and Link to Strategy	Weightings, and Modifiers
	• Fixed income at competitive, market-based levels attracts and retains top talent	• Executive leadership and individual contribution • Strategy implementation • Execution of company goals and objectives
	• Motivates executives to achieve key annual financial and operational goals that reflect commitment to superior operations, shareholder returns and supporting our customers and communities	Financial Goal (70%) • Operating Earnings Operational Goal (30%) • Net Fleetwide Capacity Factor • Dispatch Match • Renewable Energy Capture • Customer Satisfaction
Restricted Stock Units (“RSUs”)	• Provides incentive for executives to increase shareholder value and serves as a valuable retention tool	33% of total long-term incentive grant • Vests in thirds over a three-year period
Performance Share Units (“PShares”)	• Rewards executives for achieving long-term performance goals relating to strong free cash flows, disciplined strategy, a strong investment grade balance sheet, and increasing shareholder value	67% of total long-term incentive grant • Vests at end of a three-year performance period • Free Cash Flow before Growth (67%) • Relative TSR (33%) • Negative modifier: Credit Ratings

Executive Compensation

Incentive Pay Strongly Aligned to Stock Performance Relative to Peer Group Average and S&P 500

One of the central objectives of our executive compensation program is to align the interests of our executives with those of our shareholders. We believe our compensation program fulfills this objective by linking a significant portion of our executives’ pay to the achievement of financial and strategic goals that drive shareholder value creation. As a result, our executives’ compensation varies with our performance and the market value of our common stock.

Since becoming an independent publicly traded Company in 2022, we have consistently delivered robust financial results and outstanding shareholder returns. As shown in the chart below our total shareholder return (TSR) has significantly outperformed both the S&P 500 and our peer group. These achievements underscore the successful implementation of our strategy and our commitment to operational excellence.

Constellation Energy Corporation 2026 Proxy Statement	11

Proxy Summary
Key Executive Compensation Practices

CEO Target Compensation

The Compensation Committee reviews and recommends, and the Board of Directors considers and approves, the compensation of our CEO annually, based on a comprehensive evaluation of his individual performance and our company’s performance relative to our peers and the market. The Compensation Committee considers both quantitative and qualitative factors, such as financial results, strategic initiatives, leadership development, succession planning, stakeholder engagement, corporate responsibility, and risk management. The committee also benchmarks the CEO’s compensation against independent peer group data provided by an external consultant, to ensure that the compensation is competitive, reasonable, and aligned with shareholder interests.

The Compensation Committee recommended and the Board approved the following CEO compensation:

7%	160%	2025 LTIP target was increased 15% from $10,500,000 to $12,100,00
2025 base salary was increased 7% from $1,400,000 to $1,500,000	AIP target was increased from 150% to 160%

Given the effectiveness of the CEO’s leadership in driving strong financial results, superior shareholder returns, strategic growth, and operational success, and based on an analysis of the competitive market, the committee set 2025 target compensation as outlined above.

Key Executive Compensation Practices

Our executive compensation policies and programs are built upon a strong foundation of corporate governance and compensation best practices. Below is a high-level overview of certain elements of our executive compensation program.

What We Do:	What We Don’t Do:

•    Pay for performance by awarding the majority of our NEOs’ compensation in the form of variable cash and equity compensation linked to the short-term and long-term financial and strategic performance of the Company.

•    Maintain significant stock ownership requirements for directors and executive officers.

•    Cap incentive awards.

•    Subject change-in-control benefits to double trigger vesting.

•    Maintain independent oversight through our Compensation Committee which includes only directors who are independent as defined by the rules of The Nasdaq Stock Market LLC, and the Compensation Committee is advised by an independent compensation consultant.

•    Provide limited perquisites based on sound business rationale.

•    Subject incentive compensation awards to clawback provisions in accordance with applicable Nasdaq requirements, as well as a broader clawback policy that applies to incentive compensation plans.

•    Perform pay equity analyses.

•    Engage in comprehensive shareholder outreach to discuss our executive compensation programs and other topics of interest.

•    Assess our programs against peer companies and best practices.

•    Set appropriate levels of “stretch” in incentive targets.

•    Annually conduct a risk assessment of our compensation plans and policies to ensure they are not reasonably likely to have a material adverse effect on the Company.

•    No guaranteed minimum payout of AIP or LTIP programs.

•    No employment agreements with the CEO or the NEOs.

•    No tax gross-ups on NEO perquisites, other than for standard relocation benefits.

•    No hedging, short sales, derivative transactions or pledging of company stock by NEOs or directors.

•    No excise tax gross-ups for change-in-control agreements.

•    The value of LTIP awards is not included in pension or severance calculations.

•    No option repricing or buyouts without stockholder approval.

Constellation Energy Corporation 2026 Proxy Statement	12

Proxy Summary
Corporate Governance

Corporate Governance

Constellation is committed to maintaining the highest standards of corporate governance that promote the long-term interests of shareholders, strengthens Board and management accountability, and helps build public trust. Strong corporate governance is a fundamental aspect of our long-term sustainable business operations.

The Board provides oversight on the development and execution of our strategy, business operations and performance, enterprise risks, executive compensation, sustainability and environmental stewardship, and governance practices.

Our Board is comprised of twelve directors. All members, excluding Constellation’s President and CEO, are independent under criteria established by The Nasdaq Stock Market LLC (Nasdaq). Board membership is reviewed on an annual basis to ensure our Board members have a diverse set of attributes, skills and experience necessary to maximize the success of our business and effectively represent shareholder interests.

The Board has four standing committees. Each committee has clearly defined roles and responsibilities that are detailed in their respective charters.

The Audit & Risk Committee oversees and reviews the company’s financial statements, internal audit function, enterprise risk management processes and compliance with the Code of Business Conduct, and establishes procedures for complaints regarding accounting, internal accounting controls or auditing matters.	The Compensation Committee assists in establishing performance criteria, evaluation and compensation for the CEO, and approves executive compensation programs for other executive officers. The committee also monitors and reviews leadership and succession planning for executive roles.	The Corporate Governance Committee reviews our environmental strategies, including climate and sustainability policies. The committee also identifies and recommends candidates for Board membership, advises on the evaluation process for the Board, its committees and directors, and reviews and recommends succession plans for the positions of Board Chair, CEO and President.	The Nuclear Oversight Committee oversees the safe and reliable management and operation of our nuclear generating facilities. The committee also oversees compliance with policies and procedures to manage and mitigate risks associated with the security and integrity of our nuclear assets and reviews environmental, health and safety issues relating to nuclear generating facilities.

Board Governance

Our corporate governance structure consists of certain elements, including the following:

Independent Board Chair Chief Executive Officer and Board Chair roles are separate	Committee Independence 100% of our committees are comprised of independent directors	Director Stock Ownership Robust ownership requirements (i.e., 5x annual cash retainer)
Board Self-Evaluations Annual evaluations for full Board which includes director interviews	Outside Board Service Limit Maximum of 3 other public company Boards (CEO may only serve on the Board of one other public company)	Mandatory Director Retirement By the annual meeting of shareholders following a director’s 80th birthday
Committee Self-Evaluations Annual evaluations for each committee	Succession Planning Annual evaluation of management succession and leadership	Governance Assessment Annual review/assessment of governance policies
Enterprise Risk Board oversight of enterprise risk, overseen by the Audit & Risk Committee	Executive sessions Regular executive sessions of independent directors meeting without management	Annual Election of Directors Following the 2026 Annual Meeting of Shareholders, the Board will be fully declassified

Constellation Energy Corporation 2026 Proxy Statement	13

Proxy Summary
Shareholder Engagement

Shareholder Engagement

We believe that engaging with our investors provides valuable insights for the Board and its committees with respect to investor perspectives and priorities. In the fall and winter of 2025, Constellation contacted shareholders holding, in the aggregate, over 50% of our outstanding shares with offers to engage. This outreach was in addition to regular communication between our investor relations team and shareholders (e.g., quarterly earnings calls, analyst meetings, and investor and industry conferences). Shareholders who accepted invitations to engage represented an aggregate of approximately 17% of our outstanding shares. The Constellation engagement team was comprised of members from our Office of Corporate Governance, Investor Relations, Sustainability, Compensation, and Human Resources departments. The engagement team met with shareholders to discuss a wide variety of issues, including business operations and strategy, sustainability and climate matters, executive compensation, human capital, and board composition and effectiveness. Engaging openly with our shareholders on these and other topics drives increased accountability, improves decision making, and ultimately creates long-term value. The feedback received from shareholders and other stakeholders was shared with each Board committee and the Board, as appropriate. Our shareholder engagement process is described below.

Responsiveness to Shareholder Feedback

In 2025, we experienced a decline in interest on the part of shareholders to have engagement meetings. However, we had several meetings during which we engaged in robust discussions on topics related to board oversight of risks, the integration of Calpine, as well as other matters.

Shareholder feedback from the 2025 engagement cycle indicated that there is no desire for material changes to our sustainability and governance policies and practices at this time. During our engagement meetings, we received generally supportive comments regarding our compensation structure, sustainability practices, and governance structure.

Constellation Energy Corporation 2026 Proxy Statement	14

Cautionary Statements Regarding Forward-Looking Information
Cautionary Statements Regarding Forward-Looking Information

Cautionary Statements Regarding Forward-Looking Information

This proxy statement contains information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act). We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in those sections. Generally, we have identified such forward-looking statements by using the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “target,” “forecast,” “aim,” “should,” “will,” “may” and similar expressions or by using future dates in connection with any discussion of, among other things, strategies and plans, synergies, opportunities and anticipated future performance of the Company, the construction or operation of new or existing facilities, operating performance, trends, events or developments that we expect or anticipate will occur in the future, statements relating to volume changes, share of sales and earnings per share changes, anticipated cost savings, potential capital and operational cash improvements, changes in global supply and demand conditions and prices for our products, statements regarding our future strategies, products and innovations, statements regarding our greenhouse gas emissions intensity reduction goals, and statements expressing general views about future operating results. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are not historical facts, but instead represent only our beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control.

It is possible that our actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Risks and uncertainties include, but are not limited to, the risks and uncertainties described in (a) Part I, ITEM 1A. Risk Factors, and (b) Part II, ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the year ended December 31, 2025, and those described from time to time in our future reports filed with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this proxy statement. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. We do not undertake any obligation to publicly release any revision to these forward-looking statements to reflect events or circumstances after the date of this proxy statement.

Throughout this proxy statement, we refer to certain non-GAAP measures, including adjusted Operating Earnings and free cash flow. See the reconciliation to the corresponding GAAP measure set forth in Appendix A of this proxy statement.

References throughout the proxy statement to “GHG emissions” refer to Scope 1 and Scope 2 emissions.

Constellation Energy Corporation 2026 Proxy Statement	15

About Us

About Us

Shaping America’s Clean Energy Future

At Constellation, we are building the clean, reliable energy capacity of tomorrow while generating power to meet the demands of today. From the data economy to electrification and onshoring, meeting the demand for reliable and clean power is the defining challenge of our generation—and one we must win to secure America’s energy future.

Expanding Clean Energy Capacity with Calpine

Our combination with Calpine has created a generation fleet that is one of a kind: dispatchable, reliable and the cleanest among the largest power producers in the U.S. Calpine is the largest owner and operator of both natural gas fired and geothermal power plants in the U.S. and together with the nation’s largest nuclear fleet, our combined company is the largest producer of reliable and clean energy, with a coast-to-coast presence. Calpine is a perfect complement to the work we do from both a generation and commercial perspective, and by combining our strengths, we are poised to deliver more reliable, sustainable and cost-effective energy solutions to our customers.

Generating Reliable Energy Across Our Diverse Fleet

Constellation is the largest private-sector power producer, the largest producer of clean energy and the leading operator of nuclear power plants in the U.S., generating more 24/7, emissions-free electricity than any other company in the nation. With 55 gigawatts of capacity from nuclear, natural gas, geothermal, hydro, wind and solar facilities, our fleet has the generating capacity to power the equivalent of 27 million homes, providing about 10% of the nation’s clean energy and delivering the around-the-clock reliability needed to power America’s growing economy.

Shaping Strategy for Long-Term Sustainability

Looking ahead, we are committed to extending the operational life of our nuclear fleet and increasing output through strategic uprates to power economic growth, support the data economy and help the U.S. win the AI race. Constellation is uniquely positioned to lead—cleanly and reliably powering the technologies critical to U.S. economic growth and national security.

Delivering Customized Retail Energy Solutions

We are also a leading competitive retail electric supplier, serving approximately 2.5 million customer accounts, including approximately 80% of the Fortune 100 companies with a broad array of affordable, reliable and customizable energy solutions.

Driving Impact Through Core Values and Commitments

Constellation is more than a clean, reliable energy company. We lead with integrity, innovation and impact so we can serve our customers and communities. As a technology innovator, we help customers achieve sustainability, support our communities, work with leaders to advance decarbonization and grid security, and focus on building a sustainable, resilient energy future.

Sustainability

Sustainability and stewardship drive our business and our growth. Our sustainable business strategy is focused on driving a cleaner, more resilient future for American families and businesses, while delivering long-term value for our communities, employees and shareholders. As states, communities and major corporations set ambitious climate goals and are seeking greater access to clean and reliable energy, we stand ready to meet the accelerating demand. Our business model, coupled with investments in innovation and our close customer relationships, will continue to fuel our growth.

Our sustainable business strategy is focused on accelerating the nation’s energy transition to a clean energy future and delivering long-term value for our customers, communities, employees and shareholders. Our nuclear fleet is a critical driver of the energy transition, providing resilient, secure and readily dispatchable emissions-free energy. Our unique blend of reliable and clean assets enables us to meet customer demand at every hour of every day, throughout the year. We also support the local communities in which we operate so that they share in the economic benefits of clean energy.

In addition, our combination with Calpine, which is at the leading edge of developing promising carbon capture and sequestration technology, creates a pathway that could help the U.S. sustainably transition to a clean energy future by unlocking the potential to decarbonize the nation’s natural gas generation. See page 7 of this proxy statement for more information on the Calpine acquisition.

Our sustainability principles are central to our business strategy and value proposition. Our values and sustainability principles guide us in our central purpose. We are focused on driving action in these critical focus areas:

Constellation Energy Corporation 2026 Proxy Statement	16

About Us
Sustainability

Board Oversight of Sustainability

We embed sustainability throughout our business activities and strategy. The Board oversees sustainability issues, including, but not limited to, evaluating business risks related to climate change, reviewing investment and divestment opportunities, holding ongoing discussions around human capital and corporate culture, and reviewing political contributions. The Board has four standing committees with dedicated responsibilities outlined in each, which are reviewed annually. The Board has delegated to each committee specific aspects of our sustainability oversight.

•	The Corporate Governance Committee is specifically tasked with overseeing sustainability and climate change strategies, including efforts to protect and improve the environment.
•	The Audit & Risk Committee reviews SEC disclosures related to environmental and cyber security risks and maintains oversight of the finance organization and the company’s independent auditor. The committee also reviews the processes by which the company assesses and manages sustainability risks as part of the broader enterprise risk management framework.

•	The Nuclear Oversight Committee is specifically tasked with overseeing environmental and safety laws, regulations and standards applicable to ownership and operation of nuclear power facilities. This includes compliance with policies and procedures to manage and mitigate risks associated with nuclear generating facilities, and oversight of both cyber security risks and environmental, health and safety issues.
•	The Compensation Committee is actively involved in reviewing policies related to executive compensation, human capital and talent development as well as monitoring and shaping corporate culture.

We also have specific executive leaders responsible for advancing our sustainability principles. For instance, the Constellation Sustainability Council, led by the Vice President of Sustainability, is comprised of executive representatives from key functions within the company. The council meets four times per year to review sustainability policies and initiatives, ensure strategic alignment, discuss emerging trends, and make informed suggestions to senior executive leadership.

Further Information

For additional information regarding our sustainability strategy and program as well as a copy of our 2025 sustainability report, please visit our website at www.constellationenergy.com.

Board Oversight of Sustainability

Sustainability is an integral part of our business strategy and key to our success.

We review sustainability at the Board level through the Corporate Governance Committee.

We also have designated leadership and team members who work to advance our sustainability principles.

The Constellation Sustainability Council, led by the Vice President of Sustainability, is comprised of executive representatives from key organizations within Constellation and meets four times per year.

The Sustainability Council reviews the company’s sustainability policies and activities, ensures alignment with our purpose statement, reviews emerging trends and makes recommendations to management on sustainability policies.

As we continue to develop as a premier energy company of the future, we will routinely evaluate our sustainability goals, track our performance and evaluate our impacts.

Our People, Our Voice and Our Commitment

Our employees remain our greatest strength and the heart of everything we do. We recognize individual talent and empower our employees to speak up and champion bold ideas. To deliver the exceptional products and services our customers expect, we focus on building high performing, collaborative teams grounded in mutual respect, diverse perspectives, and a shared commitment to excellence. We work to ensure that every individual has equal employment opportunities, is supported through inclusive processes, and is empowered to contribute to their full potential. By working together with a shared purpose, we elevate our ability to win as a team and deliver strong, reliable performance for our communities.

Board Oversight of Our People, Our Voice and Our Commitment

The Board of Directors is focused on building and maintaining a corporate culture that values and prioritizes integrity, respect, speaking up, inclusion, non-discriminatory practices, and equal opportunity for all. The Board receives regular updates from senior management regarding the progress the company has made in achieving its overall objectives.

Constellation Energy Corporation 2026 Proxy Statement	17

Proposal 1: Election of Directors

Proposal 1:

Election of Directors

In accordance with our bylaws, since the 2023 Annual Meeting of Shareholders, we have been in the process of phasing out our classified board structure. Commencing at the 2026 Annual Meeting of Shareholders, our Board will no longer be divided into three classes.

The Corporate Governance Committee has recommended, and the Board has nominated, each of the current twelve directors for re-election by shareholders. Upon re-election, each such director will serve a one-year term through 2027 or until their successor is elected and qualified, or his or her earlier death, resignation or removal.

Each director shall be elected by a plurality of the votes cast. However, under our bylaws, for any incumbent director to become a nominee for election by the shareholders as a director, that director must tender an irrevocable offer to resign from the Board in the event that the director receives a plurality of the votes cast but fails to receive a majority of the votes cast in an uncontested election.

In an uncontested election, if an incumbent director receives a plurality of the votes cast, but does not receive a majority of the votes cast, the Corporate Governance Committee, or such other independent committee designated by the Board, must make a recommendation to the Board as to whether to accept or reject the offer of resignation of the incumbent director, or whether other action should be taken. The independent members of the Board will consider the Corporate Governance Committee’s recommendation and publicly disclose the

Board’s decision and the basis for that decision within 90 days from the date of the certification of the final election results. The director not receiving a majority of the votes cast will not participate in the Corporate Governance Committee’s recommendation or the Board’s decision regarding the offer to resign. For this purpose, the term “a majority of the votes cast” means that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” the director’s election. Further, a “contested election” is one in which the Corporate Secretary receives a notice that a shareholder has nominated or intends to nominate a person for election to the Board in compliance with our bylaws and such nomination has not been subsequently withdrawn on or prior to the tenth day before the notice of meeting is first mailed.

A brief statement about the background and qualifications of each nominee and each continuing director is provided on the following pages. No director has a familial relationship to any other director, nominee for director or executive officer.

All of the nominees are presently members of the Board, and the Board is recommending that all twelve nominees be elected. Each nominee has informed the Board that he or she is willing to serve as a director. If any nominee for whom you have voted becomes unable to serve, your proxy may be voted for another person designated by the Board. It is the intention of the proxyholders to vote proxies for the election of the nominees named in this proxy statement, unless such authority is withheld.

The Board of Directors Recommends a Vote “FOR” Each Nominee.

Constellation Energy Corporation 2026 Proxy Statement	18

Proposal 1: Election of Directors
Our Director Nominees

Our Director Nominees

A brief biography regarding the background and qualifications of each director nominee is provided on the following pages. Each nominee’s biographical information includes a description of the director’s experience, qualifications, attributes and skills that qualify him or her to serve on the Board of Directors.

Independent Director Executive Chairman at Williams Age: 63 Director Since: 2026 Committees: • Compensation and Nuclear Oversight Other current public directorships: • BOK Financial

Alan Armstrong

Mr. Armstrong is the Executive Chairman of the Board of Directors at Williams Companies, a leading provider of energy infrastructure in North America. Appointed to the role in July 2025, Armstrong transitioned from his long-standing position as President and CEO, a role he held since 2011. Under his leadership, Williams became a dominant force in the natural gas sector, now handling approximately a third of all U.S. natural gas volumes.

Mr. Armstrong led Williams through a period of strong growth and strategic expansion, driven by successful execution on major pipeline projects, disciplined financial management and capitalizing on favorable market trends in natural gas demand. Mr. Armstrong was instrumental in shaping the company’s natural gas-focused strategy, significantly expanding its transmission, storage, gathering and processing infrastructure.

Prior to being named CEO of Williams, Mr. Armstrong led the company’s North American midstream and olefins businesses through a period of growth and expansion as Senior Vice President–Midstream. He also served in a number of operational and commercial roles in various business units at Williams.

Mr. Armstrong is the former Chair of the National Petroleum Council and is a founding member of Natural Allies for a Clean Energy Future. He serves as Chair of the Board of Trustees for the University of Oklahoma Foundation and is a board member for BOK Financial Corp. In addition, he is the former Chair of Junior Achievement USA. Armstrong earned his bachelor’s degree in civil engineering from the University of Oklahoma.

Relevant experience, attributes or skills that qualify candidate for Board membership:

Mr. Armstrong brings to the Board an extensive knowledge and understanding of the energy industry and extensive regulatory, risk management and oversight expertise which is crucial to the company’s strategic planning and operational success. Mr. Armstrong’s expertise in interstate natural gas pipelines and gathering and processing operations is especially valuable to Constellation in light of the recent Calpine Corporation acquisition. Mr. Armstrong also provides valuable experience as a “C-Level” executive of a large publicly traded company and in the assessment and execution of potential acquisitions. Mr. Armstrong also possesses an understanding of data management, the type of technology utilized in our business and related cybersecurity risks.

Constellation Energy Corporation 2026 Proxy Statement	19

Proposal 1: Election of Directors
Our Director Nominees

Independent
Director

Executive Partner
at Bridge Growth
Partners

Age: 79

Director Since:

February 2022

Committees:

• Compensation (Chair)

• Corporate Governance

Other current public
directorships:

• None

Yves C. de Balmann

Mr. de Balmann has been an Executive Partner at Bridge Growth Partners, a private equity firm, since 2019. Mr. de Balmann served as the Co-Chairman of Bregal Investments LP, a private equity investing firm, from 2002 to 2012. Previously, he served as Vice-Chairman of Bankers Trust Corporation, where he was in charge of Global Investment Banking, until that firm’s merger with Deutsche Bank in 1999, at which time he became Co-Head of Deutsche Bank’s Global Investment Bank and Co-Chairman and Co-Chief Executive Officer of Deutsche Banc Alex Brown from 1999 to 2001.

Previously, Mr. de Balmann served as a director of ESI Group, a provider of virtual prototyping software and services, which was listed on the Euronext Paris. Mr. de Balmann also served as a director of Laureate Education, Inc. (listed on Nasdaq) and as the non-executive chairman of Conversant Intellectual Property Management. Mr. de Balmann served as a member of the board of Exelon Corporation from 2012 to 2022.

Relevant experience, attributes or skills that qualify director for Board membership:

Mr. de Balmann brings extensive leadership, financial, risk management, strategic investment and mergers and acquisition experience to the Board. Through this unique experience managing a global investment bank, Mr. de Balmann provides the Board with important perspectives in managing the operations and overseeing the financial condition of Constellation. Mr. de Balmann also brings to the Board a deep understanding of the power utility and power generation businesses, having served on board of Exelon Corporation, the company’s former parent corporation, for over ten years.

Constellation Energy Corporation 2026 Proxy Statement	20

Proposal 1: Election of Directors
Our Director Nominees

Non-Independent Director President and Chief Executive Officer — Constellation Age: 63 Director Since: February 2022 Committees: • None Other current public directorships: • KBR Inc.

Joseph Dominguez

Mr. Dominguez is the President and Chief Executive Officer of Constellation. As President and Chief Executive Officer, Mr. Dominguez oversees Constellation’s reliable, emissions-free energy fleet of nuclear, wind, solar, hydro-electric and natural gas facilities in 19 states, and the nation’s top competitive retail and commodities business, which provides electricity, natural gas and other energy-related products and services to over two million residential, public sector and business customers nationwide, including more than three-fourths of the Fortune 100.

Previously, Mr. Dominguez served as Chief Executive Officer of ComEd, a subsidiary of Exelon Corporation. In that role, he was responsible for the safe and reliable delivery of electricity to customers and oversight of the management of the electric grid for over four million residential and business customers in Chicago and most of northern Illinois.

Prior to joining ComEd, Mr. Dominguez served as Executive Vice President of Governmental and Regulatory affairs and Public Policy for Exelon, where he led the development and implementation of federal, state, and regional governmental, regulatory, and public policy strategies. Mr. Dominguez was also a partner in the law firm of White and Williams, LLP, with a broad-based litigation practice counseling large and small corporations, institutions and government entities. Prior to joining White and Williams LLP, Mr. Dominguez served as an Assistant U.S. Attorney in the Eastern District of Pennsylvania.

Relevant experience, attributes or skills that qualify candidate for Board membership:

As the President and Chief Executive Officer of Constellation and through his prior experience at ComEd, Exelon and as a practicing attorney, Mr. Dominguez brings to the Board an extensive knowledge and understanding of the company’s business, operations, finances, risks and strategy, as well as extensive regulatory, risk management and oversight expertise. His diverse experience and deep knowledge of the energy industry is crucial to the company’s strategic planning and operational success. As the only employee-director on the Board, Mr. Dominguez is able to provide the Board with management’s view of all facets of the company, supplying the Board with invaluable information to utilize in overseeing the business and affairs of the company.

Constellation Energy Corporation 2026 Proxy Statement	21

Proposal 1: Election of Directors
Our Director Nominees

Independent
Director

Former Group
President, Financial
Products and Corporate
Services and Chief
Financial Officer —
Caterpillar Inc.

Age: 65

Director Since:

February 2022

Committees:

• Audit & Risk (Chair)

• Compensation

Other current public
directorships:

• Sysco Corporation (since 2016)

• Lear Corporation (since 2020)

Bradley M. Halverson

Mr. Halverson is the former Group President, Financial Products and Corporate Services and Chief Financial Officer of Caterpillar, Inc., the world’s leading manufacturer of construction and mining equipment, diesel and gas engines, turbines and locomotives. Prior to serving in that leadership role from 2013 to 2018, Mr. Halverson held a series of positions with increasing responsibility during his 30-year tenure with the company, including: Vice President, Financial Services from 2010 to 2013; Corporate Controller, Global Finance & Strategic Services from 2004 to 2010; and Corporate Business Development Manager, Corporate Services from 2002 to 2004, among others since joining the company in 1988.

Prior to his work at Caterpillar, Mr. Halverson worked as Financial Reporting Manager with Rolscreen Company and, before that, he worked in a series of roles with Price Waterhouse LLP. Mr. Halverson currently serves as an independent director, Chair of the Audit Committee and a member of the Compensation and Leadership Development and Executive Committees of the board of Sysco Corporation, a food distributor; and an independent director and Chair of the Audit Committee and a member of the People & Compensation Committee of the board of Lear Corporation, a global automotive technology company. He previously served as an independent director and chair of the Audit Committee of the board of Satellogic, Inc., a company specializing in Earth-observation satellites, from 2022 to 2024.

He also served as a director for Custom Truck One Source from 2018-2021. Mr. Halverson currently serves as a member of the board of trustees of the Easterseals Central Illinois Foundation, and previously served as Chairman of the board of directors of Easterseals Central Illinois and a member of the OSF St. Francis Medical Center Community Foundation Board.

Relevant experience, attributes or skills that qualify director for Board membership:

Mr. Halverson’s deep expertise in accounting, financial reporting and corporate finance, and his leadership experience in the areas of executive leadership and management, corporate strategy development, mergers and acquisitions, risk management, information technology systems oversight and international business provides the Board with critical perspectives on important strategic, financial, and other public company issues. In addition, Mr. Halverson provides the board with important insights regarding the financial services industry and financial markets that are relevant to the Board’s oversight of critical financial matters.

Constellation Energy Corporation 2026 Proxy Statement	22

Proposal 1: Election of Directors
Our Director Nominees

Independent
Director

Former Executive
Chairman and
Chief Executive
Officer — Parsons
Corporation

Age: 67

Director Since:

February 2022

Committees:

• Audit & Risk

• Corporate
Governance (Chair)

Other current public
directorships:

• JBT Marel
Corporation (since
2021)

Charles L. Harrington

Mr. Harrington is the former Chairman, Chief Executive Officer and President of Parsons Corporation, a technology services company in the global defense, intelligence and critical infrastructure markets. Before becoming Executive Chairman in 2021 and retiring in 2022, Mr. Harrington served as Chairman, Chief Executive Officer and President of Parsons from 2008 to 2021, after serving in a series of positions with increasing responsibility, including: Executive Vice President, Chief Financial Officer and Treasurer from 2006 to 2008; President, Commercial Technology Group from 2003 to 2006; and President, Communications Technology Group, from 1999 to 2002, among others.

Mr. Harrington also serves as a member of the board of directors of JBT Marel Corporation, J.G. Boswell Company, Korn Ferry and the Cal Poly Foundation. He previously served as a member of the board of directors of The AES Corporation, a global energy company, from 2013 to 2020.

Relevant experience, attributes or skills that qualify director for Board membership:

Mr. Harrington’s extensive leadership experience in operations, finance, strategy development and execution, M&A, and business development that he developed while serving as the Chief Executive Officer and President of Parsons Corporation is important to the Board as it oversees the management of Constellation’s strategy and growth. Coupled with his financial expertise as a former Chief Financial Officer and Treasurer, along with his engineering technical expertise encompassing large infrastructure projects and nuclear projects, Mr. Harrington brings a broad range of expertise to the board. His deep executive leadership experience and his prior service on the board of a large public energy company that owns utilities and global power generation assets brings to the Board significant oversight expertise. Mr. Harrington also brings relevant experience from building a leading cyber practice at Parsons Corporation.

Constellation Energy Corporation 2026 Proxy Statement	23

Proposal 1: Election of Directors
Our Director Nominees

Independent Director Former Chief Operating Officer — CME Group Inc. Age: 58 Director Since: February 2022 Committees: • Audit & Risk • Compensation Other current public directorships: • None

Julie Holzrichter

Ms. Holzrichter is the former Chief Operating Officer of CME Group Inc., the world’s leading derivatives marketplace. She served in this role from 2014 to 2024 and was responsible for managing the company’s global operations and clearing and post-trade service division. During the course of her more than twenty-five year career with CME Group, Ms. Holzrichter held a series of roles with increasing responsibility. Prior to being appointed to Chief Operating Officer in 2014, Ms. Holzrichter served as: Senior Managing Director of Global Operations from 2012 to 2014; Managing Director, Global Operations from 2007 to 2012; and Director, Operations, from 2006 to 2007, among others. Additionally, she led the integration of global operations for a number of multi-billion-dollar mergers and acquisitions throughout her tenure.

Ms. Holzrichter is a member of the Futures Industry Association, Women in Listed Derivatives, and ChicagoFirst. She previously served on DePaul University’s Finance Advisory Board and DePaul University’s Arditti Center for Risk Management Advisory Board.

Relevant experience, attributes or skills that qualify candidate for Board membership:

Ms. Holzrichter brings substantial senior management, operational and financial experience to the Board through her long tenure of increasing responsibility with CME Group, which is a highly regulated global business. She served as the Chief Operating Officer of CME Group and led CME Group’s trading floor operations, global market solutions and services, data centers and critical infrastructure, global security, and business continuity and crisis management functions. Her operational, leadership, financial derivatives market, and technology experience provides the Board with valuable insight and expertise that is relevant to the Board’s oversight of complex financial, operational, cybersecurity, technology and investment risks that are critical to Constellation’s operations, business and growth.

Constellation Energy Corporation 2026 Proxy Statement	24

Proposal 1: Election of Directors
Our Director Nominees

Independent
Director

Former Executive
Vice President and
Chief Operating
Officer — Duke
Energy

Age: 69

Director Since:

June 2023

Committees:

• Compensation

• Nuclear Oversight

Other current public
directorships:

• None

Dhiaa M. Jamil

Prior to his retirement in June 2023, Mr. Jamil served as Executive Vice President and Chief Operating Officer of Duke Energy, one of the largest energy holding companies in the U.S., a position he held since 2015. In that role, Mr. Jamil was responsible for the company’s generating fleet, transmission grid, enterprise-wide project management and construction, environment, health and safety and other related support functions. From 2008 to 2015, Mr. Jamil served as Executive Vice President of Duke Energy’s regulated generation and as Chief Nuclear Officer, where he oversaw the largest regulated nuclear fleet in the country. During that time, he played a key role in Duke Energy’s 2012 merger with Progress Energy, integrating and transforming a fleet of 12 nuclear units. Earlier in his career, he held various leadership roles of increasing responsibility at Duke Energy’s Oconee, McGuire and Catawba nuclear stations, including Station Manager and Site Vice President.

Mr. Jamil is a former chair of the UNC Charlotte Energy Production Infrastructure Center (Epic) Advisory Board and served as a trustee for the Duke Energy Foundation, the philanthropic arm of Duke Energy. He also served on the board of directors of the Nuclear Energy Institute from 2014-2023 and Nuclear Electric Insurance Limited, which insures all nuclear power plants in the U.S., from 2013 to 2022. He has also previously served on various utilities’ nuclear safety review boards and was a member of the National Nuclear Training Accrediting Board.

Relevant experience, attributes or skills that qualify director for Board membership:

With more than 40 years of experience in the energy industry, Mr. Jamil is a trusted and dependable leader with a track record of operating generation assets safely, reliably and effectively. As an executive with 14,000 employees under his scope of responsibility while at Duke Energy, Mr. Jamil gained valuable insight into the demands and challenges associated with managing large organizations, which is important to the Board as it oversees the management of Constellation’s strategy and growth. In addition to his extensive operational leadership experience in the energy industry, Mr. Jamil also brings to the Board robust expertise in the nuclear power generation business, as well as a deep and desired appreciation for the reliability and environmental benefits of nuclear energy.

Constellation Energy Corporation 2026 Proxy Statement	25

Proposal 1: Election of Directors
Our Director Nominees

Independent
Director

Chairman and
Chief Executive
Officer — Avient
Corporation

Age: 58

Director Since:

February 2022

Committees:

• Compensation

• Corporate Governance

Other current public
directorships:

• Avient Corporation (since 2023)

Ashish Khandpur

Dr. Ashish Khandpur is Chairman and Chief Executive Officer of Avient Corporation, a leading provider of specialized and sustainable material solutions. Previously, he was Group President of the multi-billion Transportation & Electronics business group for 3M Company, a global corporation operating in the fields of transportation, electronics, industrial, worker safety, health care and consumer. During his 28-year career with 3M, Dr. Khandpur held a series of roles with increasing responsibility, including Executive Vice President, Transportation & Electronics business group, from 2019 to 2021; Executive Vice President, Electronics & Energy business group, from 2017 to 2019; Senior Vice President, Research & Development and Chief Technology Officer, from 2014 to 2017, among other roles.

Dr. Khandpur is a member of the Dean’s Advisory Board, College of Science and Engineering, for the University of Minnesota and served as a trustee for the University of St. Thomas from 2017 to 2021. Dr. Khandpur also served as a director for the 3M Foundation from 2012 to 2017, and he also served as a director for 3M India in 2014.

Relevant experience, attributes or skills that qualify candidate for Board membership:

Dr. Khandpur’s extensive technical and business background combination, deep experience in complex global operations and research and development provide an invaluable perspective to the Board. Based on his 28 years of experience at 3M, and his current role as Chairman and Chief Executive Officer of Avient Corporation, Dr. Khandpur brings to the Board his unique perspectives on leadership, innovation, and new business creation through application of technology to customer or market needs and challenges. Additionally, his technological and operational experience provides the Board with valuable insight and expertise that is relevant to the Board’s oversight of complex financial, operational, cybersecurity and technology risks that are critical to Constellation’s business, operations, and growth.

Constellation Energy Corporation 2026 Proxy Statement	26

Proposal 1: Election of Directors
Our Director Nominees

Independent
Director

Former Chairman,
President and Chief
Executive Officer—
McCormick &
Company, Inc.

Age: 79

Director Since:

February 2022

Committees:

• Corporate Governance

Other current public
directorships:

• None

Robert J. Lawless

Mr. Lawless served as Chairman of the Board of McCormick & Company, Inc., a global leader that manufactures, markets, and distributes spices, seasoning mixes, condiments and other products to the food industry from 1997 until 2009. Mr. Lawless also served as President from 1996 to 2006 and Chief Executive Officer from 1997 to 2007, after serving in a series of positions with increasing responsibility, including Chief Operating Officer; Executive Vice President; Senior Vice President-The Americas; Group Vice President-Europe; Vice President & Deputy Managing Director, International Group, among others.

Mr. Lawless previously served as a director of Constellation Energy Group from 2002 to 2012, when Constellation Energy Group merged with Exelon Corporation. He also served as a member of the board of Exelon Corporation from 2012 to 2022.

Mr. Lawless serves as a director for various non-profit organizations, including Operation Walk Canada and Teen Challenge Canada, and Habitat for Humanity in Fort Myers, FL as well as London, ON, Canada. Mr. Lawless is active in the effort to eliminate homelessness in London, Canada and previously served as a director for Baltimore Life Companies.

Relevant experience, attributes or skills that qualify director for Board membership:

Mr. Lawless brings to the Board valuable experience in managing a large public company based on his service as Chairman, President and Chief Executive Officer of McCormick & Company, Inc. Mr. Lawless has significant experience in program management, finance, manufacturing, and operations. Mr. Lawless also brings to the Board his extensive leadership experience and skills in managing and operating a complex business, as well as extensive financial, international, technology, risk management and strategic planning expertise. In addition, Mr. Lawless contributes to the Board his deep understanding of the power utility and power generation businesses, having served for more than 20 years on the boards of Exelon Corporation and Constellation Energy Group.

Constellation Energy Corporation 2026 Proxy Statement	27

Proposal 1: Election of Directors
Our Director Nominees

Independent
Director

Former Chief
Executive
Officer — Aerojet
Rocketdyne
Holdings

Age: 60

Director Since:

December 2024

Committees:

• Corporate Governance

• Nuclear Oversight

Other current public
directorships:

• Woodward, Inc.
(since 2017)

• Marathon Petroleum Corp.
(since 2024)

Eileen Paterson

Ms. Paterson is the former President and Chief Executive Officer from 2015 to 2023 of Aerojet Rocketdyne Holdings, Inc., a world-recognized aerospace and defense leader that provides propulsion systems and energetics to the space, missile defense and strategic systems, and tactical systems areas. Prior to this role she served in various senior management roles at United Technologies Corporation from 2003 to 2015, including as Division President, Pratt & Whitney AeroPower; Vice President, Operations; and Vice President, Operations & Quality, Environmental, Health & Safety and Achieving Competitive Excellence, Carrier Corp.

Ms. Paterson served seven years active duty in the U.S. Army, including as Aviator and Airfield Commander of Davison Army Airfield, Fort Belvoir, Virginia. She currently serves as an independent director and a member of the Compensation and Organization Development and Sustainability and Public Policy Committees of Marathon Petroleum Corp., and an independent director, Chair of the Nominating and Governance Committee and a member of the Human Capital & Compensation Committee of Woodward, Inc.

Relevant experience, attributes or skills that qualify director for Board membership:

Ms. Paterson is an accomplished, dynamic leader with extensive aerospace experience in profit and loss management, operations, quality and supply chain developed while serving as the Chief Executive Officer of Aerojet Rocketdyne. Her leadership and operational experience in complex businesses provides the Board with valuable insight relevant to the Board’s oversight of complex financial, operational and technology risks that are critical to Constellation’s business, operations, and growth.

Constellation Energy Corporation 2026 Proxy Statement	28

Proposal 1: Election of Directors
Our Director Nominees

Independent
Director

Former Chief of
Naval Operations —
U.S. Navy

Age: 65

Director Since:

February 2022

Committees:

• Audit & Risk

• Corporate Governance

• Nuclear Oversight
(Chair)

Other current public
directorships:

• The Boeing Company
(since 2019)

• BWX Technologies, Inc.
(since 2020)

Admiral John M. Richardson

Admiral John Richardson (Ret.) served 37 years in the U.S. Navy, completing his service as the Chief of Naval Operations (CNO), the top officer in the Navy.

While in the Navy, Admiral Richardson served in the submarine force. He commanded the attack submarine USS HONOLULU in Pearl Harbor, Hawaii, for which he was awarded the Vice Admiral James Bond Stockdale Inspirational Leadership Award. He went on to command at every level of the Navy.

Admiral Richardson served as the Director of Naval Reactors from 2012 until 2015, with responsibility for the full life-cycle, including regulatory responsibilities of more than 90 reactors operating around the world on nuclear-powered warships. After serving in this role, Admiral Richardson served as the 31st Chief of Naval Operations, the senior officer in the Navy, from 2015 until 2019. Admiral Richardson retired from the Navy in August 2019.

Admiral Richardson currently serves as an independent director, Chair of the Special Programs Committee and a member of the Aerospace Safety and Finance Committees of the board of The Boeing Company, an aerospace company; and as an independent director and member of the Audit and Finance and Compensation Committees of BWX Technologies, Inc., a supplier of nuclear components and fuel. Admiral Richardson served as a member of the board of Exelon Corporation from 2019 to 2022. He also serves on the boards of the Center for New American Security and the Navy League of the United States. He is a senior advisor to the Johns Hopkins University Applied Physics Laboratory and a member of the National Academy of Engineering.

Relevant experience, attributes or skills that qualify director for Board membership:

Admiral Richardson brings deep expertise to the Board in the areas of safety, regulation, and oversight of complex, high-risk systems, as well as extensive crisis management and national security experience. Admiral Richardson’s experience leading the U.S. Navy as well as his expertise in nuclear oversight and operational excellence brings invaluable knowledge to the Board and richly informs his leadership of the Nuclear Oversight Committee. Admiral Richardson also brings desired knowledge of the nuclear energy and cybersecurity threats, as well as valued experience with the demands and challenges associated with managing large organizations from his service as Chief of Naval Operations and other senior leadership positions in the U.S. Navy.

Constellation Energy Corporation 2026 Proxy Statement	29

Proposal 1: Election of Directors
Our Director Nominees

Independent
Director

Former President,
Global Flavors &
Extracts —
McCormick &
Company, Inc.

Age: 54

Director Since:

November 2022

Committees:

• Audit & Risk

• Nuclear Oversight

Other current public
directorships:

• Energizer Holdings, Inc.
(since 2018)

Nneka Rimmer

Prior to her retirement in 2021, Ms. Rimmer served as President, Global Flavors & Extracts, for McCormick & Company, Inc., a global leader that manufactures, markets and distributes spices, seasoning mixes, condiments and other products to the food industry. Ms. Rimmer held a series of roles with increasing responsibility at McCormick & Company, including: Senior Vice President, Business Transformation, from 2019-2020, Senior Vice President, Strategy and Global Enablement, from 2017-2019; and Senior Vice President, Corporate Strategy & Development, from 2015-2017.

Prior to joining McCormick, Ms. Rimmer spent 15 years with Boston Consulting Group (BCG) focused on advising Fortune 100 C-Suite executives and board directors on global growth, M&A strategy, talent development and change management. She rose to become BCG’s first Black female partner, with leadership positions across the consumer goods and retail, public sector and strategy practices.

Ms. Rimmer currently serves as an independent director and member of the Nominating and Governance and Human Capital committees of the board of Energizer Holdings, Inc., a manufacturer of batteries and other products. She is also on the board of Wellness Pet LLC, a private equity-owned consumer products company. Additionally, Ms. Rimmer serves as a trustee of the University of Maryland Baltimore Foundation, Inc.

Relevant experience, attributes or skills that qualify director for Board membership:

Ms. Rimmer’s extensive financial, leadership and risk management skills that she developed by serving in various senior leadership roles at McCormick & Company, combined with her broad experience serving on boards and key committees of other companies, provides the Board with relevant insights and expertise when overseeing Constellation’s strategy, risk management and growth. Ms. Rimmer’s deep experience with identifying and driving growth opportunities through mergers, acquisitions and other strategic investments provides the Board with valuable perspectives when considering potential opportunities for growth.

Constellation Energy Corporation 2026 Proxy Statement	30

Corporate Governance
Director Qualification and Nomination Criteria

Corporate Governance

Constellation and the Board are committed to maintaining the highest standards of corporate governance, which we believe are essential for sustained success and creating long-term shareholder value. We believe our strong corporate governance practices will help us achieve our performance goals and maintain the trust and confidence of our shareholders, employees, customers, regulators, and other stakeholders.

Director Qualification and Nomination Criteria

Effective oversight of Constellation’s strategic direction requires our Board of Directors to be composed of individuals with diverse backgrounds and perspectives who possess experience, attributes, skills and core competencies important to the company. The Corporate Governance Committee identifies and recommends director nominees for election to the Board and periodically retains a search firm to assist with the identification of potential candidates. The Corporate Governance Committee may also consider nominees suggested by other sources, including incumbent Board members and shareholders.

The Corporate Governance Committee and the Board determine the appropriate mix of skills and characteristics required to meet the needs of the Board as a whole and evaluate the qualifications of each director candidate in accordance with the criteria described in the director qualification standards section of our Corporate Governance Principles. The Board believes that directors should be selected so that the Board has diverse experience at various policy-making and executive levels in business, government, and in sectors that are relevant to the company’s business operations.

In evaluating the qualifications of director nominees, the Corporate Governance Committee considers factors including, but not limited to, the following:
Integrity Embodiment of the highest personal and professional ethics, integrity, and values	Judgment Possession of an inquiring and independent mind, practical wisdom, and mature judgment
Industry Background Broad training and experience at the policy-making level in business, government, education, technology, or other sectors relevant to the company’s business and operations	Skills/Expertise Expertise that is useful to the enterprise and complementary to the background and experience of other directors
Diligence Willingness to remain current with industry and other developments relevant to Constellation’s strategic direction

Time Commitment

Willingness to devote the time required to execute the duties and responsibilities of Board membership and a commitment to serve over a period of years to develop knowledge about Constellation’s operations

Loyalty Commitment to representing the long-term interests of shareholders, customers, employees, and communities served by Constellation	Independence Involvement only in activities or interests that do not conflict with responsibilities to Constellation and its shareholders

The director selection criteria described above are evaluated by the Corporate Governance Committee each time a new candidate is considered for Board membership. The Corporate Governance Committee and the Board may consider other factors they deem to be relevant to the success of a publicly traded company operating in the energy sector. As part of the annual nomination process, the Corporate Governance Committee reviews the qualifications of each director nominee, including currently serving Board members, and reports its findings to the Board. On February 9, 2026, the Corporate Governance Committee determined that each Board nominee satisfied the criteria described above and advised the Board that each of the director nominees listed under “Proposal 1: Election of Directors” is qualified to serve on the Board.

Constellation Energy Corporation 2026 Proxy Statement	31

Corporate Governance
Board Skills

Board Skills

The Corporate Governance Committee regularly reviews a skills matrix to ensure that the Board continues to be comprised of members with the appropriate set of skills, qualifications, and experiences. The skills matrix includes the following skills and attributes:

Skills

Constellation Energy Corporation 2026 Proxy Statement	32

Corporate Governance
Board Skills Matrix

Board Skills Matrix

The following matrix identifies the five most prominent skills and attributes that each director brings to Constellation’s Board and committees. While each independent director possesses numerous skills and attributes, we believe identifying the five most prominent skills and attributes provides a much more meaningful presentation of the key contributions and value of each director. Based on his role as President and Chief Executive Officer, we believe Mr. Dominguez possesses all the skills listed below.

Constellation Energy Corporation 2026 Proxy Statement	33

Corporate Governance
Board Composition

Board Composition

The matrix below summarizes the self-identified demographic composition of our Board. The Board remains confident in its current membership, but will continue to evaluate whether to search for additional candidates who will contribute desirable and valuable skills to the Board and its deliberations. The Board will consider and apply its qualifications, standards and skills matrix while conducting candidate searches to ensure it continues to be comprised of members with various backgrounds and perspectives who possess the appropriate set of skills, qualifications, attributes and experiences important to the company.

Board Demographics Matrix as of March 19, 2026

	Number of Directors
	Female	Male
Demographic Background
African American or Black	1	—
Alaskan Native or Native American	—	—
Asian (other than South Asian)	—	—
South Asian	—	1
Hispanic or Latinx	—	1
Middle Eastern or North African	1	1
Native Hawaiian or Other Pacific Islander	—	—
White	2	6
Two or More Races/Ethnicities	1	—
Directors who are military veterans:	1	1

Constellation Energy Corporation 2026 Proxy Statement	34

Corporate Governance
Board Leadership Structure

Board Leadership Structure

Constellation’s bylaws permit the members of the Board to determine the leadership structure of the Board, including whether the roles of Board Chair and Chief Executive Officer should be performed by the same individual or whether the roles should be performed by separate individuals. As a matter of policy, the Board believes that separation of these functions is not required, and whether to combine the roles or not is a matter for the Board’s sole discretion, taking into consideration the current and anticipated circumstances of the company, the skills and experiences of the individual or individuals in question, and the leadership composition of the Board. The Board believes that it is important to retain the flexibility to make this determination at any given point in time based on what it believes will provide the best leadership structure, considering the needs of the company at that time. Currently, the roles of the Chief Executive Officer and Board Chair are separated.

The Board is committed to continued independent oversight at all times, and our Corporate Governance Principles provide that the independent members of the Board shall select and elect a Lead Independent Director in the event the Board Chair and Chief Executive Officer roles are held by the same individual, or the person holding the role of Board Chair is not independent under the company’s independence standards for directors. At any time during which the position of Lead Independent Director may be required, but is vacant due to timing considerations, the Chair of the Corporate Governance Committee will serve as the Lead Independent Director.

The duties of the Lead Independent Director include:

•	Assisting the Board Chair in his or her duties as requested.
•	Assuming the duties of the Board Chair when the Board Chair is not available to perform his or her duties.
•	Calling special Board meetings as appropriate.
•	Leading, in conjunction with the Corporate Governance and Compensation committees, the annual process for evaluating the performance and compensation of the CEO and communicating to the CEO the results of the evaluation.
•	If the Board Chair is employed by the company, lead, in conjunction with the Corporate Governance and Compensation committees, the annual process for evaluating the performance and compensation of the Board Chair and communicate to the Board Chair the results of the evaluation.
•	Leading, in conjunction with the Corporate Governance Committee, the process for annual review and evaluation of Board and committee performance.
•	Presiding at executive sessions of the independent directors.
•	Reviewing Board meeting schedules, agendas, and materials and provide input to committee chairs on committee schedules, agendas, and materials.
•	Serving as principal liaison between the independent directors and management and between independent directors and the Board Chair, when needed.

Board Responsibilities

Constellation’s operations are managed by executive officers under the direction of the Board of Directors. The Board considers the interests of all its constituencies, including: shareholders, customers, employees, and the communities we serve. The Board is committed to ensuring that Constellation conducts business in accordance with the highest standards of ethics, integrity, and transparency.

The Board’s responsibilities include, but are not limited to, the oversight of:

•	the management of the company’s business and the assessment of the company’s business risks;
•	the processes for maintaining our integrity regarding our financial statements and other public disclosures, and compliance with laws and ethical principles; and
•	talent management and succession planning for the CEO and other executives.

The Board also reviews and approves major financial objectives and strategic and operating plans.

The Board discharges its responsibilities through regularly scheduled meetings as well as through telephonic meetings, actions by written consent and other communications with management, as appropriate. The non-employee directors hold regularly scheduled executive sessions without management. The directors spend considerable time preparing for Board and committee meetings. Directors are expected to attend all meetings of the Board and the committees upon which they serve, and all Annual Meetings of Shareholders. During the fiscal year ended December 31, 2025, the Board held seven meetings and each of the directors attended more than 75% of the meetings of the Board and the committees on which he or she served.

Constellation Energy Corporation 2026 Proxy Statement	35

Corporate Governance
Board Committees

Board Committees

Constellation has four standing Board committees: Audit & Risk, Compensation, Corporate Governance, and Nuclear Oversight. Each committee is comprised exclusively of independent directors.

Each committee is governed by a charter stating its responsibilities. The charters are available on the company’s website at www.Constellationenergy.com on the Board & Committees page and in print to any shareholder who requests a copy from Constellation’s Corporate Secretary. The committee charters are regularly reviewed and updated to incorporate best practices and prevailing governance trends.

Each committee charter gives the committee authority and discretion to retain and terminate the services of one or more outside advisors and consultants to assist it in performing its duties. Each committee has the sole authority to approve such advisors’ and consultants’ fees and other retention terms, and the company funds the cost of committee advisors and consultants.

The charters of the Audit & Risk, Compensation, Corporate Governance and Nuclear Oversight committees require that each committee perform an annual self-evaluation, review its charter each year and meet at least four times each year.

Committee Membership as of March 19, 2026

Director	Audit & Risk	Compensation	Corporate Governance	Nuclear Oversight
Armstrong		✔		✔
de Balmann			✔
Dominguez(1)	—	—	—	—
Halverson		✔
Harrington	✔
Holzrichter	✔	✔
Jamil		✔		✔
Khandpur		✔	✔
Lawless			✔
Paterson			✔	✔
Richardson	✔		✔
Rimmer	✔			✔

 = Chair of Committee

(1)	Mr. Dominguez, our President and CEO, is not a member of these committees, however, he attends all committee meetings and provides input and insight, as appropriate.

Constellation Energy Corporation 2026 Proxy Statement	36

Corporate Governance
Board Committees

Committee Membership Appointments

The Board regularly reviews committee composition to ensure that the skills represented on each committee are appropriate in light of the company’s stage of development and emerging governance trends. Based on a review of his background and expertise, Mr. Armstrong was appointed to the Compensation and Nuclear Oversight committees effective February 10, 2026.

Audit & Risk Committee

The Audit & Risk Committee’s duties and responsibilities include:

•	reviewing and discussing with management and the company’s independent registered public accounting firm, matters related to the annual audited financial statements, quarterly financial statements, earnings press releases and the accounting principles and policies applied;
•	considering and reviewing with management and the independent registered public accounting firm, matters related to the company’s internal controls over financial reporting;
•	reviewing the responsibilities, staffing and performance of the company’s internal audit function;
•	reviewing issues that arise with respect to the company’s compliance with legal or regulatory requirements and corporate policies dealing with business conduct;
•	appointing, compensating, retaining, and overseeing the company’s independent registered public accounting firm, while possessing the sole authority to approve all audit engagement fees and terms as well as all non-audit engagements with such firm; and
•	reviewing the policies and processes established by management to identify, assess, monitor, manage and control the company’s material strategic, financial, operational, regulatory, reputational and other risks and risk exposures.

During the fiscal year ended December 31, 2025, the Audit & Risk Committee held five meetings.

The charter also requires the Audit & Risk Committee membership to be comprised of three or more directors that satisfy the independence requirements for membership on the Audit & Risk Committee.

Our Board has determined that each of the Audit & Risk Committee’s members satisfy the applicable independence and other requirements of Nasdaq and the SEC for audit committees and that Ms. Rimmer, Mr. Halverson and

Mr. Harrington each qualify as an “audit committee financial expert” as defined under applicable SEC rules.

Compensation Committee

The Compensation Committee’s duties and responsibilities include:

•	assisting the Board in the establishment of performance criteria, evaluation, and compensation setting for the Chief Executive Officer;
•	electing and approving the compensation of “executive officers” as defined under Rule 3b-7 of the Securities Exchange Act of 1934;
•	overseeing leadership development and succession planning policies and criteria for executive officer level positions;
•	overseeing the plans and programs under which short and long-term incentives are awarded to executive officers and approving performance goals and awards under these plans;
•	reviewing and approving employment agreements, severance, and change in control or similar plans or agreements, and payments to be made thereunder to any executive officer;
•	reviewing and discussing with management, human capital management matters;
•	reviewing and discussing with management, the Compensation Discussion and Analysis (“CD&A”) for inclusion in the company’s proxy statement and determining whether to recommend to the Board the inclusion of the CD&A in the proxy statement; and
•	causing the Compensation Committee Report to be prepared for inclusion in the annual proxy statement.

During the fiscal year ended December 31, 2025, the Compensation Committee held five meetings. The charter also requires the Compensation Committee to be composed of three or more independent non-employee directors.

The Compensation Committee has retained Meridian Compensation Partners, LLC (Meridian) as its consultant to assist it in evaluating executive compensation. Meridian reports directly to the Compensation Committee. The Compensation Committee retains sole authority to hire the consultant, approve its compensation, determine the nature and scope of its services, evaluate its performance, and terminate its engagement. A representative of Meridian attended all meetings of the Compensation Committee in 2025.

Constellation Energy Corporation 2026 Proxy Statement	37

Corporate Governance
Board Committees

Meridian provides various executive compensation consulting services to the Compensation Committee, which generally include advising the Compensation Committee on the principal aspects of our executive compensation program, changing industry practices, and providing market information and analysis regarding the competitiveness of our program design.

During 2025, Meridian performed several services, including the following:

•	provided presentations on executive compensation trends, best practices and recent developments;
•	prepared competitive assessments by position for each element of compensation and for compensation in the aggregate;
•	reviewed drafts and commented on the CD&A and related compensation tables for the proxy statement;
•	reviewed the peer group used for compensation purposes and recommended changes, if appropriate; and
•	attended executive sessions of the Compensation Committee.

Meridian did not provide services to management during 2025. The Compensation Committee has assessed the independence of Meridian pursuant to Nasdaq listing standards and SEC rules and concluded that no conflict of interest exists that would prevent Meridian from serving as an independent consultant to the Compensation Committee.

Compensation Committee Interlocks and Insider Participation

During 2025, none of the company’s executive officers served on the board of directors of any entities whose executive officers serve on the Compensation Committee or our Board. No current member of the Compensation Committee was an executive officer or employee of the company during 2025 or at any time, and no member had any relationship with the company that would require disclosure under the SEC rules.

Corporate Governance Committee

The Corporate Governance Committee’s duties and responsibilities include:

•	reviewing the company’s strategies and efforts to protect and improve the quality of the environment, including, but not limited to the company’s climate change and sustainability policies and programs;
•	identifying and evaluating nominees for director and selecting, or recommending that the Board select, the director nominees for the next Annual Meeting;
•	annually evaluating and recommending to the Board, the appropriate size and composition of the Board;
•	periodically reviewing and making recommendations to the Board on the compensation of non-employee directors;
•	taking a leadership role in shaping the corporate governance practices of the company;
•	periodically reviewing and making recommendations to the Board regarding revisions to the company’s Corporate Governance Principles;
•	reviewing and approving any transaction between the company and any related person in accordance with the company’s Related Person Transactions Policy; and
•	reviewing succession planning and making recommendations to the Board for the positions of Board Chair, Chief Executive Officer, and President.

The charter also requires the Corporate Governance Committee to be composed of three or more independent non-employee directors. During the fiscal year ended December 31, 2025, the Corporate Governance Committee held five meetings.

Nuclear Oversight Committee

The Nuclear Oversight Committee’s duties and responsibilities include oversight of management’s administration of:

•	the safety and reliability of the company’s nuclear facilities, with a principal focus on nuclear safety;
•	compliance with laws, regulations, and standards related to nuclear generation safety and operations;
•	compliance with environmental and safety laws, regulations, and standards applicable to ownership and operation of nuclear power facilities;
•	the establishment of, and compliance with, policies and procedures to manage and mitigate risks including cybersecurity risks, associated with the security and integrity of the company’s nuclear operations and assets; and

•	the operation of the company’s nuclear facilities and the overall organizational effectiveness of nuclear operations.

During the fiscal year ended December 31, 2025, the Nuclear Oversight Committee held four meetings. Three of the meetings of the Nuclear Oversight Committee were held at three separate nuclear facility sites and one meeting was held at the company’s three nuclear plants located in Upstate New York over the course of two days.

Constellation Energy Corporation 2026 Proxy Statement	38

Corporate Governance
Director Independence

Director Independence

The Board has incorporated the Nasdaq and SEC independence standards into the company’s independence standards contained in our Corporate Governance Principles. The Board has affirmatively determined that none of the non-employee directors who served on the Board in 2025, nor any of the nominees for election, has a material relationship with the company. The Board also has affirmatively determined that each non-employee director is independent according to the independence standards in the Corporate Governance Principles.

The Board has determined that all members of the Audit & Risk Committee are independent within the definitions of independence of both Nasdaq listing standards and the SEC standards for audit committee members. The Board has affirmatively determined that each member of the Audit & Risk Committee: (i) did not accept directly or indirectly any consulting, advisory, or other compensatory fee from the company or any of its subsidiaries; (ii) was not an affiliated person of the company or any of its subsidiaries; and therefore (iii) satisfied the Nasdaq independence standards for audit committee members.

The Board has determined that all members of the Compensation Committee are independent within the definitions of independence of both Nasdaq listing standards and the SEC standards for compensation committee members. The Board has affirmatively determined that each member of the Compensation Committee: (i) has no material relationship to the company which would impair such director’s ability to be independent from management in connection with the duties of a compensation committee member; (ii) was not an affiliated person of the company or any of its subsidiaries; and therefore (iii) satisfied the Nasdaq independence standards for compensation committee members.

Corporate Governance Principles

Our standards of corporate governance are outlined in our Corporate Governance Principles, which in conjunction with our articles of incorporation, bylaws, Board committee charters and related policies and practices, form the framework for the effective governance of the company. The Corporate Governance Principles address matters including the Board’s roles and responsibilities, structure, director selection, self-evaluations and additional matters such as succession planning and executive stock ownership requirements. The

Corporate Governance Principles are reviewed periodically to incorporate evolving governance trends and to remain aligned with the needs of the company and its stakeholders.

We make certain corporate governance documents available on our website, www.constellationenergy.com, including the Corporate Governance Principles, bylaws, the charters for each of the Board committees, and the Code of Business Conduct. These materials are also available in print to any person, without charge, upon written request to:

Corporate Secretary
Constellation Energy Corporation
1310 Point Street
Baltimore, MD 21231-3380

Communicating with the Board

Shareholders and other interested persons can communicate with any director or the independent directors as a group by writing to them at Constellation Energy Corporation, Attn: Office of the Corporate Secretary, 1310 Point Street Baltimore, Maryland 21231-3380. The Corporate Secretary will review communications initially and transmit a summary of substantial or material issues to directors, excluding transmittal of any communications that are commercial advertisements, other forms of solicitation, or general shareholder or customer service matters.

Related Person Transactions

Constellation has adopted a written policy on the review, approval, or ratification of transactions with related persons, which is overseen by the Corporate Governance Committee and is available on our website. The policy provides that the Corporate Governance Committee will review any proposed, existing, or completed transactions in which the amount involved exceeds $120,000 and in which any related person had, has, or will have a direct or indirect material interest. In general, related persons are directors and executive officers and their immediate family members, as well as shareholders beneficially owning 5% or more of Constellation’s outstanding stock as defined in SEC rules. Related person transactions that are in, or not inconsistent with, the best interests of Constellation are approved by the Corporate Governance Committee and reported to the Board. Related person transactions are disclosed in accordance with applicable SEC and other regulatory requirements. There were no related person transactions identified in 2025.

Constellation Energy Corporation 2026 Proxy Statement	39

Corporate Governance
Board Role in Risk Oversight

Board Role in Risk Oversight

The Board has broad responsibility to provide oversight of significant risks primarily through direct engagement with management and through delegation of ongoing risk oversight responsibilities to committees of the Board. Any risk oversight area not allocated to a committee remains with the Board. Each Board committee reports regularly to the Board on discussions of enterprise risks for which it is responsible. Reports provided by senior leadership, as well as third-party experts, support oversight of the key risks delegated to each committee and the full Board. The Chief Risk Officer reports to the Board at least twice a year (and to the Audit & Risk Committee at least four times a year) on the magnitude, probability and impact of certain risks and ways that the company is mitigating those risks.

Board of Directors

Oversight of enterprise risk and risk management strategies, policies, procedures, and mitigation efforts including, but not limited to, those related to:	• Cybersecurity • Nuclear facility operations, strategy, and safety • Capital allocation related to environmental risks • Other risks identified on our enterprise risk management heat map

Board Receives Direct Reports

The following officers provide reports to the Board on a regular basis regarding legal, financial, cybersecurity, safety and other risks.

• Chief Financial Officer • Chief Generation Officer	• Chief Legal and Policy Officer • Chief Administrative Officer	• Chief Risk Officer • Other Senior Executives

COMMITTEES

Committees also directly review, evaluate and/or oversee the following matters and provide reports to the full Board.

Audit & Risk	Compensation	Corporate Governance	Nuclear Oversight

• Internal audit risk assessment and risks associated with financial reporting

• Tax strategy and assessment of tax risks

• Conflicts of interest, ethics, and compliance issues

• Compliance with policies governing interactions with public officials

• Cybersecurity risks

• Risks related to compensation policies and practices • Leadership development and succession planning (other than for CEO) • Matters related to human capital and talent development

• Succession planning for CEO

• Risks related to governance and shareholder activism

• Sustainability strategies and efforts to protect and improve the environment

• Political contributions

• Succession planning for Board of Directors

• Board, committee, and director performance evaluation process

• Risks related to the security and integrity of nuclear operations and assets, and cybersecurity risks

• Risks related to nuclear operations, including natural hazards, equipment reliability and weather events

• Environmental, health and safety issues related to nuclear facilities and operations

Committees Receive Direct Reports
The committees receive regular reports from the following:

Audit & Risk	Compensation	Corporate Governance	Nuclear Oversight

• CFO and Controller

• Audit Services

• Independent Auditor

• Chief Legal and Policy Officer

• Chief Ethics and Compliance Officer

• Tax

• Chief Risk Officer

• Chief Information Officer

• Chief Information Security Officer

• Chief HR Officer • CFO • Executive Compensation • Office of Corporate Governance • Independent Compensation Consultant

• Office of Corporate Governance

• Chief Sustainability Officer

• Environmental Strategy

• Chief Legal and Policy Officer

• Chief HR Officer

• Independent Compensation Consultant

• Independent Leadership and Development Consultant

• Chief Nuclear Officer • Site Vice Presidents and Plant Managers • Nuclear Fuels Team • Nuclear HR Vice President • Institute of Nuclear Power Operations • Nuclear Safety Review Board

Constellation Energy Corporation 2026 Proxy Statement	40

Corporate Governance
Enterprise Risk Management

Enterprise Risk Management

Our Board maintains oversight of the company’s enterprise risk program, including with respect to commodity markets, market design, enterprise security (physical and cyber), operating risks and financial performance. Managing business risks of all types, from strategic, operational, financial, and regulatory risks to global risks like climate change, is central to Constellation’s business. Our Chief Risk Officer leads the enterprise risk management (“ERM”) team which is responsible for coordinating Constellation’s risk management program. The program incorporates the Three Lines of Defense Model of governance developed by the Institute of Internal Auditors, and is designed to anticipate strategic and emerging risks, integrate risk into business planning, minimize unexpected performance variances, and support growth initiatives within Constellation’s risk appetite.

The ERM team works collaboratively with business teams to help them identify and assess risks, and to better understand how to manage risks and establish tolerances that allow for growth while staying within our risk appetite. It also provides an enterprise-wide view of risks and risk management practices. Regular risk assessments deepen our understanding of risks, enable effective action to mitigate risks and strengthen our risk culture. We align our key risk indicators with our risk appetite and industry-leading practices. Successful risk management requires participation from internal teams across our businesses and the ERM team, which is tasked with identifying and evaluating the most significant risks of the business and the actions needed to manage and mitigate those risks. We assess and mitigate our environmental risk as part of both the risk program and the ISO 14001:2015 Environmental Management System. The Company also assesses, identifies, and manages risks associated with the deployment and use of artificial intelligence (AI) technologies across its operations. Oversight of AI related risks is integrated into the Company’s enterprise risk management and cybersecurity risk management frameworks.

Board Oversight of Risk Assessments

Annual Risk Assessment

- On an annual basis, each enterprise risk is evaluated and its inherent and residual risk (both probability and impact) are assessed for updated placement on enterprise heat map
- Recommendations for designations of Board-Level risks and any committee delegations are reviewed and approved each February

PROBABILITY
Almost Certain (>95%)
Very Likely (60-95%)
Likely (30-60%)
Unlikely (5-30%)
Very Unlikely (<5%)
Low
Moderate
High
Very High/Severe
IMPACT

Enterprise Risk Review

- Each Board-Level enterprise risk will be reviewed either by the full board or the delegated committee at least once per year.
- Provides an opportunity to dive deep into risk drivers, the effectiveness of identified responses and the key risk indicator metrics used to track risk evolution

EACH ENTERPRISE RISK

Drivers — The factors that have a major influence on the sources of the risk. Each enterprise risk will have one or more drivers.

EACH DRIVER

Inherent Quantification	Responses	Residual Quantification
Measurement of exposure to the risk event, both probability and impact, without consideration of any actions or responses.	The actions or mitigations identified that serve to reduce either the probability of occurrence or magnitude of impact, or both.	Measurement of exposure to the risk event, both probability and impact, after consideration of all actions or responses in place or that could be taken.

Business Unit Risk Assessments

- Routine Risk Assessments throughout the year across various forums and committees
- KRIs and Board limits tracked and reported quarterly

Key Risk Indicators and Board Limits

Is KRI outside of tolerance? → Which Committee owns the risk? →

Board Enterprise Risk Oversight

Full Board

- Approves Annual Board-Level Risks and any Committee delegations
- Oversees Board-Level risks not delegated to committees

Audit & Risk

- Oversees Enterprise Risk Management framework
- Reviews Quarterly Key Risk Indicators
- Oversees Board-Level risks delegated to Audit and Risk Committee

Nuclear Oversight

- Oversees Board-Level risks delegated to Nuclear Oversight Committee

The diagram above summarizes the process by which risks are assessed and discussed with the Board and/or the relevant Board committees. As described in the diagram, business units conduct risk assessments routinely throughout the year and key risk factors outside of tolerance are reported quarterly to the Board or committee owning the risk. Individual enterprise risks are presented to the Board or delegated committee as needed, but no less than once a year. Annually, each enterprise risk is evaluated, and its inherent / residual risk (both probability and severity) are assessed for updated placement on the enterprise risk heat map. Each enterprise risk will identify one or more drivers and for each driver, the list of identified responses and key risk indicators, which help to monitor the evolution of the risk through time.

Constellation Energy Corporation 2026 Proxy Statement	41

Corporate Governance
Board and Committee Self-Evaluations

Cybersecurity Risk

We have implemented processes for assessing, identifying and managing material risks from cybersecurity threats to the company, including governance at the Board level and executive management accountability for the execution of our cyber risk management strategy and the controls designed to protect our operations. In order to effectively oversee cybersecurity risk management practices, our Board has delegated direct oversight of cybersecurity risks to its Nuclear Oversight and Audit & Risk committees. The Nuclear Oversight Committee is tasked with overseeing compliance with policies and procedures to manage and mitigate cybersecurity risks associated with our nuclear assets. The Audit & Risk Committee oversees policies and processes established by management to identify, assess, monitor, manage and control the company’s material strategic, financial, operational, regulatory, business unit, reputational and other risks, including technology and cyber risks.

Our SVP, Chief Information Officer and VP, Chief Information Security Officer, in conjunction with the Legal department, provide regular reports to the Board and committees regarding our operational and information technology programs and systems and risks, along with key risk indicators to track performance of the cybersecurity program. For example, the Chief Information Officer and the Chief Information Security Officer provide quarterly reports to the Board regarding the effectiveness of particular aspects of the cybersecurity program.

Emergent cybersecurity incidents or events are reported to the full Board between scheduled meetings on an ad hoc basis following the exercise of our incident response and crisis management protocols which were revised and enhanced in 2023, in part, to enable the company to comply with recently adopted SEC cybersecurity disclosure requirements. As a critical infrastructure owner/ operator, the cybersecurity of our critical assets is regularly inspected by regulatory agencies, including the U.S. Nuclear Regulatory Commission and the North American Electric Reliability Corporation. Also, the risk and maturity of our enterprise cyber security program, including our alignment with the National Institute of Standards and Technology (NIST) Cyber Security Framework, is periodically assessed by independent third parties. Our external auditor, as part of the company’s annual SOX controls audit, also reviews the effectiveness of the enterprise cybersecurity program.

We provide company-wide training under our cybersecurity program. As part of the training, all employees and contractors with electronic access to the company’s network are required to complete security awareness training within 30 days of hire and on annual basis thereafter. The training familiarizes personnel with cybersecurity risks, how to identify and report threats (including phishing attacks), and reinforces behavioral expectations as outlined by company policy. Additional training is required for individuals with elevated access or performing specialized roles.

Director Retirement Policy

Each non-employee director must tender their resignation from the Board at or before the next Annual Meeting of Shareholders following the director’s 80th birthday. The Board has full discretion to decline a tendered resignation if it determines, based on the recommendation of the Corporate Governance Committee, that it is in the best interests of the company and its shareholders to extend the director’s continued service for an additional period of time. The Board has not established term limits for director service, but relies instead on the mandatory retirement age and annual Board self-evaluations to assure a regular process of Board refreshment. The Board believes term limits could deprive the Board of the valuable contributions of experienced directors who have extensive knowledge of the company and its operations.

Board and Committee Self-Evaluations

Our Board seeks to operate with the highest degree of effectiveness, supports a dynamic boardroom culture of independent thought, and has initiated a strong self-evaluation process for the Board and its committees.

Annual Board Self-Evaluations

The Board conducts an annual self-assessment of its performance and effectiveness. The process is coordinated by the Board Chair and the chair of the Corporate Governance Committee and incorporates recommendations from other Board members. The Corporate Governance Committee oversees and approves the format and framework to be used for Board and committee self-evaluations. In 2025, the Board and its committees continued to use an electronic platform (provided by Nasdaq) for a second year to increase the efficiency of collecting and assessing director input. The platform is more user-friendly than the previous mode and produces detailed aggregated reports that outlines consensus opinions and conclusions. For the 2025 cycle, the Corporate Governance Committee and Board voted to have an independent third-party facilitator conduct interviews with each Board member. The interviews solicit additional feedback beyond that received through questionnaires that are distributed electronically. The Board believes that the periodic use of an independent third-party facilitator to conduct interviews ensures invigoration of the process and promotes openness and transparency. The annual self-evaluations follow the process outlined below.

Constellation Energy Corporation 2026 Proxy Statement	42

Corporate Governance
Annual Committee Self-Evaluations

1	Evaluation Questionnaires	Board members complete written questionnaires focusing on the performance of the full Board, including, but not limited to:

•   Overall Board performance and areas of focus including strategic and business issues, challenges, and opportunities

•   Board meeting logistics

•   CEO, senior management, and director succession planning

• Board committee structure and composition • Board culture and composition • Management engagement with the Board and Committees • Quality of materials provided to the directors
2	Individual Interviews	For 2025, an independent third-party facilitator conducted one-on-one interviews with each Board member to discuss the topics referenced in the questionnaires, among other matters that might arise. Through interviews, the Board seeks practical feedback regarding actions the Board should adopt, modify or cease.
3	Discussion of Results	A summary of the Board questionnaire results is provided to the Corporate Governance Committee and Board for review and discussion. Also, following completion of the interviews, the Board Chair and the chair of the Corporate Governance Committee work together to prepare and provide to the Board, a summary of survey and interview feedback.
4	Implement Change Based on Feedback	The Board develops plans to take actions based on the results, as appropriate.

2025 Outcome:	The Board’s current structure, composition, and effectiveness were deemed to be very strong and Board interactions are consistently collaborative, and overall Board oversight is functioning appropriately. The Board will continue to focus on its refreshment efforts and other Board succession planning matters.

Annual Committee Self-Evaluations

All of the Board’s standing committees conduct annual self-assessments of their performance and take into consideration the following:

1	Evaluation Questionnaires	Committee members complete written questionnaires focusing on the performance of each committee including, but not limited to:

•   Whether committee members possess the right skills and experiences or whether additional education or training is required

•   The sufficiency of committee charters

•   Whether there are sufficient meetings covering the right topics

•   Whether meeting materials and presenters are effective, among other matters

2	Discussion of Results	A summary of all committee assessment results is provided to the respective committees, the Corporate Governance Committee, and the Board for review and discussion.
3	Implement Change Based on Feedback	The Board and each of its committees develop plans to take actions based on the results, as appropriate.

2025 Outcome:	The committees of the Board determined that they each were functioning effectively and efficiently, and in a manner to properly perform the duties and responsibilities required of each committee.

Constellation Energy Corporation 2026 Proxy Statement	43

Corporate Governance
New Director Orientation

New Director Orientation

Comprehensive director orientation is overseen by the Corporate Governance Committee and administered by the Corporate Secretary. The orientation program is tailored to the needs of each new director depending on his or her level of experience serving on other boards and knowledge of the company or energy industry. Materials provided to new directors include information on the company’s vision and strategic direction, financial matters, corporate governance practices, Code of Business Conduct, risk management framework, and other key policies and practices. The onboarding process includes a series of one-on-one meetings with members of senior management and their staff for deep-dive briefings on business units. New directors are also invited to tour various company facilities, depending on their orientation needs and preferences.

Continuing Director Education and Site Visits

Constellation provides continuing education opportunities for incumbent directors on subjects that aid in their development and assist in the effective discharge of their duties, including, compliance and corporate governance developments, business-specific learning opportunities, and briefing sessions on topics that present special risks and opportunities to the company. The Corporate Governance Committee may recommend committee member rotation if it determines that rotation would enhance a director’s education.

Continuing director education is provided during portions of Board and committee meetings and is focused on topics necessary to enable the Board to effectively consider issues before them at that time (such as new regulatory or accounting standards). Education may take the form of presentations from senior leadership or other subject matter experts within the company, presentations from external advisors, or “white papers” which are deep dives into timely subjects or topics.

Directors are also invited from time to time to tour facilities. During these visits, directors are able to interact directly with employees staffing key functions. Additionally, directors may attend educational seminars and programs sponsored by external organizations. The company covers the costs related to the attendance of any such external programs and seminars.

Ethics and Compliance

Constellation is committed to maintaining a robust, comprehensive corporate ethics and compliance program and recognizes that an effective program must constantly evolve in the face of changing risks. Constellation’s Ethics and Compliance office provides governance and oversight of the company’s corporate compliance program and is the primary resource for ethics advice and interpretation of the Code of Business Conduct. Our Ethics and Compliance office conducts various risk assessments to help identify compliance risks and assess controls for those risks. It works with business teams on the appropriate design, implementation, and testing of controls for various compliance obligations. Also, our Chief Ethics and Compliance Officer has a direct reporting relationship to the Audit & Risk Committee.

We maintain a detailed Code of Business Conduct, applicable to all employees, officers, and directors across the enterprise and a Supplier Code of Conduct, which is based on the Code of Business Conduct principles and applies to Constellation supply managed suppliers, including contractors, consultants, and vendors. The Code of Business Conduct sets out our core values—which include acting with integrity—and addresses a wide range of topics, including conflicts of interest, workplace conduct, safety, protecting confidential information and other company assets, and bribery and corruption. The Code of Business Conduct highlights the importance of speaking up and that retaliation for raising in good faith questions or concerns about potential violations of the Code of Business Conduct or compliance with applicable laws and regulations is not tolerated.

Generally, all employees and certain contract workers must participate in annual Code of Business Conduct training. Additionally, non-represented employees are required to complete an annual certification disclosing potential conflicts of interest and affirming their understanding of the Code of Business Conduct. Completion of the training and certifications is tracked.

We maintain a 24-hour ethics Help Line that allows employees, contract workers, suppliers, and the public to pose questions and report ethics concerns and potential legal or regulatory violations. The Help Line has both a phone and web portal option and reporters have the option to remain anonymous. The Ethics and Compliance office oversees the intake, investigation, and resolution of reports of potential compliance violations and violations of the Code of Business Conduct and Supplier Code of Conduct.

We also maintain involvement in four company-wide policies that relate to oversight of employee and company interactions with public officials. These policies include various controls and guidance, and employees in various positions are trained on the requirements of these policies. Among other things, the policies require tracking and review of certain requests, referrals, and recommendations from public officials and regular reporting to the Audit & Risk Committee of such requests, referrals and recommendations.

Shareholders may report an ethics concern with the Constellation Ethics Help Line by calling 1-844-927-2282 or by email to EthicsOffice@Constellation.com.

Constellation Energy Corporation 2026 Proxy Statement	44

Director Compensation
Cash Fees

Director Compensation

Constellation’s director compensation program is designed to enable ongoing attraction and retention of highly qualified directors and to address the time, effort, expertise and accountability required of active board membership.

The Corporate Governance Committee is responsible for reviewing and making recommendations to the Board regarding its non-employee director compensation program. The committee is authorized to engage outside advisors and consultants in connection with its review and analysis of director compensation. The committee takes various factors into consideration, including responsibilities of directors generally, Board and committee leadership roles such as the Board Chair and Committee Chairs, as well as the form and amount of compensation paid to directors at comparable companies.

The non-employee director compensation program is comprised of cash and equity components. The Board targets total compensation to be at the median level of compensation paid to directors at the peer group of companies used to determine executive compensation.

Cash Fees

Each non-employee director receives an annual cash retainer for his or her service on the Board, as well as additional cash retainers if he or she serves as the Board Chair or as the chair of a committee. Directors serving in multiple leadership roles will receive incremental compensation for each role. The following table lists the cash retainer amounts in effect during fiscal year 2025.

Role	Annual Cash Retainer $
Non-Employee Director	$125,000
Board Chair	200,000
Committee Chairs:
Audit and Risk Committee	25,000
Compensation Committee	20,000
Corporate Governance Committee	20,000
Nuclear Oversight Committee(1)	20,000

(1) All members of the Nuclear Oversight Committee, including the chair, receive a $20,000 retainer.

Directors do not receive additional compensation for attending regularly scheduled board or committee meetings. All board fees are paid quarterly in arrears. New directors joining the Board receive a prorated fee for the quarter based on the date of their election.

Under the Director Deferred Compensation Plan, directors may elect to defer any portion of cash compensation into a non-qualified multi-fund deferred compensation plan. Under the plan, each director has an unfunded account where the dollar balance can be invested in one or more of several mutual funds. Fund balances are settled in cash and may be distributed in a lump sum or in annual installment payments upon a director reaching age 65, age 72, or upon departure from the board.

Additionally, directors who serve as members of any special committee receive fees of $5,000 per quarter for as long as the committee continues to meet or is necessary.

Constellation Energy Corporation 2026 Proxy Statement	45

Director Compensation
Equity Compensation

Equity Compensation

A significant portion of director compensation is provided in the form of equity to align the interests of directors with the interests of shareholders. Prior to 2025, directors received quarterly grants of deferred stock units (DSUs). Beginning in 2025, directors receive annual grants of restricted stock with the option to either defer receipt of the award or to receive restricted stock units which vest after one-year. Deferred awards are credited to a notional account maintained on the books of the company. The account balance of deferred awards will be settled in shares of Constellation common stock and will be distributed in a lump sum or in annual installments based on each director’s election. Directors may opt to receive their deferred awards upon reaching age 65, age 72, or upon their departure from the Board.

The table below sets forth the amount of equity awards held by each non-employee director as of December 31, 2025. The balances reported include additional amounts accumulated as dividend equivalents.

Name	Restricted Stock	Total Restricted Stock Units and Deferred Stock Units
Armstrong(1)	—	—
de Balmann(2)	—	101,199
Halverson	—	5,689
Harrington	993	4,696
Holzrichter	—	5,689
Jamil	993	1,745
Khandpur	—	5,689
Lawless(2)	—	106,756
Oppenheimer(3)	—	1,023
Paterson	993	29
Richardson	—	15,815
Rimmer	—	3,909
Total All Directors	2,979	252,239

(1)  Mr. Armstrong joined the Board on January 1, 2026.

(2)  For Messrs. de Balmann and Lawless, the balance also includes DSUs granted under the legacy Constellation Energy Group, Inc. Deferred Compensation Plan for directors that will be settled in cash on a 1 for 1 basis.

(3)  Mr. Oppenheimer retired from the Board, effective December 31, 2025.

Director Stock Ownership Requirement

Our Corporate Governance Principles include a director share ownership requirement equal to five times the value of the annual cash retainer. All directors are required to meet the minimum stock ownership requirement within five years of their election to the Board. DSUs and common shares beneficially owned directly or indirectly, including shares held in trust, are counted towards meeting the stock ownership guidelines.

Constellation Energy Corporation 2026 Proxy Statement	46

Director Compensation
Director Stock Ownership Requirement

2025 Director Compensation

The following table summarizes the compensation paid to each of our non-employee directors who served as a member of the Board and its committees in 2025.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total Compensation ($)
de Balmann	145,000	170,000	16,951	331,951
Halverson	150,000	170,000	17,297	337,297
Harrington	165,000	170,000	—	335,000
Holzrichter	125,000	170,000	—	295,000
Jamil	145,000	170,000	—	315,000
Khandpur	125,000	170,000	—	295,000
Lawless	325,000	170,000	14,864	509,864
Oppenheimer	125,000	170,000	—	295,000
Paterson	145,000	170,000	—	315,000
Richardson	165,000	170,000	—	335,000
Rimmer	145,000	170,000	—	315,000

(1)  Annual Board and committee retainers including any amounts voluntarily deferred into the Director Deferred Compensation Plan.

(2)  The award value in the “Stock Awards” column for each director represents a grant date fair value under FASB ASC Topic 718 of $226.45 on April 29, 2025.

(3)  The amount included in this column for Messrs. de Balmann, Halverson and Lawless represents the aggregate incremental cost incurred by Constellation for their approved personal use of corporate aircraft.

Constellation Energy Corporation 2026 Proxy Statement	47

Ownership of Constellation Stock
Stock Ownership of Directors and Executive Officers

Ownership of Constellation Stock

Stock Ownership of Directors and Executive Officers

The following table shows the ownership of Constellation common stock as of March 2, 2026, by each director and each named executive officer in the Summary Compensation Table, later in this proxy statement, and for all directors and executive officers as a group. The shares owned by directors and executive officers, both individually and as a group, constitute less than 1% of the total number of shares of common stock outstanding.

	Shares Owned Directly or Indirectly(1)	Shares Underlying Options Exercisable Within 60 Days	Total Shares Beneficially Owned
Non-Employee Directors
Armstrong	0	0	0
de Balmann	101,672	0	101,672
Halverson	5,689	0	5,689
Harrington	10,785	0	10,785
Holzrichter	5,689	0	5,689
Jamil	1,886	0	1,886
Khandpur	5,689	0	5,689
Lawless	161,967	0	161,967
Paterson	1,022	0	1,022
Richardson	15,815	0	15,815
Rimmer	3,909	0	3,909
Named Executive Officers
Dominguez	157,074	0	157,074
Eggers	48,434	0	48,434
Hanson	83,161	0	83,161
Barrón	55,337	0	55,337
McHugh	66,046	0	66,046
Directors & Executive Officers as a group (21 individuals)	1,140,643	0	1,140,643

(1)	Includes any shares as to which the individual has sole or shared voting or investment power, directors’ deferred stock units granted under the Constellation deferred stock unit plan along with accumulated units from automatic dividend reinvestment, officers’ RSUs and deferred shares held in the Stock Deferral Plan, and directors’ and officers’ phantom shares held in a non-qualified deferred compensation plan which will be settled in cash on a 1 for 1 basis upon retirement or termination. Total includes shares held by all directors and NEOs as well as Constellation executive officers listed in Item 10, “Directors, Executive Officers and Corporate Governance” in Constellation’s 2025 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 24, 2026.

Constellation Energy Corporation 2026 Proxy Statement	48

Ownership of Constellation Stock
Other Significant Owners of Constellation Stock

Other Significant Owners of Constellation Stock

The table below lists owners who are known to Constellation to hold more than 5% of its outstanding common stock. The information under the “Shares Beneficially Owned” column is based solely on the most recent Schedule 13G (or Schedule 13G/A) filings made with the Securities and Exchange Commission.

Name and address of beneficial owner	Shares Beneficially Owned	Percentage of class(6)
The Vanguard Group(1) 100 Vanguard Blvd. Malvern, PA 19355	36,651,641	11.7%
BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	22,564,120	7.2%
ECP ControlCo, LLC.(3) 40 Beechwood Road Summit, NJ 07901	22,043,724	7.0%
Capital International Investors(4) 333 South Hope Street, 55th Fl Los Angeles, CA 90071	17,170,795	5.5%
State Street Corporation(5) State Street Financial Center 1 Lincoln Street Boston, MA 02111	17,801,601	5.7%

(1)	The Vanguard Group disclosed in its most recent Schedule 13G/A, filed on February 13, 2024, that, as of December 29, 2023, it has sole voting power over 0 shares, shared voting power over 390,523 shares, sole dispositive power over 35,348,259 shares, and shared dispositive power over 1,303,382 shares.
(2)	BlackRock, Inc. disclosed in its most recent Schedule 13G/A, filed on January 26, 2024, that, as of December 29, 2023, it has sole voting power over 20,611,950 shares, shared voting power over 0 shares, sole dispositive power over 22,564,120 shares, and shared dispositive power over 0 shares.
(3)	ECP ControlCo, LLC disclosed in its Schedule 13G, filed on January 14, 2026, that, as of January 14, 2026, it has sole voting power over 0 shares, shared voting power over 22,043,724 shares, sole dispositive power over 0 shares, and shared dispositive power over 22,043,724 shares.
(4)	Capital International Investors disclosed in its most recent Schedule 13G/A, filed on February 13, 2026, that, as of December 29, 2025, it has sole voting power over 16,976,256 shares, shared voting power over 0 shares, sole dispositive power over 17,170,795 shares, and shared dispositive power over 0 shares.
(5)	State Street Corporation disclosed in its most recent Schedule 13G/A, filed on January 30, 2024, that, as of December 29, 2023, it has sole voting power over 0 shares, shared voting power over 10,749,032 shares, sole dispositive power over 0 shares, and shared dispositive power over 17,768,428 shares.
(6)	Based on 313,309,685 shares of common stock outstanding as of March 2, 2026.

Constellation Energy Corporation 2026 Proxy Statement	49

Proposal 2: Say-On-Pay: Advisory Vote on Executive Compensation

Proposal 2:

Say-On-Pay: Advisory Vote on
Executive Compensation

We are seeking an advisory vote to approve the 2025 compensation of our named executive officers.

This proposal, known as a say-on-pay proposal, gives our shareholders the opportunity to express their views on the compensation of the company’s named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers and the compensation philosophy, policies and practices described in this proxy statement.

The say-on-pay vote is advisory, and therefore not binding on Constellation, the Compensation Committee, or the Board of Directors. However, the Board and Compensation Committee value the opinions of the company’s shareholders and will take the results of the vote into consideration when evaluating the executive compensation program and making future decisions regarding the compensation of our named executive officers.

Our Board invites you to review the “Compensation Discussion and Analysis” section and the compensation tables and other compensation related disclosures included in this proxy statement.

As discussed in the “Compensation Discussion and Analysis” section of this proxy statement, our Board believes that the company’s executive compensation program, practices and policies drive performance and align our executives’ interests with those of our shareholders. Accordingly, you may vote to approve or not approve the following advisory resolution on the compensation of the named executive officers at the 2026 Annual Meeting.

Our Board recommends that you vote FOR the following advisory resolution:

RESOLVED, that the company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the company’s proxy statement for the 2026 Annual Meeting of Shareholders pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, the 2025 Summary Compensation Table and the other related tables and disclosures.

The Board of Directors Recommends a Vote “FOR” the approval of the compensation paid to the company’s named executives as disclosed in this proxy statement.

Constellation Energy Corporation 2026 Proxy Statement	50

Compensation Committee Report
Compensation Committee

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis section and, based on such review and discussion, the committee recommended that the Board approve the inclusion of the Compensation Discussion and Analysis in this report.

Compensation Committee

Yves C. de Balmann, Chair Alan Armstrong Bradley Halverson Julie Holzrichter Dhiaa Jamil Ashish Khandpur

The foregoing Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of Constellation under the Securities Act or the Exchange Act, except to the extent that Constellation specifically incorporates the Compensation Committee Report by reference therein.

Compensation Discussion and Analysis

Constellation Energy Corporation 2026 Proxy Statement	51

Compensation Discussion and Analysis
Executive Summary

Executive Summary

Our fundamental objective is to create a highly motivational compensation program that is retentive and aligned with shareholders’ interests.

The individuals determined to be our 2025 NEOs, and their titles as of December 31, 2025, are as follows:

Joe Dominguez President and Chief Executive Officer	Daniel Eggers Executive Vice President and Chief Financial Officer	Bryan Hanson Executive Vice President and Chief Generation Officer	James McHugh Executive Vice President and Chief Commercial Officer	Kathleen Barrón Executive Vice President and Chief Strategy and Growth Officer

Calpine Acquisition Impact to the 2025 NEOs

In January 2025, we announced a definitive agreement to acquire Calpine Corporation. In anticipation of completing the transaction, to support our combined Company, we announced in November 2025 a series of senior leadership appointments that would occur following the acquisition close. The acquisition was completed on January 7, 2026. With the acquisition closing, the appointments became effective January 9, 2026, and so certain of our 2025 NEOs have, or will have, new appointments and titles from those included above and in the 2025 Executive Compensation Tables that follow this CD&A. Specifically:

•	Mr. Eggers, Executive Vice President and Chief Financial Officer, was promoted to Senior Executive Vice President, Finance and Data Economy. In his new role, Mr. Eggers will expand his Finance responsibilities to lead Constellation’s Data Economy business. Shane Smith, Senior Vice President, Treasury and Credit, was promoted to Executive Vice President and Chief Financial Officer, reporting to Mr. Eggers.
•	Mr. Hanson, Executive Vice President and Chief Generation Officer and Mr. McHugh, Executive Vice President and Chief Commercial Officer, were also promoted to senior executive vice presidents due to their expanded responsibilities.
•	Ms. Barrón, Executive Vice President and Chief Strategy and Growth Officer, will retire from Constellation in mid-2026, and serve as an advisor to the CEO to ensure a seamless transition of her responsibilities.

Constellation Energy Corporation 2026 Proxy Statement	52

Compensation Discussion and Analysis
Executive Summary

2025 Operational Highlights and Accomplishments

In 2025, we continued to build upon prior year achievements that support long-term value creation with outstanding total shareholder return and strong financial and operational performance. Highlights of our accomplishments in 2025 include the following:

Constellation Energy Corporation 2026 Proxy Statement	53

Compensation Discussion and Analysis
Executive Summary

Executive Compensation Program Philosophy and Objectives

The goal of the executive compensation program is to facilitate the recruitment, retention and reward of executives who create long-term value executing strategic business objectives. Each element of total direct compensation is based on:

Compensation Program Structure

Consistent with our compensation philosophy, a large portion of each NEO’s compensation is performance-based. The chart below summarizes the 2025 elements of compensation that comprised our CEO’s target total direct compensation opportunity and the average target total direct compensation for all other NEOs.

Approximately 91% of the CEO’s 2025 target total direct compensation and approximately 82% of all other NEOs target total direct compensation were variable and tied to Company financial performance.

*   See “2025 Summary Compensation Table” beginning on page 70 for details regarding the 2025 compensation of the Named Executive Officers.

Constellation Energy Corporation 2026 Proxy Statement	54

Compensation Discussion and Analysis
Executive Summary

2025 Pay Elements	Shareholder Alignment	2025 Performance Metrics
CEO Other NEOs	and Link to Strategy	Weightings, and Modifiers
	• Fixed income at competitive, market-based levels attracts and retains top talent	• Executive leadership and individual contribution • Strategy implementation • Execution of company goals and objectives
	• Motivates executives to achieve key annual financial and operational goals that reflect commitment to superior operations, shareholder returns and supporting our customers and communities	Financial Goal (70%) • Operating Earnings Operational Goal (30%) • Fleetwide Capacity Factor • Dispatch Match • Renewable Energy Capture • Customer Satisfaction
Restricted Stock Units (“RSUs”)	• Provides incentive for executives to increase shareholder value and serves as a valuable retention tool	33% of total long-term incentive grant • Vests in thirds over a three-year period
Performance Share Units (“PShares”)	• Rewards executives for achieving long-term performance goals relating to strong free cash flows, disciplined strategy, a strong investment grade balance sheet, and increasing shareholder value	67% of total long-term incentive grant • Vests at end of a three-year performance period • Free Cash Flow before Growth (67%) • Relative TSR (33%) • Negative modifier: Credit Ratings

Chief Executive Officer Compensation

The Compensation Committee reviews and recommends, and the Board of Directors considers and approves, the compensation of our CEO annually, based on a comprehensive evaluation of his individual performance and our company’s performance relative to our peers and the market. The committee considers both quantitative and qualitative factors, such as financial results, strategic initiatives, leadership effectiveness, succession planning, stakeholder engagement, corporate responsibility, and risk management. The committee also benchmarks the CEO’s compensation against independent peer group data provided by an external consultant, to ensure that the compensation is competitive, reasonable, and aligned with shareholder interests.

7%	160%	2025 LTIP target was increased 15% from $10,500,000 to $12,100,00
2025 base salary was increased 7% from $1,400,000 to $1,500,000	AIP target was increased from 150% to 160%

In recognition of the CEO’s effective leadership, which has driven strong financial results, exceptional shareholder returns, strategic growth, and operational success, and based on an analysis of the competitive market, the committee set 2025 target compensation as outlined above.

Constellation Energy Corporation 2026 Proxy Statement	55

Compensation Discussion and Analysis
Executive Summary

CEO Incentive Pay Strongly Aligned to Stock Performance Relative to Peer Group Average and S&P 500

One of the central objectives of our executive compensation program is to align the interests of our executives with those of our shareholders. We believe our compensation program fulfills this objective by linking a significant portion of our executives’ pay to the achievement of financial and strategic goals that drive shareholder value creation. As a result, our executives’ compensation varies with company performance and the market value of our common stock.

Since becoming an independent publicly traded company in 2022, we have consistently delivered robust financial results and outstanding shareholder returns. As shown in the chart below our total shareholder return (TSR) has significantly outperformed both the S&P 500 and our peer group. These achievements underscore the successful implementation of our strategy and our commitment to operational excellence.

Shareholder Engagement

As part of our ongoing commitment to effective corporate governance and shareholder alignment, we engage with our shareholders regularly to solicit feedback on various topics, including executive compensation. In 2025, we reached out to shareholders representing more than 50% of our outstanding shares and held discussions with shareholders representing approximately 17% of our outstanding shares. This outreach was in addition to regular communication between our investor relations team and shareholders, including in connection with quarterly earnings calls, analyst meetings, and investor and industry conferences. We appreciate the constructive dialogue we had with our shareholders and the insights they shared with us.

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Compensation Discussion and Analysis
Executive Summary

Executive Compensation Governance Best Practices

We continue to maintain a disciplined approach to executive compensation with a focus on pay-for-performance, strong governance and risk management as evidenced by the following practices:

What We Do:	What We Don’t Do:

• Pay for performance by awarding the majority of our NEOs’ compensation in the form of variable cash and equity compensation linked to the short-term and long-term financial and strategic performance of the Company.

• Maintain significant stock ownership requirements for directors and executive officers.

• Cap incentive awards.

• Subject change-in-control benefits to double trigger vesting.

• Maintain independent oversight through our Compensation Committee which includes only directors who are independent as defined by the rules of The Nasdaq Stock Market LLC, and the Compensation Committee is advised by an independent compensation consultant.

• Provide limited perquisites based on sound business rationale.

• Subject incentive compensation awards to clawback provisions in accordance with applicable Nasdaq requirements, as well as a broader clawback policy that applies to incentive compensation plans.

• Perform pay equity analyses.

• Engage in comprehensive shareholder outreach to discuss our executive compensation programs and other topics of interest.

• Assess our programs against peer companies and best practices.

• Set appropriate levels of “stretch” in incentive targets.

• Annually conduct a risk assessment of our compensation plans and policies to ensure they are not reasonably likely to have a material adverse effect on the Company.

• No guaranteed minimum payout of AIP or LTIP programs.

• No employment agreements with the CEO or the NEOs.

• No tax gross-ups on NEO perquisites, other than for standard relocation benefits.

• No hedging, short sales, derivative transactions or pledging of company stock by NEOs or directors.

• No excise tax gross-ups for change-in-control agreements.

• The value of LTIP awards is not included in pension or severance calculations.

• No option repricing or buyouts without stockholder approval.

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Compensation Discussion and Analysis
Compensation Programs

Executive Compensation Practices

Compensation Programs

The goal of the executive compensation program is to recruit, retain and reward leaders who create long-term shareholder value. The approach followed in setting NEO 2025 target compensation is described below.

2025 Target Total Direct Compensation for NEOs
Setting Target Compensation for Chief Executive Officer	Setting Target Compensation for Executive Officers

•   The CEO’s compensation is developed and administered by the Compensation Committee and approved by the independent members of the Board.

•   The Compensation Committee developed its recommendation of CEO compensation for approval by the Board based on its review of both quantitative and qualitative factors, such as: financial results, strategic initiatives, leadership effectiveness, succession planning, stakeholder engagement, corporate responsibility, risk management, individual performance data and advice from its independent compensation consultant.

•   The Compensation Committee also benchmarks the CEO’s compensation against independent peer group data provided by an external consultant, to ensure that the compensation is competitive, aligns with our compensation philosophy and objectives, reflects our pay-for-performance culture, is reasonable, and aligned with shareholder interests.

•   Every year, the Compensation Committee reviews each element of CEO compensation, including base salary, and annual and long-term incentive target opportunities.

•   The Compensation Committee is responsible for overseeing the development and administration of the executive compensation program for executive officers (other than the CEO).

•   Total direct compensation varied by NEO based on consideration of factors such as: competencies and skills, scope of responsibilities, experience, individual and corporate performance, retention, succession planning and the organizational structure of the businesses.

•   The Compensation Committee approves each executive officer’s compensation.

•   The CEO assesses the performance of each NEO, other than himself, against their individual objectives and the overall performance of the company. The CEO then makes recommendations to the Compensation Committee regarding the base salary, annual incentive and long-term incentive awards for each NEO, based on his assessment and the competitive market data provided by our independent compensation consultant.

•   Every year, the Compensation Committee reviews each element of the executive officers’ compensation, including base salary and annual and long-term incentive target opportunities.

The table below shows each NEO’s 2025 total target direct compensation and each element of compensation.

	Cash Compensation			Long-Term Incentives			Total Target Direct Compensation
Name	Base	AIP Target	Total Cash Compensation	RSUs 33%	PShares 67%	LTI Target
Dominguez	$1,500,000	160%	$3,900,000	$3,993,000	$8,107,000	$12,100,000	$16,000,000
Eggers	760,570	95%	1,483,111	1,056,000	2,144,000	3,200,000	4,683,111
Hanson	910,541	95%	1,775,555	957,000	1,943,000	2,900,000	4,675,555
McHugh	757,748	85%	1,401,833	891,000	1,809,000	2,700,000	4,101,833
Barrón	750,140	85%	1,387,760	825,000	1,675,000	2,500,000	3,887,760

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Compensation Discussion and Analysis
2025 Base Salaries

2025 Base Salaries

In February 2025, the Compensation Committee determined the base salary of each NEO (other than the CEO) as part of its annual review of executive compensation. When evaluating whether and to what degree to make any adjustments, the Compensation Committee considered a number of factors, including:

•	Competitive posture;
•	Need to retain experienced executives;
•	Facilitation of transitional knowledge;
•	Rewarding for individual performance and leadership skills;
•	Recognizing scope of responsibility; and
•	Maintaining appropriate internal equity.

For the CEO’s base salary, the Compensation Committee makes recommendations considering market data, evolving responsibilities of the position, and individual performance, which are reviewed and approved by the independent directors of the Board. Based on this input, the Compensation Committee recommended, and the Board approved, a 7.1% increase to Mr. Dominguez’s base salary on February 10, 2025. The increase became effective on March 1, 2025.

Effective March 1, 2025, the Compensation Committee approved increases in base salaries for Messrs. Eggers, Hanson, and McHugh and Ms. Barrón as detailed in the table below.

	2025 Salary	2024 Salary	Percentage Increase
Dominguez	$1,500,000	$1,400,000	7.1%
Eggers	760,570	734,850	3.5%
Hanson	910,541	879,750	3.5%
McHugh	757,748	732,123	3.5%
Barrón	750,140	717,152	4.6%

2025 Annual Incentive Plan

The Annual Incentive Plan (AIP) is designed to promote the achievement of critical financial and operational goals that are aligned with our business plan and drive shareholder value. The Compensation Committee most heavily weighed the financial metric to align the interests of executives with shareholders. Based on achieved performance, AIP payouts may range from 50% to 200% of an NEO’s target incentive opportunity. However, if threshold performance is not achieved with respect to a specific performance metric, no payout would be earned for that metric. The Compensation Committee may exercise its discretion to adjust awards otherwise earned under the AIP; however, no such discretion was exercised in 2025.

The pie chart below summarizes the performance metrics and their respective weights. In addition, each NEO’s annual incentive target opportunity expressed as a percentage of their base salary is summarized below. The Compensation Committee determined each NEO’s AIP target as part of its annual review of executive compensation after considering the same factors as those considered for base salaries.

NEO	Annual Incentive Target (as a % of base salary)
Dominguez	160%
Eggers	95%
Hanson	95%
McHugh	85%
Barrón	85%

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Compensation Discussion and Analysis
Goal Setting

The Compensation Committee set the target of each performance metric goal to be challenging but achievable to motivate officers to strive for continuous improvement. The committee considered our long-term financial plan as well as the current economic and regulatory environment when setting financial goals, and operational and strategic plan when setting non-financial goals.

Goal Setting
	Annual Incentive Metrics	Metric Rationale and Goal Setting Considerations
Financial Measures	Operating Net Income

•    Operating Earnings serves as a vital indicator of the company’s financial health, emphasizing the importance of driving sustainable profitability.

•    The target is calibrated with our publicly announced guidance range and considers industry comparisons to establish the threshold, target, and maximum performance levels.

•    For 2025, the Operating Earnings per share guidance range was $8.90 to $9.60. The Operating Earnings target was set at the middle of the guidance range at a range of $2,894-$2,954 million.

Operational Measures	Fleetwide Capacity Factor, Dispatch Match, Renewable Energy Capture, and Customer Satisfaction

•    The operational metrics included in the annual incentive program reflect our commitment to efficiency, reliability, and customer satisfaction.

•    Capacity Factor is a crucial measure of our operational efficiency—this metric underscores our dedication to maximizing the value of our investments and ensuring the seamless delivery of energy to our customers.

•    Target setting for operational capacity metrics is fundamentally influenced by the schedule of planned outages, which are anticipated to affect overall planned performance. Despite these anticipated variances due to outages, the benchmark for excellence continues to be defined by the highest operational capacity achieved within the past five years. This approach ensures that performance targets remain ambitious, encouraging continual improvement even when planned outages are factored into operational planning.

•    Dispatch Match and Renewable Energy Capture measures the accuracy of our power generation output in response to grid demand and market signals. We are fostering a culture of agility and responsiveness, enabling us to adapt swiftly to changing market conditions while minimizing operational costs and mitigating risks.

•    Customer Satisfaction reflects the company’s focus on the reliability and quality of our energy supply, and our responsiveness to customer needs and concerns.

•    Operational target metrics for 2025 were set at challenging levels with “distinguished” performance set at “best-ever” levels that outperform the historical achievement of our company metrics for Fleetwide Capacity Factor and “best achieved” in the past 5 years for Dispatch Match and Renewable Energy Capture.

•    Similarly, “distinguished” levels for customer satisfaction (measured through Net Promoter score and CSAT, each equally weighed) must exceed highest rolling 12-month score within the last five years.

•    As part of its goal-setting process, the Compensation Committee reviews previous targets and performance to appropriately align the threshold, target, and maximum goals with expected performance.

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Compensation Discussion and Analysis
Goal Setting

Balanced Sharing (Aligning Pay for Performance with Shareholder Interests)

Earned awards reflect a balanced degree of shared benefits between shareholders and executives.

- Goals generally reflect a logical progression of results from the recent past where possible.
- Historical performance is calibrated at best to current operational footprint.

- Performance is evaluated against a relevant group of Constellation peers.

Recent History
Relative Performance
Value Proposition
Shareholder Expectations

- Near and intermediate-term goals follow a trend line consistent with long-term aspiration.

- Goals are aligned with externally communicated financial guidance and shareholder expectations.

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Compensation Discussion and Analysis
Goal Setting

With respect to each performance metric, the following table details the 2025 threshold, target, and distinguished or maximum performance goals, achieved performance, unweighted and weighted percentage of target earned. Based on achieved performance, the Compensation Committee approved the 2025 AIP payout equal to 112.69% of target. The Compensation Committee did not exercise discretion to adjust this formulaic payout. No adjustments were made to the 2025 AIP given that the Calpine acquisition closed in January 2026 and Calpine related results were excluded from the results used to calculate payouts.

Goal Weighting	Threshold	Target	Distinguished	Unadjusted Performance as % of Target	Weighted Performance
Operating Net Income in millions	70%	$2,605	$2,894-$2,954	$3,344	100.00%	70.00%
		Actual Results: $2,944				
Fleetwide Capacity Factor (Nuclear)	10.0%	92.21%	94.21%	95.71%	132.67%	13.27%
		Actual Results: 94.7%				
Dispatch Match (Power)	7.0%	93.8%	96.3%	98.8%	164.00%	11.48%
		Actual Results: 97.9%				
Renewable Energy Capture (Power)	3.0%	95.6%	96.2%	96.8%	166.67%	5.00%
		Actual Results: 96.6%				
Net Promoter Score (C&I Customer Loyalty)	5.0%	53.00	60.00	62.00	85.57%	4.28%
		Actual Results: 57.98				
CSAT (Residential Customer Satisfaction)	5.0%	83.87	87.17	90.68	173.22%	8.66%
		Actual Results: 89.74				
					Payout%	112.69%

The following table shows how the formula was applied and the actual amounts awarded. The AIP targets presented below are prorated based on salary and the AIP payouts were distributed to the NEOs on March 13, 2026.

NEO	AIP Target %	AIP Target	Formulaic Performance Factor	Actual Award
Dominguez(1)	158%	$2,351,520	112.69%	$2,649,928
Eggers	95%	718,593	112.69%	809,783
Hanson	95%	860,287	112.69%	969,457
McHugh	85%	640,565	112.69%	721,853
Barrón	85%	633,088	112.69%	713,426

(1)	Mr. Dominguez’s AIP target is prorated based on his previous AIP target of 150% effective from January 1, 2025 to February 28, 2025, and his current AIP target of 160% effective March 1, 2025 through the remainder of the year.

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Compensation Discussion and Analysis
Long-Term Incentive Plan

Long-Term Incentive Plan (LTIP)

Our long-term incentive structure aligns pay with performance and incentivizes our NEOs to focus on actions critical to building long-term value for our shareholders. The Compensation Committee grants PShares and RSUs to our NEOs annually at its February meeting. For 2025, the Compensation Committee determined each NEO’s total target long-term incentive value based on competitive market data and other factors that are discussed under the heading “2025 Target Total Direct Compensation for NEOs” under “Executive Compensation Practices” of this Compensation Discussion and Analysis.

Each NEO’s 2025 LTIP value was allocated between grants of RSUs (33% of LTIP) and PShares (67% of LTIP), as described in the chart below.

	RSUs (33% of LTIP)	PShares (67% of LTIP)
Dominguez	12,408	25,191
Eggers	3,282	6,662
Hanson	2,974	6,038
McHugh	2,769	5,621
Barrón	2,564	5,205

Restricted Stock Units (RSUs)

RSUs vest ratably over a three-year period. During the vesting period, RSUs receive dividend equivalents that are reinvested as additional RSUs which remain subject to the same vesting conditions as the underlying RSUs. RSUs are not subject to any performance metrics. On each vesting date, the number of RSUs that vest is settled in a like number of shares of our common stock, less applicable taxes, provided that the NEO was continuously employed by the company through the vesting date.

Supplemental Equity Awards

Additional RSU grants may be made for purposes of recruiting, promoting, or retaining executives as may be approved by the Compensation Committee. The Compensation Committee recognizes the importance of maintaining a deep bench of industry-leading talent through the execution of the Company’s key strategic initiatives and fostering a positive work environment. Therefore, in recognition of their importance to our long-term success, the Compensation Committee, after a comprehensive and thorough deliberation, granted Ms. Barrón and Mr. McHugh supplemental equity awards in February 2025 with the goal of ensuring consistent executive leadership through an important period of execution for our company.

James McHugh

The Compensation Committee recognized Mr. McHugh’s leadership of our key commercial initiatives, and the importance of maintaining his leadership through their execution. Mr. McHugh, who is responsible for the wholesale and retail business units, customer operations, commercialization, and innovation, was instrumental in positioning Constellation to bring the Crane Clean Energy Center online, the execution of a related long-term power purchase agreement, and the merger with Calpine. In recognition of his importance to our company, especially over the next several years, the Compensation Committee granted Mr. McHugh a one-time RSU award of $3,000,000 in February 2025 to sustain the performance of the Commercial business and the criticality of his leadership for integrating Calpine and pursuit of other growth opportunities. His award will vest 100% after three years in February 2028.

Ms. Barrón

The Compensation Committee recognized Ms. Barrón’s leadership over the government and regulatory affairs and public policy function, which has led to many favorable outcomes in federal and state energy and environmental policy matters. Additionally, she has had a leadership role in the Company’s execution of two significant long-term data center related purchase power agreements, and merger with Calpine. In recognition of these significant contributions and her importance to our Company, the Compensation Committee granted Ms. Barrón a one-time RSU award of $2,000,000 in February 2025 that would vest 100% after four years in February 2029. Based on Ms. Barrón’s anticipated retirement in 2026, the award will accelerate and vest 100% as of her last day of employment, and will settle following a six-month hold under Section 409A of the Internal Revenue Code.

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Compensation Discussion and Analysis
2025-2027 Performance Share (PShare) Program

2025-2027 Performance Share (PShare) Program

PShares are earned over the three-year period ending December 31, 2027, based on our achievement against free cash flow before growth goals (weighted 67%) and relative TSR performance (weighted 33%), subject to a negative modifier that is based on credit ratings. Based on achieved performance, the number of PShares earned at the end of the performance period may range from 50% to 200% of an NEO’s target PShares. However, if threshold performance is not achieved with respect to a specific performance metric, no payout would be earned for that metric. PShares receive dividend equivalents that are reinvested as additional PShare awards which remain subject to the same vesting and performance conditions as the underlying award.

Pursuant to the terms of the long-term incentive program, NEOs who have attained stock ownership that is 200% or more of their stock ownership target, will have earned PShare awards settled in cash. PShare awards are settled 50% in cash and 50% in stock for NEOs that have not attained 200% or more of their stock ownership target. Reinvested dividends are settled in the same form as the underlying award.

The performance metrics underlying the 2025-2027 PShare awards and the formula used to determine the earned PShare award are described below.

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Compensation Discussion and Analysis
2025-2027 Performance Share (PShare) Program

PShare Metrics	Metric Rationale and Link to Long-Term Shareholder Value

Free Cash Flow before Growth

“Free Cash Flow” as used by the company is Cash From Operations net of Cash From Investing (e.g., capital expenditures or Capex). Free Cash Flow is adjusted for certain non-recurring and other items to calculate Free Cash Flow before Growth. These adjustments include items such as non-recurring Capex, growth Capex, and collateral. For compensation purposes only, Free Cash Flow before Growth is adjusted to exclude impacts of changes in working capital and other like adjustments as agreed by the Compensation Committee.

• Aligned with our strategy to deliver strong free cash flows, optimized through industry-leading operations. • Care taken not to undercut long-term valued added growth.

Relative TSR

Total shareholder return factors in price appreciation and dividends. Relative Total Shareholder Return (“rTSR”) is a performance metric that compares TSR of the company with the TSR of the relative TSR peer group companies over the 36-month performance period. Constellation utilizes a custom peer group given the company’s unique business profile as it allows the inclusion of companies with the highest comparability by screening for factors that include market cap, capital intensity, long-lived assets, and sensitivity to commodity prices.

• Relative TSR ties executive rewards to shareholder returns, motivating decisions that enhance stock performance. Shareholders benefit as executives focus on long-term value, sustainable growth, and risk management.

Credit Ratings

The relative credit rating metric is based on the ratings assigned by two independent credit rating agencies: Moody’s and S&P. Both agencies use a combination of quantitative and qualitative factors to assess the creditworthiness of an issuer and assign a rating that indicates the probability of default or non-payment of debt obligations.

• Aligned with our strategy to deliver on a disciplined capital allocation strategy and the maintenance of a strong investment grade balance sheet.

• By using the credit ratings from Moody’s and S&P in our long-term incentive program, we aim to incentivize our executives to manage the business in a way that balances growth and profitability with prudent risk-taking and financial discipline, and that enhances our reputation and credibility among investors and other stakeholders.

Setting PShare Performance Targets. PShare performance targets are set based on external commitments and analysis of sensitivities at the beginning of the performance period. The modifier ranges are calibrated with the expectations of credit rating agencies.

Actual Targets Disclosed After Each 3-Year Performance Cycle. Actual performance targets for Free Cash Flow before Growth used in our PShare program are not disclosed until each 3-year performance cycle is completed to safeguard the confidentiality of our long-term outlook on projected performance. This policy supports the propriety of our longstanding disclosure practices to only issue annual performance guidance as part of our financial disclosure policies. The three-year (2025-2027) relative TSR targets and corresponding payout factor for the 2025 PShare awards for NEOs are as follows:

Relative TSR Performance Percentile Ranking	Goal Achievement %*
75th or above	200%
50th	100%
25th	50%
Below 25th	0%

* Relative TSR achievement is interpolated between the top of the percentages within a quartile.

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Compensation Discussion and Analysis
2023–2025 Performance Share Program Payout Determination

Impact of the Calpine Acquisition on In-Flight PShare Awards

Consistent with our framework for adjusting incentive metric goals to account for significant corporate events, and in accordance with the Company’s 2022 Long-Term Incentive Plan, we increased the threshold, target, and distinguished levels for the Free Cash Flow before Growth (“FCFbG”) goal in our 2024-2026 and 2025-2027 PShare programs to account for expected contributions from Calpine. No changes were made to the relative TSR or relative credit rating goals. For each of the PShare awards affected, the target level of FCFbG was increased by an amount based on forecast. The threshold and distinguished levels were determined through consideration of market factors applicable for the timeframes remaining for each program. Consistent with our prior and well-established practice, the actual performance targets are not disclosed until each 3-year performance cycle is completed to safeguard the confidentiality of our long-term outlook on projected performance. Therefore, the FCFbG goals, revised to reflect the Calpine acquisition, for the 2024-2026 and 2025-2027 PShare awards will be disclosed in our 2027 and 2028 proxy statements, respectively.

2023–2025 Performance Share Program Payout Determination

The Compensation Committee approved the performance scale aligned to the Constellation business strategy in 2023. Based on achieved performance, the Compensation Committee approved the 2023-2025 PShare payout at 200% of target. No adjustments were made to the 2023-2025 PShare awards given the acquisition closed in January 2026 and Calpine related results were excluded from the results used to calculate payouts.

The table below shows the determination of the number of PShares earned under the 2023-2025 PShares award. The awards vested on February 9, 2026. The PShare awards also earned dividend equivalents during the performance period. Each time Constellation paid a quarterly dividend, the dividend value was converted to unvested dividend equivalents, and adjusted by the same performance factor at the end of the performance period.

NEO	PShare Target	Formulaic Performance Factor	Actual Award
Dominguez	80,471	200%	160,942
Eggers	18,509	200%	37,018
Hanson	22,532	200%	45,064
McHugh	14,365	200%	28,730
Barrón	12,313	200%	24,626

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Compensation Discussion and Analysis
2025 Executive Compensation Peer Groups

Independent Compensation Consultant

The Compensation Committee retains Meridian Compensation Partners, an independent compensation consultant, to support its duties and responsibilities. Meridian provides advice and counsel on executive and director compensation matters and provides information and advice regarding market trends, competitive compensation programs, and strategies including, but not limited to, the following:

•	Market data for each senior executive position, including evaluating Constellation’s compensation strategy and reviewing and confirming the peer group used to prepare the market data,
•	An independent assessment of management recommendations for changes in the compensation structure,
•	Assisting management to ensure Constellation’s executive compensation programs are designed and administered consistent with the Compensation Committee’s requirements, and
•	Ad hoc support on executive compensation matters and related governance trends.

The Compensation Committee will annually review the compensation, performance, and independence of Meridian and approve the firm’s fees and other retention terms. In December 2025, the Compensation Committee assessed the independence of Meridian and concluded that it is independent and that no conflict of interest exists that would prevent Meridian from serving as an independent consultant to the Compensation Committee.

2025 Executive Compensation Peer Groups

Constellation uses a blended peer group that consists of energy services peers, independent power producers (“IPPs”), and general industry peers for assessing our executive compensation program and the competitive positioning of our NEO’s compensation. We utilize this method because (1) there are not enough energy services and IPP peers with size, scale and complexity comparable to Constellation to create a robust peer group, and (2) Constellation’s market for attracting talent includes general industry peers, with key executives hired from several Fortune 100 companies. When selecting general industry peers, we consider capital asset-intensive companies with size, scale and complexity similar to Constellation, and we also consider the extent to which they may be subject to the effects of volatile commodity prices similar to Constellation’s sensitivity to commodity price volatility. Constellation evaluates its peer group on an annual basis and adjusts the peer group for changes with our energy and general industry peers when needed.

Constellation’s revenues are at the 54th percentile of the following blended peer group comprising 18 companies:

Energy Services and IPPs
8 companies	• American Electric Power Company, Inc. (AEP) • Dominion Energy, Inc. (D)	• Duke Energy Corporation (DUK) • Nextera Energy, Inc. (NEE) • NRG Energy, Inc. (NRG)	• The AES Corporation (AES) • Vistra Corp. (VST) • The Southern Company (SO)

General Industry
10 companies	• Cheniere Energy, Inc. (LNG) • CSX Corporation (CSX) • International Paper (IP) • HF Sinclair Corporation (DINO)	• LyondellBasell Industries N.V.(LYB) • Nucor Corporation (NUE) • Occidental Petroleum Corporation (OXY)	• PPG Industries, Inc. (PPG) • The Sherwin-Williams Company (SHW) • WestRock Company (WRK)

In 2025, the Compensation Committee reviewed the peer group to better reflect Constellation’s post-Calpine acquisition size and complexity. The changes summarized below are intended to improve Constellation’s relative size and revenue positioning within the new peer group, while maintaining focus on complex, capital intensive, commodity price-sensitive U.S. companies. The change will be effective with respect to the peer group used to evaluate 2026 compensation decisions and assess program design practices.

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Compensation Discussion and Analysis
Stock Ownership Guidelines

The following changes will be made to the 2026 peer group:

Additions	Removals

Caterpillar, Inc. (CAT)

ConocoPhillips (COP)

Deere & Company (DE)

Dow Inc. (DOW)

GE Vernova Inc. (GEV)

General Dynamics Corporation (GD)

General Electric Company (GE)

Northrop Grumman Corporation (NOC)

Schlumberger Limited (SLB)

Union Pacific Corporation (UNP)

The AES Corporation (AES) CSX Corporation (CSX) Dominion Energy, Inc. (D) HF Sinclair Corporation (DINO) International Paper (IP) PPG Industries, Inc. (PPG) WestRock Company (WRK)

Stock Ownership Guidelines

To strengthen the alignment of executive interests with those of shareholders, executive officers are required to own certain amounts of Constellation common stock five years following his or her employment or promotion to a new position (six-times base salary for Mr. Dominguez; three times base salary for the other NEOs). All NEOs have met their stock ownership requirement.

The following types of shares are taken into consideration to satisfy the ownership requirements:

•	shares owned outright by the executive or their immediate family, in street name or held in trust,
•	net shares from vested Long-Term Performance Share Unit Awards (PShares),
•	shares from Restricted Stock Unit Awards that are granted but not vested, and
•	shares held in the deferred compensation program or in retirement plan accounts.

	Stock Ownership Requirement, as a		Compliance
Position	Multiple of Base Salary Rate		Period	Compliance Status
CEO		6x	Within five years after appointment to office	As of the date of this proxy statement, all NEOs owned common stock in excess of their requirements

Senior executive officers		3x

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Compensation Discussion and Analysis
Insider Trading Policy; Prohibition on Hedging and Pledging of Common Stock; Other Trading Requirements

Insider Trading Policy; Prohibition on Hedging and Pledging of Common Stock; Other Trading Requirements

Constellation has adopted an insider trading policy that governs the purchase, sale, and/or other transactions of our securities by our directors, officers and employees. In addition, with regard to the company’s trading in its own securities, it is the company’s policy to comply with the federal securities laws and the applicable exchange listing requirements.

Our insider trading policy includes provisions that prohibit directors and employees (including officers) and certain of their related persons (including certain family members and entities in which they own a significant interest) from engaging in short sales, put or call options, hedging transactions, pledging, or other derivative transactions involving Constellation stock.

Clawback Policy

The Board has adopted two recoupment (aka “clawback”) policies. One clawback policy applies only to SEC Section 16 executive officers (which includes, but is not limited to, our CEO and the other NEOs), the other policy applies to all employees (including the Section 16 executive officers) that receive incentive-based compensation. The policy applicable to Section 16 executive officers is compliant with the clawback rules and requirements adopted by the SEC and Nasdaq in 2023. Under this policy, the Board is required to recoup, from current or former Section 16 executive officers, any incentive-based compensation that was erroneously awarded during the three years preceding the date of any accounting restatement that is required due to material non-compliance with any financial reporting requirement under applicable U.S. federal securities laws. The other clawback policy provides our Board wider discretionary authority to recoup incentive compensation. Under this broader clawback policy, the Board or Compensation Committee may seek to recoup incentive compensation paid or payable to current or former incentive plan participants if, in its sole discretion, the Board or Compensation Committee determines that: (a) the current or former incentive plan participant breached a restrictive covenant or engaged or participated in misconduct, or intentional or reckless acts or omissions, or serious neglect of responsibilities that caused or contributed to a significant financial loss or serious reputational harm to Constellation regardless of whether a financial statement restatement or correction of incentive plan results was required, and (b) recoupment is not precluded by applicable law or employment agreements.

Risk Management Assessment of Compensation Policies and Practices

The Compensation Committee reviews Constellation’s compensation policies and practices as they relate to the company’s risk management practices and risk-taking incentives. In 2025, our Enterprise Risk Management group applied the enterprise risk management policy and framework to the compensation risk assessment process to assess and validate that the controls in place continued to mitigate incentive compensation risks.

Following this assessment, which was reviewed by the independent compensation consultant, the Compensation Committee believes that the risks arising from the company’s compensation policies and practices are not reasonably likely to have a material adverse effect on Constellation. In this regard, the Compensation Committee considered the following compensation program features, which balance the degree of risk taking:

•	the AIP includes multiple incentive performance measures with a balance of financial and non-financial metrics;
•	long-term incentives include multiple vehicles and performance metrics and three-year overlapping performance periods that are aligned with long-term stock ownership requirements;
•	incentive metrics, performance goals, and capital allocation require multiple approval levels and oversight;
•	total compensation pay mix includes effective and market aligned balance of short and long-term incentive compensation elements;
•	incentive compensation is balanced by formulaic and discretionary funding;
•	short and long-term incentive awards contain award caps or modifiers;
•	reasonable change-in-control and severance benefits are within common market norms;
•	clawback provisions exceed regulatory mandates; and
•	consistent and meaningful stock ownership requirements create sustained and consistent ownership stakes.

Constellation Energy Corporation 2026 Proxy Statement	69

2025 Executive Compensation Tables
2025 Summary Compensation Table

2025 Executive Compensation Tables

2025 Summary Compensation Table

						Change in
						Pension Value
					Non-Equity	and Nonqualified
					Incentive	Deferred
				Stock	Plan	Compensation	All Other
Name	Year	Salary(a)	Bonus	Awards(b)	Compensation(c)	Earnings(d)	Compensation(e)	Total
Joseph Dominguez
President and Chief Executive Officer	2025	$1,481,250	—	$12,100,487	$2,649,928	$505,380	$378,134	$17,115,179
	2024	1,363,333	—	10,500,172	3,462,826	519,424	371,209	16,216,964
	2023	1,181,944	—	10,000,025	3,309,384	471,090	222,942	15,185,385
Daniel Eggers
Executive Vice President and Chief Financial Officer	2025	755,747	—	3,200,278	809,783	171,697	130,032	5,067,537
	2024	730,294	—	2,800,122	1,172,223	159,340	119,250	4,981,229
	2023	702,101	—	2,300,140	1,246,962	156,637	102,560	4,508,400
Bryan C. Hanson
Executive Vice President and Chief Generation Officer	2025	904,768	—	2,900,332	969,457	1,268,223	136,566	6,179,346
	2024	874,296	—	2,900,095	1,403,364	2,042,206	195,553	7,415,514
	2023	831,945	—	2,800,033	1,479,802	3,566,930	162,443	8,841,153
James McHugh
Executive Vice President and Chief Commercial Officer	2025	752,943	—	5,700,252	721,853	310,392	76,532	7,561,972
	2024	727,584	—	2,000,087	1,044,939	250,772	78,703	4,102,085
	2023	702,453	—	1,785,095	1,114,489	216,706	72,008	3,890,751
Kathleen Barrón
Executive Vice President and Chief Strategy and Growth Officer	2025	743,955	—	4,500,471	713,426	219,418	145,413	6,322,683
	2024	712,705	—	2,000,087	1,023,568	189,460	161,045	4,086,865
	2023	688,088	—	1,530,152	1,091,696	169,065	166,392	3,645,393

(a)	The amounts shown represent base earnings.
(b)	The amounts shown in this column represent the aggregate grant date fair value of restricted stock unit and performance share unit awards granted in the year indicated, with such grant date fair values prepared in accordance with ASC Topic 718. The values set forth for the performance shares above reflect the vesting of such awards based on the probable outcome of target levels, however, values may be higher based on performance. For a discussion of threshold, target and maximum levels of vesting on these awards, see the “Long-Term Incentive Plan” description in the Compensation Discussion and Analysis section of this proxy statement.

	Performance Share Award Value
Name	At Target	At Maximum
Dominguez	$8,107,220	$16,214,440
Eggers	2,144,032	4,288,064
Hanson	1,943,210	3,886,420
McHugh	1,809,006	3,618,012
Barrón	1,675,126	3,350,252

Awards for Mr. McHugh and Ms. Barrón also include their one-time retention RSU also granted on February 10, 2025. For additional details on these one-time awards refer to the section on Restricted Stock Units.

(c)	The amounts shown in this column for 2025 represent payments made pursuant to the Annual Incentive Plan.
(d)	The amounts shown in this column represent the change in the accumulated pension benefit for the NEOs from December 31, 2024 to December 31, 2025.
(e)	The following table describes the incremental cost of other benefits provided in 2025 that are shown in this column.

Constellation Energy Corporation 2026 Proxy Statement	70

2025 Executive Compensation Tables
2025 Summary Compensation Table

Name	Perquisites (a)	Reimbursement for Income Taxes (b)	Constellation Contributions to Savings Plans (c)	Constellation Paid Executive LTD Premiums (d)	Other (e)	Total
Dominguez	$290,180	$2,132	$81,287	$4,535	—	$378,134
Eggers	82,872	2,207	41,444	3,509	—	130,032
Hanson	80,456	2,379	49,617	4,114	—	136,566
McHugh	29,421	1,445	41,290	4,376	—	76,532
Barrón	99,189	1,474	40,807	3,943	—	145,413

(a)	Amounts reported for personal benefits provided to NEOs include: (1) transportation related benefits (including corporate aircraft, car and driver, as well as spousal and family travel); and (2) other benefits (including personal financial planning, company gifts, matching charitable contributions, and executive health physicals).
i.	Amounts reported for the personal use of corporate aircraft are based on the aggregate incremental cost to Constellation and are calculated using the hourly incremental cost for flights, including costs for fuel, maintenance, airport charges, and other variable costs, as applicable. Certain NEOs are also entitled to limited personal use of the company’s cars and drivers including commuting to work locations. Amounts reported in this column for Mr. Dominguez, Mr. Eggers, Mr. Hanson, and Ms. Barrón include $186,074, $50,925, $43,372 and $63,673, respectively, for personal use of corporate aircraft. The amounts also include $68,747 for spousal/domestic partner and other family member usage for Mr. Dominguez.
ii.	Limited personal financial planning benefits valued at $17,592 were provided for each NEO. Executive officers may request matching gifts to qualified charitable organizations in amounts up to $10,000. Mr. Dominguez requested $9,167, Ms. Barrón requested $9,667, and Messrs. Eggers, Hanson and McHugh each requested the full match. Comprehensive Executive Health Physicals are provided with the aggregate incremental value ranging from $2,500 to $5,000 depending on service provider.
(b)	Constellation provides reimbursements of tax obligations incurred when: employees are required to work outside their state of home residence and encounter double taxation in states and localities where tax credits are not permitted in home state tax filings; when business-related spousal travel involves personal benefits and income is imputed to the employee; and for required relocation and housing/living expenses incurred in compliance with regulatory requirements.
(c)	The amounts represent the respective corporate matching contributions to the NEOs’ accounts. Each of the NEOs participated in the 401(k) Plan and the Deferred Compensation Plan.
(d)	Constellation provides basic term life insurance, accidental death and disability insurance, and long-term disability insurance to all employees, including NEOs. The values shown in this column include the premiums paid during 2025 for long-term disability over and above the basic coverage provided to all employees.

Constellation Energy Corporation 2026 Proxy Statement	71

2025 Executive Compensation Tables
Grants of Plan-Based Awards

Grants of Plan-Based Awards

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(a)			Estimated Possible Payouts Under Equity Incentive Plan Awards(b)			All other Stock Awards: Number	Grant Date Fair Value of Stock
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	of Shares or Units(c)	and Option Awards(d)
Dominguez	2/10/2025	$35,273	$2,351,520	$4,703,040
	2/10/2025				9,447	25,191	50,382		$8,107,220
	2/10/2025							12,408	3,993,267
Eggers	2/10/2025	10,779	718,593	1,437,186
	2/10/2025				2,498	6,662	13,324		2,144,032
	2/10/2025							3,282	1,056,246
Hanson	2/10/2025	12,904	860,287	1,720,574
	2/10/2025				2,264	6,038	12,076		1,943,210
	2/10/2025							12,296	957,122
McHugh	2/10/2025	9,608	640,565	1,281,130
	2/10/2025				2,108	5,621	11,242		1,809,006
	2/10/2025							2,769	891,147
	2/10/2025(e)							9,322	3,000,099
Barrón	2/10/2025	9,496	633,088	1,266,176
	2/10/2025				1,952	5,205	10,410		1,675,126
	2/10/2025							2,564	825,172
	2/10/2025(e)							6,215	2,000,173

(a)	All NEOs have annual incentive plan target opportunities based on a fixed percentage of base salaries. Under the terms of the AIP, threshold performance earns 50% of the respective target, while performance at plan earns 100% of the respective target, and the maximum payout is capped at 200% of target. For 2025, the possible payout at threshold for AIP was calculated at 1.5% of target based on a threshold payout (50%) of the lowest weighted metric of 3%. For additional information about the terms of this program, see the “Compensation Discussion and Analysis” section above.
(b)	NEOs have a long-term performance share unit target opportunity that is a fixed number of performance share units which is commensurate with the officer’s position. The possible payout at threshold for performance share unit awards was calculated at 37.50% of target.

The possible maximum payout for performance share units was calculated at 200% of target. For additional information about the terms of these programs, see the “Compensation Discussion and Analysis” section and the footnotes to the Summary Compensation Table above.

(c)	This column shows restricted stock unit awards made during the year. The vesting dates of the awards are provided in footnote (b) to the Outstanding Equity Table below.
(d)	This column indicates the grant date fair value, calculated in accordance with FASB ASC Topic 718, of the performance share unit awards and restricted stock units granted to each NEO during 2025. Fair value of performance share unit awards granted on February 10, 2025, are based on an estimated payout of 100% of target.
(e)	For Mr. McHugh and Ms. Barrón also includes their one-time retention RSU also granted on February 10, 2025. For additional details on these one-time awards refer to the section on Restricted Stock Units. The vesting dates of the awards are provided in footnote (b) to the Outstanding Equity Table below.

Constellation Energy Corporation 2026 Proxy Statement	72

2025 Executive Compensation Tables
Outstanding Equity Awards at Year End

Outstanding Equity Awards at Year End

	Option Awards				Stock Awards
								Equity Incentive Plan Awards: Market or Payout Value
						Market Value of	Equity Incentive	or Unearned
	Number of	Number of			Number	Shares or Units	Plan Awards:	Shares, Units
	Securities	Securities			of Shares	of Stock That	Number of	or Other Rights
	Underlying	Underlying			or Units	Have Not Yet	Unearned	That Have Not
	Unexercised	Unexercised			of Stock	Vested Based	Shares, Units	Yet Vested Based
	Options	Options	Option	Option	That Have	on 12/31/25	or Other Rights	on 12/31/25
	That Are	That Are Not	Exercise or	Expiration	Not Yet	Closing Price	That Have Not	Closing Stock
Name	Exercisable	Exercisable	Base Price	Date	Vested(a)(b)	$353.27(a)(b)	Yet Vested(a)(b)	Price(a)(b)
Dominguez	—	—	—	—	44,429	$15,695,433	327,740	$115,780,710
Eggers	—	—	—	—	11,325	4,000,783	81,242	28,700,361
Hanson	—	—	—	—	11,866	4,191,902	89,299	31,546,658
McHugh	—	—	—	—	18,082	6,387,828	62,108	21,940,893
Barrón	—	—	—	—	14,406	5,089,208	57,067	20,160,059

(a)	The amount shown is composed of: the converted final third of the unvested restricted stock units (RSUs) originally granted on February 6, 2023, which vested on February 9, 2026; two-thirds of the RSUs originally awarded on February 5, 2024, half of which vested on February 9, 2026, and half of which will vest on the date of the Compensation Committee’s first regular meeting in 2027; and the RSUs awarded February 10, 2025, one-third of which vested on February 9, 2026, and one-third of which will vest on the date of each of the Compensation Committee’s first regular meetings in 2027 and 2028, respectively. For Mr. McHugh, the amount also includes 9,373 retention RSUs inclusive of accrued dividends. Mr. McHugh’s retention award was initially awarded on February 10, 2025, and will vest on the date of Compensation Committee’s first regular meeting in 2028. For Ms. Barrón, the amount also includes 6,249 retention RSUs inclusive of accrued dividends. Ms. Barrón’s retention award was initially granted February 10, 2025, and the award would vest on the date of Compensation Committee’s first regular meeting in 2029. Based on Ms. Barrón’s anticipated retirement in 2026, the award will accelerate and vest 100% as of her last day of employment, and will settle following a six-month hold under Section 409A of the Internal Revenue Code. All unvested RSUs accrue additional shares through automatic dividend reinvestment. All shares are valued at $353.27, the closing price on December 31, 2025.
(b)	The amount shown includes the target performance share awards granted on February 6, 2023, for the performance period ending December 31, 2025, the target performance share awards granted on February 5, 2024, for the performance period ending December 31, 2026, and the performance share awards granted on February 10, 2025, for the performance period ending December 31, 2027. All target awards have been increased to reflect the highest level of performance for the period, 200%. All shares are valued at $353.27, the closing price on December 31, 2025.

Constellation Energy Corporation 2026 Proxy Statement	73

Compensation Committee Report Executive Compensation Tables
Option Exercises and Stock Vested

Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number	Value	Number
	of Shares	Realized	of Shares	Value
	Acquired	on	Acquired	Realized on
Name	on Exercise	Exercise	on Vesting	Vesting(a)
Dominguez	—	—	236,558	$76,131,316
Eggers	—	—	55,669	17,915,856
Hanson	—	—	102,849	32,724,004
McHugh	—	—	75,112	20,644,402
Barrón	—	—	64,662	22,647,810

(a)	The amounts shown represents the closing price of a share of Constellation stock on the scheduled vesting date multiplied by the number of RSUs and PShares that vested.

Constellation Energy Corporation 2026 Proxy Statement	74

Benefit Plans
Pension Benefits

Benefit Plans

Pension Benefits

Constellation sponsors the Constellation Retirement Program, a defined benefit pension plan that includes the Commonwealth Edison Company Constellation Service Annuity System (SAS), a traditional pension plan covering NEOs who commenced employment prior to January 1, 2001, and the Constellation Cash Balance Pension Plan (CBPP), an account-based plan covering eligible NEOs hired between January 1, 2001, and February 1, 2018. The Constellation Retirement Program is tax-qualified under Section 401(a) of the Internal Revenue Code.

Commonwealth Edison Company Constellation Service Annuity System (SAS)

Only one NEO (Mr. Hanson) participates in the SAS. Under the SAS, the annuity benefit payable at normal retirement age is equal to the sum of 1.25% of the participant’s earnings as of December 25, 1994, reduced by a portion of the participant’s earned Social Security benefit as of that date, plus 1.6% of the participant’s highest average annual pay, multiplied by the participant’s years of credited service (up to a maximum of 40 years). Pension-eligible compensation for the SAS’s Final Average Pay Formula includes base pay and annual incentive awards. Benefits under the SAS are vested after five years of service.

“Normal retirement age” under the SAS is 65 and the plan also offers early retirement benefits, which are payable if a participant retires after attainment of age 50, but before attainment of age 65 and completion of 10 years of service. The annual pension payable under the plan is determined as of the early retirement date, reduced by 2% for each year of payment before age 60 to age 58, then 3% for each year before age 58 to age 50. In addition, the early retirement benefit is supplemented prior to age 65 by a temporary payment equal to 80% of the participant’s estimated monthly Social Security benefit. The supplemental benefit is partially offset by a reduction in the regular annuity benefit.

Constellation Cash Balance Pension Plan (CBPP)

Four NEOs (Messrs. Dominguez, Eggers, and McHugh and Ms. Barrón) participate in the CBPP. Under the CBPP, a notional account is established for each participant, and the account balance grows as a result of annual benefit credits and annual investment credits. When the CBPP was initially established in 2001, it provided an annual benefit credit of 5.75% of an employee’s base pay and annual incentive award for the year and an annual investment credit based on the average of that year’s S&P 500 stock index return and the 30-year Treasury rate for the month of November (subject to 4% minimum). The benefit and investment credit rates have been subsequently modified periodically pursuant to U.S. Treasury Department guidance on cash balance plans. NEO participants in the CBPP currently receive an annual benefit credit of 7% of base salary and annual incentive award, and an annual investment credit based on either the third segment spot rate of interest on long-term investment grade corporate bonds for the month of November of the year credited (subject to a 4% minimum) or the second segment spot rate of interest on long-term investment grade corporate bonds for the month of November of the year credited (subject to a 3.8% minimum), depending on length of service. Benefits vest after three years of service and are payable in an annuity or a lump sum at any time following termination of employment. Apart from the benefit credits and the vesting requirement, years of service are not relevant to a determination of accrued benefits under the CBPP.

A one-time transition benefit credit as of December 31, 2018 was provided to all CBPP participants in recognition of the transition to a fully fixed income investment credit rate. The amount of the credit ranged from 0% to 30.5% of 2018 annualized base pay, based on years of service as of December 31, 2007.

Constellation ceased offering the SAS to all new entrants as of January 1, 2009, and the CBPP was closed to all new entrants as of January 1, 2023. Instead, an annual enhanced non-discretionary 401(k) contribution is provided for new employees not eligible for pension benefits.

Constellation Supplemental Management Retirement Plan (SMRP)

All NEOs participate in the SMRP which provides supplemental benefits to the benefits provided under the tax-qualified Constellation Retirement Program for individuals whose annual compensation exceeds the limits imposed under the Internal Revenue Code. Under the terms of the SMRP, participants are provided the amount of benefits they would have received under the SAS or CBPP, as applicable, but for the application of the Internal Revenue Code limits. The SMRP offers a lump sum as an optional form of payment. Tax benefits are provided for SMRP participants when FICA and state taxes are not imposed on qualified pension plan benefits, but are imposed on non-qualified retirement benefits, such as those provided under the SMRP. Constellation provides these tax benefits in order to equalize the tax treatment of non-qualified benefits to those received under qualified plans. These tax benefits are provided to all participants in the SMRP (currently over 166, approximately 51% of which are executives (i.e., Vice President level or above)).

Constellation Energy Corporation 2026 Proxy Statement	75

Benefit Plans
Constellation Supplemental Management Retirement Plan (SMRP)

For participants in the SAS, the SMRP lump sum includes the value of the marital annuity, death benefits and other early retirement subsidies at a designated interest rate. The interest rate applicable for distributions to participants in the SAS in 2025 is 4.58%. For participants in the CBPP, the lump sum is the value of the non-qualified account balance. The values of the lump sum amounts do not include the value of any pension benefits covered under the tax-qualified pension plans, and the methods and assumptions used to determine the non-qualified lump sum amount are different from the assumptions used to generate the present values shown in the tables of benefits to be received upon retirement, termination due to death or disability, involuntary separation not related to a change in control, or upon a qualifying termination following a change in control which appear later in this proxy statement.

Since 2004, the provision of additional years of credited service to executives was ended under the SMRP for any period in which services are not actually performed, except that up to two years of service credits may be provided under the SMRP upon a qualifying termination of employment under severance or up to 2.99 years of service under change in control agreements, and performance-based awards or awards that are intended to make up for lost pension benefits from another employer. Service credits previously available under employment, change in control or severance agreements or arrangements (or any successor arrangements) are not affected.

The amount of the change in the pension value for each of the NEOs is the amount included in the Summary Compensation Table above. The present value of each NEO’s accumulated pension benefit is shown in the Pension Benefits table below. The assumptions used in estimating the present values include the following: pension benefits are assumed to begin at each participant’s earliest unreduced retirement age; the SMRP lump sum amounts for SAS participants are determined using the rate of 4.84% as of December 31, 2025, at the assumed retirement age; the account balances for CBPP participants are assumed to grow at the annual investment credit rate of 5.31% or 6.17% as of December 31, 2025, depending on length of service, to the assumed retirement age; the lump sum amounts are discounted from the assumed retirement date at the applicable discount rates of 5.66% as of December 31, 2024 and 5.38% as of December 31, 2025; and the applicable mortality tables.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit
Dominguez	CBPP	23.35	$822,589
	SMRP	23.35	2,589,920
Eggers	CBPP	9.76	245,152
	SMRP	9.76	703,582
Hanson	SAS	37.30	2,809,385
	SMRP	37.30	13,158,657
McHugh	CBPP	22.79	701,269
	SMRP	22.79	1,323,721
Barrón	CBPP	15.47	469,012
	SMRP	15.47	884,602

(a)	Mr. Hanson’s non-qualified Supplemental Management Retirement Plan (SMRP) present value is $13,158,657. Based on lump sum conversion interest rates defined for immediate distributions under the non-qualified plan, the comparable lump sum amount applicable for service through December 31, 2025 is $14,498,543. Note that, in any event, payments made upon termination may be delayed by six months in accordance with U.S. Treasury Department guidance.

Constellation Energy Corporation 2026 Proxy Statement	76

Benefit Plans
Deferred Compensation

Deferred Compensation

Constellation Deferred Compensation Plan

The Constellation Deferred Compensation Plan is a non-qualified plan that permits NEOs to defer certain cash compensation to facilitate tax and retirement planning. The Constellation Deferred Compensation Plan also permits Constellation to credit related matching contributions that would have been contributed to the Constellation Employee Savings Plan (Constellation’s tax-qualified 401(k) plan) but for the applicable limits under the Internal Revenue Code.

Constellation Employee Savings Plan

The Constellation Employee Savings Plan is tax-qualified under Sections 401(a) and 401(k) of the Internal Revenue Code. Constellation maintains the Constellation Employee Savings Plan to attract and retain qualified employees, including the NEOs, and encourage retirement savings, which under the plan may be supplemented by company matching and profit-sharing contributions. The excess matching feature of the Constellation Deferred Compensation Plan is maintained to enable highly compensated employees to save for retirement to the extent they otherwise would have, were it not for the limits established by the IRS.

Once participants in the Constellation Employee Savings Plan reach their statutory contribution limit during the year, their elected payroll contributions and company matching contribution will be credited to their accounts in the Constellation Deferred Compensation Plan to the extent provided in an election filed in the prior year. The investment options under the Constellation Deferred Compensation Plan consist of a basket of investment fund benchmarks substantially the same as those funds available through the Constellation Employee Savings Plan. Deferred amounts represent unfunded, unsecured obligations of Constellation.

Name	Executive Contributions in 2025(a)	Constellation Contributions in 2025(b)	Aggregate Earnings in 2025(c)	Aggregate Withdrawals/ Distributions	Aggregate Balance at 12/31/25(d)
Dominguez	$296,875	$62,107	$145,731	—	$1,083,073
Eggers	20,599	22,576	226,090	—	733,123
Hanson	48,562	33,265	75,500	—	677,553
McHugh	20,522	22,492	132,938	—	601,596
Barrón	81,265	22,267	102,137	—	777,642

(a)	The full amount shown for executive contributions is included in the base salary figures for each NEO shown above in the Summary Compensation Table.
(b)	The full amount shown under the “Constellation contributions in 2025” column is included in the “Constellation contributions to savings plans” column for each NEO shown above in the All Other Compensation Table.
(c)	The amount shown under aggregate earnings reflects the NEOs’ gain or loss based upon the individual allocation of their notional account balance into the basket of mutual fund benchmarks. These gains or losses do not represent current income to the NEOs and have not been included in any of the compensation tables shown above.
(d)	For all NEOs, the aggregate balance shown includes those amounts, both executive contributions and Constellation contributions, that have been disclosed either as base salary as described in footnote (a) or as Constellation contributions under all other compensation as described in footnote (b) for the current fiscal year ending December 31, 2025.

Constellation Energy Corporation 2026 Proxy Statement	77

Potential Payments Upon Termination or Change in Control
Severance Benefits

Potential Payments Upon Termination or Change in Control

The amount of benefits payable upon termination or a change in control is contingent upon a variety of factors, including the circumstances under which employment terminates.

Severance Benefits

The NEOs are entitled to certain payments and benefits in connection with a termination of employment other than for cause (which generally includes willful or reckless acts or omissions, commission of a felony, a material violation of the Code of Business Conduct, or any breach of a restrictive covenant), disability or resignation for good reason (which generally includes certain reductions in salary, demotions or material reductions in the NEO’s position or duties) as provided for in the Constellation Senior Management Severance Plan (“SMSP”).

The “Severance Period” is 24 months after termination of employment for all NEOs. Benefits under the SMSP include the following items:

Severance Pay	Continued payment of base salary for the applicable Severance Period.
Annual Incentive	Target annual incentive awards for the applicable Severance Period and a pro-rated annual incentive award for the year in which the termination of employment occurs.
Equity Awards	Retiree Eligible(a)	1. RSUs: Unvested awards accelerate vesting 2. LTIP (including performance shares): Prorated portion vests based on actual performance; payable at the time provided for in the award terms.
Non-Retiree Eligible

1. RSUs: Unvested awards are prorated based on date of termination and accelerate vesting

2. LTIP (including performance shares): Prorated portion vests based on actual performance; payable at the time provided for in the award terms.

SMRP Benefits	Benefit equal to the amount payable under the SMRP determined as if the SMSP benefit were fully vested and the severance pay constituted covered compensation for purposes of the SMSP.
Retirement Benefits	If applicable, benefits equal to the actuarial equivalent present value of any non-vested accrued benefit under Constellation’s qualified defined benefit retirement plan. All current NEOs are fully vested.
Insurance, Health and Welfare Benefits	Life, disability, accident, health and other welfare benefit coverage continues during the severance pay period on the same terms and conditions applicable to active employees, followed by retiree health coverage, if applicable.(b)
Financial Planning	Outplacement and financial planning services for at least 12 months.

(a)	Executives are considered retiree eligible for equity awards, if they are at least 55 years old and have completed at least 10 years of service.
(b)	Executives are eligible for retiree medical, if they are at least 50 years old and have completed at least 10 years of service.

Payments under the SMSP are subject to reduction by the company to the extent necessary to avoid imposition of excise taxes imposed by Section 4999 of the Internal Revenue Code on excess parachute payments or under similar state or local law.

Change in Control Benefits

The NEOs are eligible for benefits upon certain involuntary terminations or a resignation for “good reason” (which generally includes certain reductions in compensation and benefits, reductions in position, duties or responsibilities, relocations or breaches by the company of the SMSP) in connection with a change in control of the company.

Under the SMSP, a “change in control” includes any of the following: (a) when any person or group acquires 20% of Constellation’s then outstanding common stock or of voting securities; (b) the incumbent members of the Constellation Board (or new members nominated by a majority of incumbent directors) cease to constitute at least a majority of the members of the Constellation Board; (c) consummation of a reorganization, merger or consolidation, or sale or other disposition of at least 50% of Constellation’s operating assets (excluding a transaction where Constellation shareholders retain at least 60% of the voting power); or (d) upon shareholder approval of a plan of complete liquidation or dissolution.

Constellation Energy Corporation 2026 Proxy Statement	78

Potential Payments Upon Termination or Change in Control
Severance Benefits

If the executive resigns for good reason or his or her employment is terminated by Constellation other than for cause or disability, during the period commencing 90 days before a change of control or during the 24-month period following a change in control, the executive is entitled to the benefits outlined below.

Severance Pay	The executive receives 2.99 times base salary to be paid in substantially equal regular payroll installments.
Annual Incentive	Target annual incentive award for a period of 2.99 years after termination of employment and a pro-rated annual incentive award for the year in which the termination of employment occurs.
Equity Awards

1.  RSUs: Unvested awards vest.

2.  LTIP (including performance shares): Award shall become fully vested and payable based on the extent to which the performance goals established under the LTIP for such performance period are attained as of the last day of the performance period.

SMRP Benefits	Benefit equal to the amount payable under the SMRP determined as if (1) the executive had 2.99 years of age and years of service and (2) the severance pay constituted covered compensation for purposes of the SMRP.
Retirement Benefits	Benefits equal to the actuarial equivalent present value of any non-vested accrued benefit under Constellation’s qualified defined benefit retirement plan. All current NEOs are fully vested.
Insurance, Health and Welfare Benefits	Life, disability, accident, health and other welfare benefit coverage continues during the severance pay period on the same terms and conditions applicable to active employees, followed by retiree health coverage, if applicable.(a)
Financial Planning	Outplacement and financial planning services for at least 12 months.

(a)	Executives are eligible for retiree medical, if they are at least 50 years old and have completed at least 10 years of service.

2025 Estimated Value of Benefits to be Received Upon Retirement

The following table shows the estimated value of payments and other benefits to be conferred upon the NEOs assuming they retired as of December 31, 2025. As of December 31, 2025, Mr. Eggers and Mr. McHugh had not reached the minimum age required to be eligible for retirement benefits. These payments and benefits are in addition to the present value of the accumulated benefits from each NEO’s qualified and non-qualified pension plans shown in the tables within the Pension Benefit section and the aggregate balance due to each NEO that is shown in the tables within the Deferred Compensation section.

Name	Cash Payment(a)	Value of Unvested Equity Awards(b)	Total Value of All Payments and Benefits(c)
Dominguez	$2,650,000	$102,715,000	$105,365,000
Eggers	810,000	—	810,000
Hanson	969,000	28,122,000	29,091,000
McHugh	722,000	—	722,000
Barrón	713,000	19,627,000	20,340,000

(a)	Under the terms of the 2025 AIP, a pro-rated actual incentive award is payable upon retirement based on the number of days worked during the year of retirement. The amount above represents the executive’s 2025 annual incentive payout after company/business unit performance was determined.
(b)	Includes the value of the executives’ unvested performance share awards granted in 2023 (earned at 200%) and 2024 and 2025 assuming target performance and the accelerated portion of the executives’ RSU awards that, per applicable awards terms, would vest upon retirement. The value of the shares is based on Constellation’s closing stock price on December 31, 2025 of $353.27.
(c)	Estimate of total payments and benefits based on a December 31, 2025 retirement date.

Constellation Energy Corporation 2026 Proxy Statement	79

Potential Payments Upon Termination or Change in Control
Severance Benefits

2025 Estimated Value of Benefits to be Received Upon Termination due to Death or Disability

The following table shows the estimated value of payments and other benefits to be conferred upon the NEOs assuming employment is terminated due to death or disability as of December 31, 2025. These payments and benefits are in addition to the present value of the accumulated benefits from the NEOs’ qualified and non-qualified pension plans shown in the tables within the Pension Benefit section and the aggregate balance due to each NEO that is shown in tables within the Deferred Compensation section.

Name	Cash Payment(a)	Value of Unvested Equity Awards(b)	Total Value of All Payments and Benefits(c)
Dominguez	$2,650,000	$102,715,000	$105,365,000
Eggers	810,000	25,051,000	25,861,000
Hanson	969,000	28,122,000	29,091,000
McHugh	722,000	22,559,000	23,281,000
Barrón	713,000	19,627,000	20,340,000

(a)	Under the terms of the 2025 AIP, a pro-rated actual incentive award is payable upon death or disability based on the number of days worked during the year of termination. The amounts in this column represent the executives’ 2025 annual incentive payout after company/business unit performance was determined.
(b)	Includes the value of the executives’ unvested performance shares, which will vest upon death or disability at the actual level earned and awarded. The 2023-2025 award is inclusive of the 200% earned performance, and it vested February 9, 2026.

The 2024-2026 and 2025-2027 performance shares are assumed earned at target. This column also includes the accelerated portion of the executives’ RSUs that, per applicable award terms, would vest upon death or disability. The value of the shares is based on the closing stock price on December 31, 2025 of $353.27.

(c)	Estimate of total payments and benefits based on a December 31, 2025 termination due to death or disability.

2025 Estimated Value of Benefits to be Received Upon Involuntary Separation Not Related to a Change in Control

The following table shows the estimated value of payments and other benefits to be conferred upon the NEOs assuming they were terminated as of December 31, 2025 under the terms of the SMSP. These payments and benefits are in addition to the present value of the accumulated benefits from the NEOs’ qualified and non-qualified pension plans shown in the tables within the “Pension Benefit” section and the aggregate balance due to each NEO that is shown in the tables within the “Deferred Compensation” section.

Name	Cash Payment(a)	Retirement Benefit Enhancement(b)	Value of Unvested Equity Awards(c)	Health and Welfare Benefit Continuation(d)	Perquisites and Other Benefits(e)	Total Value of All Payments and Benefits(f)
Dominguez	$10,450,000	$624,000	$102,715,000	$55,000	$40,000	$113,884,000
Eggers	3,776,000	237,000	19,837,000	45,000	$40,000	23,935,000
Hanson	4,520,000	574,000	28,122,000	49,000	$40,000	33,305,000
McHugh	3,526,000	224,000	16,190,000	54,000	$40,000	20,034,000
Barrón	3,489,000	194,000	19,627,000	49,000	$40,000	23,399,000

(a)	Represents the estimated cash severance benefit equal to two times the sum of the executive’s (i) current base salary and (ii) the annual incentive award at target, plus a pro-rated annual incentive award for the year in which termination occurs. The amount above represents the executives’ 2025 annual incentive payout after Company/business unit performance was determined.
(b)	Represents the estimated retirement benefit enhancement that consists of a one-time lump sum payment based on the actuarial present value of a benefit under the non-qualified pension plan assuming that the severance pay period was taken into account for purposes of vesting and crediting, and the severance pay constituted covered compensation for purposes of the non-qualified pension plan.
(c)	Includes the value of the executives’ unvested performance shares, which will vest upon termination at the actual level earned and awarded. The 2023-2025 award is inclusive of the 200% earned performance, and it vested February 9, 2026. The 2024-2026 and 2025-2027 performance shares are assumed earned at target. This column also includes the accelerated portion of the executives’ RSUs that would vest upon an involuntary separation not related to a change in control. The value of the shares is based on the closing stock price on December 31, 2025 of $353.27.
(d)	Estimated costs of healthcare, life insurance, and long-term disability coverage which continue during the severance period.
(e)	Estimated costs of outplacement and financial planning services for up to 12 months for all NEOs.
(f)	Estimate of total payments and benefits based on a December 31, 2025 termination date.

Constellation Energy Corporation 2026 Proxy Statement	80

Potential Payments Upon Termination or Change in Control
Severance Benefits

2025 Estimated Value of Benefits to be Received Upon a Qualifying Termination following a Change in Control

The following table shows the estimated value of payments and other benefits to be conferred upon the NEOs assuming they were terminated upon a qualifying change in control as of December 31, 2025. These payments and benefits are in addition to the present value of accumulated benefits from the NEOs’ qualified and non-qualified pension plans shown in the tables within the “Pension Benefits” section and the aggregate balance due to each NEO that is shown in tables within the “Deferred Compensation” section.

Name	Cash Payment(a)	Retirement Benefit Enhancement(b)	Value of Unvested Equity Awards(c)	Health and Welfare Benefit Continuation(d)	Perquisites and Other Benefits(e)	Potential Scaleback	Total Value of All Payments and Benefits(f)
Dominguez	$14,311,000	$1,169,000	$102,715,000	$82,000	$40,000	$—	$118,317,000
Eggers	5,245,000	471,000	25,051,000	68,000	40,000	—	30,875,000
Hanson	6,278,000	2,010,000	28,122,000	74,000	40,000	—	36,524,000
McHugh	4,913,000	440,000	22,559,000	80,000	40,000	—	28,032,000
Barrón	4,862,000	378,000	19,627,000	73,000	40,000	—	24,980,000

(a)	Represents the estimated cash severance benefit equal to the change in control severance multiple of 2.99 times the sum of the executive’s (i) current base salary and (ii) the annual incentive award at target, plus a pro-rated annual incentive award for the year in which termination occurs. The amount above represents the executives’ 2025 annual incentive payout after company/business unit performance was determined.
(b)	Represents the estimated retirement benefit enhancement that consists of a one-time lump sum payment based on the actuarial present value of a benefit under the non-qualified pension plan assuming that the severance pay period was taken into account for purposes of vesting and crediting, and the severance pay constituted covered compensation for purposes of the non-qualified pension plan.
(c)	Includes the value of the executives’ unvested performance shares, which will vest upon termination at the actual level earned and awarded. The 2023-2025 award is inclusive of the 200% earned performance, and it vested February 9, 2026. The 2024-2026 and 2025-2027 performance shares are assumed earned at target. This column also includes the accelerated portion of the executives’ RSUs that would vest upon a qualifying termination following a change in control. The value of the shares is based on the closing stock price on December 31, 2025 of $353.27.
(d)	Estimated costs of healthcare, life insurance and long-term disability coverage which continue during the severance period.
(e)	Estimated costs of outplacement and financial planning services for up to 12 months for all NEOs.
(f)	Estimate of total payments and benefits based on a December 31, 2025 termination date.

Constellation Energy Corporation 2026 Proxy Statement	81

Pay Versus Performance
Pay Versus Performance

Pay Versus Performance

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the company. For further information concerning the company’s compensation philosophy and how the company aligns executive compensation with performance, refer to the “Compensation Discussion and Analysis” section of this proxy. The table discloses four years of data since the company became publicly traded in 2022.

	[1]	[2]	[3]	[4]	[5]	[6]	[7]	[8]
			Average Summary Compensation Table Total for Non-PEO NEOs[3]		Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO[1]	Compensation Actually Paid to PEO[2]		Average Compensation Actually Paid to Non-PEO NEOs[4]	Total Shareholder Return[5]	S&P 500 Industrials Total Shareholder Return[6]	Net Income (millions)[7]	Adjusted Operating Earnings (millions)[8]
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2025	$17,115,179	$78,753,450	$6,282,885	$22,454,122	$734	$162	$2,319	$2,944
2024(9)	16,216,964	83,543,227	5,146,423	18,565,856	462	136	3,749	2,735
2023	15,185,385	30,945,947	5,221,424	11,798,444	240	116	1,623	2,034
2022	10,439,082	23,640,761	4,078,360	11,598,514	175	98	(160)	1,335

1.	The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Dominguez (our President and Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to the Summary Compensation Table above.
2.	The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Dominguez, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Dominguez during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Dominguez’s total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	Reported Change in the Actuarial Present Value of Pension Benefits(c)	Pension Benefit Adjustments(d)	Compensation Actually Paid to PEO
2025	$17,115,179	($12,100,487)	$74,085,188	($505,380)	$158,950	$78,753,450
2024	16,216,964	(10,500,172)	78,209,518	(519,424)	136,341	83,543,227
2023	15,185,385	(10,000,025)	26,114,450	(471,090)	117,227	30,945,947
2022	10,439,082	(6,699,193)	20,167,014	(385,830)	119,688	23,640,761

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” columns in the Summary Compensation Table for the applicable year.
(b)	The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Constellation Energy Corporation 2026 Proxy Statement	82

Pay Versus Performance
Pay Versus Performance

Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2025	$16,410,721	$38,315,979	$—	$19,358,487	$—	$—	$74,085,188
2024	$27,545,491	$50,397,019	$—	$267,009	$—	$—	$78,209,518
2023	19,636,100	6,513,919	—	(35,569)	—	—	26,114,450
2022	17,991,666	—	2,175,348	—	—	—	20,167,014

(c)	The amounts included in this column are the amounts reported in “Change in Pension and Nonqualified Deferred Compensation” column of the Summary Compensation Table for each applicable year.
(d)	The total pension benefit adjustments for each applicable year include the aggregate of two components: (i) the actuarially determined service cost for services rendered by Mr. Dominguez during the applicable year (the “service cost”); and (ii) the entire cost of benefits granted in a plan amendment (or initiation) during the applicable year that are attributed by the benefit formula to services rendered in periods prior to the plan amendment or initiation (the “prior service cost”), in each case, calculated in accordance with U.S. GAAP. The amounts deducted or added in calculating the pension benefit adjustments are as follows:

Year	Service Cost	Prior Service Cost	Total Pension Benefit Adjustments
2025	$158,950	$—	$158,950
2024	$136,341	$—	$136,341
2023	117,227	—	117,227
2022	119,688	—	119,688

3.	The dollar amounts reported in column (d) represent the average of the amounts reported for the NEOs as a group (excluding Mr. Dominguez) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. Dominguez) included for purposes of calculating the average amounts in 2023, 2024 and 2025 are Messrs. Eggers, Hanson and McHugh and Ms. Barrón. The names of each of the NEOs (excluding Mr. Dominguez) included for purposes of calculating the average amounts in 2022 are Messrs. Eggers, Hanson, Koehler, and McHugh.
4.	The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Dominguez), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Dominguez) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Dominguez) for each year to determine the compensation actually paid, using the same methodology described above in Note 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments(a)	Average Reported Change in the Actuarial Present Value of Pension Benefits	Average Pension Benefit Adjustments(b)	Average Compensation Actually Paid to Non-PEO NEOs
2025	$6,282,885	($4,075,333)	$20,604,898	($492,433)	$134,105	$22,454,122
2024	$5,146,423	($2,425,098)	$16,374,681	($660,445)	$130,294	$18,565,856
2023	5,221,424	(2,103,855)	9,598,297	(1,027,335)	109,912	11,798,444
2022	4,078,360	(2,116,985)	9,735,277	(203,718)	105,580	11,598,514

Constellation Energy Corporation 2026 Proxy Statement	83

Pay Versus Performance
Pay Versus Performance

(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

						Average Value
			Average Fair	Average	Average Fair	of Dividends or
		Year over	Value as of	Change in	Value at the End	other Earnings
		Year Average	Vesting Date	Fair Value of	of the Prior Year	Paid on Stock or
	Average	Change in	of Equity	Equity Awards	of Equity Awards	Option Awards	Total
	Year End	Fair Value of	Awards	Granted in	that Failed to	not Otherwise	Average
	Fair Value	Outstanding	Granted and	Prior Years	Meet Vesting	Reflected in Fair	Equity
	of Equity	and Unvested	Vested in	that Vested in	Conditions in	Value or Total	Award
Year	Awards	Equity Awards	the Year	the Year	the Year	Compensation	Adjustments
2025	$7,657,040	$8,405,295	$—	$4,542,564	$—	$—	$20,604,898
2024	$5,820,860	$10,066,545	$—	$487,277	$—	$—	$16,374,681
2023	4,444,809	5,038,451	—	115,037	—	—	9,598,297
2022	9,469,938	—	265,339	—	—	—	9,735,277

(b)	The amounts deducted or added in calculating the total pension benefit adjustments are as follows:

			Total Average
	Average	Average Prior	Pension Benefit
Year	Service Cost	Service Cost	Adjustments
2025	$134,105	$—	$134,105
2024	$130,294	$—	$130,294
2023	109,912	—	109,912
2022	105,580	—	105,580

5.	Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the company’s share price at the end and the beginning of the measurement period by the company’s share price at the beginning of the measurement period.
6.	Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: S&P 500 Industrials.
7.	The dollar amounts reported represent the amount of net income attributable to common shareholders reflected in the company’s audited financial statements for the applicable year.
8.	Adjusted Operating Earnings exclude certain costs, expenses, gains and losses and other specified items, including mark-to-market adjustments from economic hedging activities and fair value adjustments related to gas imbalances and equity investments, decommissioning related activity, asset impairments, certain amounts associated with plant retirements and divestitures, pension and other post-employment benefits, non-service credits, and other items as set forth in Appendix A. While the company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the company’s compensation programs, the company has determined that Adjusted Operating Earnings is the financial performance measure that, in the company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the company to link compensation actually paid to the company’s NEOs, for the most recently completed fiscal year, to company performance.
9.	The Company identified a mathematical error in the calculation of the Compensation Actually Paid to the Principal Executive Officer and the other Named Executive Officers for fiscal year 2024. The Pay versus Performance table has been updated to reflect corrected amounts. This correction does not impact the amounts reported in the Summary Compensation Table, the Company’s financial statements, or the compensation actually realized by the named executive officers. The Company’s selected measure, Adjusted Operating Earnings, and related incentive outcomes were not impacted. In addition, the correction does not change the relationship between executive compensation and Company performance or the trajectory of the Company’s pay-for-performance alignment. Management has enhanced its internal review procedures related to the calculation of Compensation Actually Paid to prevent similar errors in future periods.

Financial Performance Measures

As described in greater detail in the “Compensation Discussion and Analysis” section, the company’s executive compensation program reflects an alignment to shareholder interest. The metrics that the company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our shareholders. The most important financial performance measures used by the company to link executive compensation actually paid to the NEOs, for the most recently completed fiscal year, to the company’s performance are as follows:

•	Adjusted Operating Earnings	•	CFO/Debt	•	Dispatch Match

•	Free Cash Flow before Growth	•	Fleetwide Capacity Factor	•	Customer Satisfaction

Constellation Energy Corporation 2026 Proxy Statement	84

Pay Versus Performance
Pay Versus Performance

Analysis of the Information Presented in the Pay versus Performance Table

While the company utilizes several performance measures to align executive compensation with company performance, all of those measures are not presented in the Pay versus Performance table. Moreover, we generally seek to incentivize long-term performance, and, therefore, do not specifically align the company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

Compensation Actually Paid and Cumulative TSR

As demonstrated by the following graph, the amount of compensation actually paid to Mr. Dominguez and the average amount of compensation actually paid to NEOs as a group (excluding Mr. Dominguez) is aligned with the company’s TSR for the year presented in the table. The alignment of compensation actually paid with the company’s cumulative TSR over the period presented is a result of having a significant portion of the compensation actually paid to Mr. Dominguez and to the other NEOs comprised of equity awards. As described in more detail in the “Compensation Discussion and Analysis” section, the company targets that approximately 76% of the value of total compensation awarded to the CEO and 65% of the value of total compensation awarded to other NEOs be comprised of equity awards, including restricted stock units and performance-based restricted stock units.

Compensation Actually Paid, Net Income and Adjusted Operating Earnings

As demonstrated by the following tables, the amount of compensation actually paid to Mr. Dominguez and the average amount of compensation actually paid to NEOs as a group (excluding Mr. Dominguez) is generally aligned with the company’s net income and Adjusted Operating Earnings performance over the post-separation results presented in the table. While the company does not use net income as a performance measure in the overall executive compensation program, the measure of net income is the GAAP measure used to reconcile to the Adjusted Operating Earnings measure, which the company does use when setting goals in our short-term incentive compensation program. While the company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for our compensation programs, we have determined that Adjusted Operating Earnings is the financial performance measure that, in our assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the company to link compensation actually paid to NEOs, for the most recently completed fiscal year, to company performance. As described in more detail in the “Compensation Discussion and Analysis” section, approximately 15% of the value of total compensation awarded to the CEO and 17% of the value of total compensation awarded to other NEOs is comprised of amounts determined under the short-term incentive compensation program.

Constellation Energy Corporation 2026 Proxy Statement	85

Pay Versus Performance
Pay Versus Performance

Constellation Energy Corporation 2026 Proxy Statement	86

Pay Versus Performance
Pay Versus Performance

Cumulative TSR of Constellation and Cumulative TSR of the Peer Group

As demonstrated by the graph below, our cumulative TSR since becoming a publicly traded company presented in the table was 634%, while the cumulative TSR of the peer group presented for this purpose, the S&P 500 Industrials, was 62% over the years presented in the table. Constellation’s cumulative TSR outperformed the S&P Industrials, during the period presented in the table, representing the company’s superior financial performance as compared to the companies comprising the S&P 500 Industrials peer group. For more information regarding our performance and the companies that the Compensation Committee considers when determining compensation, refer to the “Compensation Discussion and Analysis” section above.

Constellation Energy Corporation 2026 Proxy Statement	87

CEO Pay Ratio
CEO Pay Ratio

CEO Pay Ratio

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, and item 402(u) of Regulation S-K, we are providing the following information regarding the ratio of the annual total compensation of our median employee to the annual total compensation of Mr. Joseph Dominguez, our President and Chief Executive Officer (CEO). We consider the pay ratio specified below to be a reasonable estimate, calculated in a manner that is consistent with the requirements of 402(u) of Regulation S-K.

For 2025:

•	the annual total compensation of the employee who represents our median compensated employee (other than our CEO) was $122,610; and
•	the annual total compensation of our CEO, as reported in the Summary Compensation Table included above was $17,115,179.

Based on this information, for 2025, the annual total compensation of our CEO was approximately 140 times the annual total compensation for the median employee from all employees (other than the CEO).

The SEC rules allow companies to identify the median employee whose compensation will be used for the annual total compensation calculation once every three (3) years provided that there have not been any changes in the company’s employee population or employee compensation arrangements that it is reasonably believed would result in a significant change in its pay ratio disclosure. For 2025, a new median employee was selected in accordance with SEC rules. The methodology utilized to identify that person is described below.

On December 31, 2025, the employee population consisted of 15,279 employees of which 15 were located in England and eight were located in Canada. We chose to exclude these 23 employees from our determination of the “median employee”, as permitted under SEC rules, given the small number of non-U.S. employees as compared to our overall employee population. Upon identifying the employee population to be included, we consistently applied the compensation measure of 2025 W-2 Box 1 wages to identify the median employee. Once identified, the annual total compensation for that employee was calculated using the same methodology used in compiling the Summary Compensation Table in this proxy statement. The ratio is a reasonable estimate calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

The comparability of pay ratios across companies may be constrained because SEC regulations allow flexibility in determining the pay ratio approach.

Constellation Energy Corporation 2026 Proxy Statement	88

Audit & Risk Committee Report

Audit & Risk Committee Report

Management has primary responsibility for preparing our financial statements and establishing effective internal controls over financial reporting. PricewaterhouseCoopers LLP (PwC), our independent auditor for the year ended December 31, 2025, is responsible for auditing those financial statements and expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles and on the effectiveness of our internal controls over financial reporting based on criteria established in 2013 by the Committee of Sponsoring Organizations of the Treadway Commission.

The Audit & Risk Committee has reviewed and discussed with management and PwC the company’s audited financial statements for the year ended December 31, 2025, including the critical accounting policies applied by the company in the preparation of these financial statements and PwC’s evaluation of our internal control over financial reporting. The Audit & Risk Committee has also discussed with PwC the matters required to be discussed pursuant to PCAOB standards and had the opportunity to ask PwC questions relating to such matters. PwC has provided to the Audit and Risk Committee the written disclosures and PCAOB-required letter regarding its communications with the Audit and Risk Committee concerning independence, and the Audit & Risk Committee has discussed the independent audit firm’s independence with PwC.

In reliance on these reviews and discussions and other information considered by the committee in its judgment, the Audit & Risk Committee recommended to the Board, and the Board approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC.

Members of the Audit and Risk Committee

Brad Halverson (Chair) Charles Harrington Julie Holzrichter John Richardson Nneka Rimmer

The foregoing Audit & Risk Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of Constellation under the Securities Act, or the Exchange Act, except to the extent that Constellation specifically incorporates the Audit & Risk Committee Report by reference therein.

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Proposal 3: Ratification of PricewaterhouseCoopers LLP as Constellation’s Independent Registered Public Accounting Firm for 2026
Evaluation of the Independent Registered Public Accounting Firm

Proposal 3:

Ratification of PricewaterhouseCoopers LLP as Constellation’s Independent Registered Public Accounting Firm for 2026

The Audit & Risk Committee and the Board of Directors have determined that the retention of PricewaterhouseCoopers LLP (PwC) as the independent registered public accounting firm is in the best interests of the company and its shareholders based on the Audit & Risk Committee’s level of satisfaction with the quality of services provided by PwC and consideration of factors described below. PwC has served as independent auditor since our separation from Exelon in February 2022 and served as independent auditor of our company as a subsidiary of Exelon since 2001. The Audit & Risk Committee believes that PwC’s tenure as Constellation’s independent registered public accounting firm when Constellation was a part of Exelon’s consolidated financial statements is a benefit to audit quality, given PwC’s experience with the company and knowledge of the business as well as the effectiveness of their audit plans, which build on that established knowledge. Because of PwC’s familiarity, the firm has developed and implemented efficient and innovative audit processes, enabling the provision of services for fees considered by the Audit & Risk Committee to be competitive and the ability to focus on the risks that are significant to the company and its industry.

Although it is not required to do so, the Board is submitting the Audit & Risk Committee’s retention of PwC as the company’s independent registered public accounting firm for ratification by shareholders at the meeting to ascertain the view of our shareholders regarding such selection. In the event the shareholders do not ratify this appointment, the Audit & Risk Committee will reconsider its selection, but still may determine that the appointment of PwC as the company’s independent registered public accounting firm is in the best interests of the company and its shareholders. Even if the appointment is ratified by the shareholders, the Audit & Risk Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if the Audit & Risk Committee determines that such a change would be in the best interests of the company and its shareholders.

The Board of Directors Recommends a Vote “FOR” the ratification of PricewaterhouseCoopers LLP as Constellation’s Independent Registered Public Accounting Firm for 2026.

Evaluation of the Independent Registered Public Accounting Firm

The Audit & Risk Committee regularly considers the independence, qualifications, compensation, and performance of its independent registered public accounting firm. The Audit & Risk Committee utilizes an evaluation framework developed by management to assist with the Audit & Risk Committee’s annual assessment of the independent audit firm, which includes assessment of the following:

•	quality of the independent audit firm and audit process

•	level of service provided by the independent registered public accounting firm

•	alignment with Constellation’s core values; and

•	good faith negotiation of fees

Results of the assessment were provided to the Committee for its annual review and determination of whether to retain PwC as our independent auditor for 2026.

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Proposal 3: Ratification of PricewaterhouseCoopers LLP as Constellation’s Independent Registered Public Accounting Firm for 2026
Evaluation of the Independent Registered Public Accounting Firm

Independence

In addition to the assessment above, the Audit & Risk Committee also engaged in an assessment of PwC’s independence controls through the provision of its required communications in addition to the independence demonstrated by PwC through forthright, candid and prompt communications in general, and on related independence matters, when needed. Based on the results of its assessment, the Audit & Risk Committee found PwC to be independent from the company and its management and appointed PwC as its independent auditor for 2026.

If shareholders fail to ratify the appointment, the Audit & Risk Committee will reconsider its selection, but no assurance can be given that the Audit & Risk Committee will change the appointment. Representatives of PwC will participate in the Annual Meeting of Shareholders to answer questions and will have the opportunity to make a statement.

Tenure

PwC has served as the company’s registered public accounting firm since its separation as a newly public company in 2022 and served as independent auditor of our company as a subsidiary of Exelon since 2001. In considering the tenure of PwC as our registered public accounting firm, the Audit & Risk Committee carefully considers the benefits of a long tenure considering the robust controls in place to safeguard independence.

Benefits of Tenure	Key Independence Controls

•   Enhanced Audit Quality. PwC’s deep familiarity with Constellation’s businesses and operations, accounting policies and practices, and internal controls over financial reporting is valuable to the company and its shareholders. Their institutional knowledge and experience are balanced by the fresh perspective delivered by changes in the audit team resulting from mandatory audit partner rotation and routine turnover within the team that provides for new perspectives while still keeping the historic understanding of the company.

•   Continuity Mitigates Disruption Risk. Bringing on a new independent auditor, without reasonable cause, would require management to devote significant resources and time to educating a new independent auditor to reach a comparable level of familiarity with our business and control framework, potentially distracting from management’s focus on financial reporting and internal controls.

•   Efficient Audit Plans. PwC’s knowledge of our business and control framework allows it to develop and implement efficient and innovative audit processes, enabling the provision of services for fees considered by the Audit & Risk Committee to be competitive.

•   Committee Oversight. The Audit & Risk Committee and its Chair hold regular private sessions with the independent auditor; the Audit & Risk Committee regularly discusses with the independent registered public accounting firm the scope of their audit; and the Audit & Risk Committee reviews with the independent auditor any problems or difficulties they may have encountered.

•   Lead Partner Rotation. Under current legal requirements, the lead engagement partner for the independent registered public accounting firm may not serve in that role for more than five consecutive fiscal years, and the Audit & Risk Committee ensures the regular rotation of the audit engagement team partners as required by law.

•   Limits on non-audit services. The Audit & Risk Committee has exclusive authority to pre-approve non-audit services and determine whether such services are consistent with independent registered public accounting firm independence.

•   Independence assessment. On at least an annual basis, PwC provides the Audit & Risk Committee reports regarding independence; conducts periodic internal reviews of its audit and other work and assesses the adequacy of partners and other staff serving the company’s account consistent with independence requirements.

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Proposal 3: Ratification of PricewaterhouseCoopers LLP as Constellation’s Independent Registered Public Accounting Firm for 2026
Critical Audit Matters

Critical Audit Matters

In conformance with Public Company Accounting Oversight Board rules, the Audit & Risk Committee reviewed and discussed with PwC the critical audit matter arising from the current period audit of Constellation’s financial statements. Critical audit matters (CAMs) are defined to be any matter arising from the audit of the financial statements that was communicated or required to be communicated to the Audit & Risk Committee and that: 1) relate to accounts or disclosures that are material to the financial statements and 2) involve especially challenging, subjective, or complex audit judgment. The Audit & Risk Committee concurred with PwC’s assessment and identification of the CAM contained in its Audit Report included within Constellation’s 2025 Annual Report on Form 10-K.

Fees Subject to Pre-Approval Policy

Pursuant to the Audit & Risk Committee’s pre-approval policy, the committee pre-approves all audit and non-audit services to be provided by the independent registered public accounting firm considering the nature, scope, and projected fees of each service as well any potential implications for independent registered public accounting firm independence. The policy specifically sets forth services that the independent auditor is prohibited from performing by applicable law or regulation. Further, the Audit & Risk Committee may prohibit other services that in its view may compromise, or appear to compromise, the independence and objectivity of the independent registered public accounting firm. Predictable and recurring audit and permitted non-audit services will be considered for pre-approval by the Audit & Risk Committee on an annual basis.

For any services not covered by these initial pre-approvals, the Audit & Risk Committee has delegated authority to the Audit & Risk Committee Chair to pre-approve any audit or permitted non-audit service with fees in amounts less than $500,000. Services with fees exceeding $500,000 require full Audit & Risk Committee pre-approval. The Audit & Risk Committee receives quarterly reports on the actual services provided by and fees incurred with the independent registered public accounting firm. No services were provided pursuant to the de minimis exception to the pre-approval requirements contained in the SEC’s rules.

Independent Auditor Fees

The following table presents the fees for professional services rendered by PwC for the audit of Constellation’s annual financial statements for the years ended December 31, 2024 and December 31, 2025, and fees billed for other services provided during those periods. The fees include amounts related to the year indicated, which may differ from amounts billed.

	Year Ended December 31,
(in thousands)	2024	2025
Audit Fees(1)	$10,568	$9,954
Audit Related Fees(2)	1,350	1,872
Tax Fees(3)	1,267	1,586
All Other Fees(4)	5	6
Total:	$ 13,190	$13,418

(1)	Audit fees include financial statement audits and reviews under statutory or regulatory requirements and services that generally only the auditor reasonably can provide, including SEC financial statement audits and reviews, review of documents filed with the SEC, issuance of comfort letters and consents for debt issuances and other attest services required by statute or regulation.
(2)	Audit related fees consist of assurance and related services that are traditionally performed by the principal auditor and are reasonably related to the performance of the audit or review of the financial statements or other assurance services to comply with contractual requirements, financial accounting, or reporting and control consultations.
(3)	Tax fees consist of tax compliance, planning and advice services, including tax return preparation, refund claims, tax payment planning, assistance with tax audits and appeals, advice related to mergers and acquisitions and transactions, or requests for rulings or technical advice from tax authorities.
(4)	All other fees consist of system implementation quality assurance services and accounting research software license cost.

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Proposal 4: Shareholder Proposal
Shareholder Proposal

Proposal 4:

Shareholder Proposal

The National Center for Public Policy Research has notified the Company that it intends to present the following proposal for consideration at the 2026 Annual Meeting of Shareholders, and we are presenting the proposal and the supporting statement as they were submitted to us. The address and stock ownership of the National Center for Public Policy Research will be furnished by the Company’s Corporate Secretary to any person, orally or in writing as requested, promptly upon receipt of any oral or written request. The proposal will be voted on at the 2026 Annual Meeting of Shareholders only if properly presented by or on behalf of the proponent.

DEI ROI Oversight

Resolved: Shareholders request the Board of Directors of Constellation Energy Corporation conduct an evaluation and issue a report within the next year, at reasonable cost and excluding confidential information, assessing whether the Company’s diversity, equity, and inclusion (DEI) initiatives have been and are authorized and maintained on the basis of net-present-value and return-on-investment calculations, including opportunity costs and risks of litigation and backlash for perceived and/or actual discrimination in the name of equity and inclusion. Rebranding DEI initiatives with labels, such as “respect, belonging, diversity, and inclusion,” will in no way alter the scope of the report.

Supporting Statement: DEI initiatives must be subject to rigorous financial and risk oversight to protect shareholder value. The requested report will allow shareholders to properly value their shares and better assess the myriad risks associated with socially significant DEI, including potential litigation and reputational backlash.

This proposal is driven by specific concerns about Constellation’s current DEI practices and their potential risks:

1.	High-Risk Rating: Constellation has been rated as a “High Risk” company by the 1792 Exchange, an organization that assesses corporate policies for potential bias or discriminatory practices. This rating signals heightened exposure to reputational and legal risks stemming from DEI initiatives that may prioritize ideological goals over meritocratic principles or financial prudence.[1]

2.	Perfect Score on Human Rights Campaign’s Corporate Equality Index (CEI): Constellation’s 100% score on the CEI may reflect policies that prioritize external validation over measurable business outcomes, potentially leading to inefficiencies or misaligned resource allocation.[2]

3.	Employee Resource Groups (ERGs) Based on Race: Constellation maintains ERGs that explicitly categorize employees by race. This structure risks fostering division rather than unity and may expose the company to legal challenges for discriminatory practices.[3]

4.	Opaque “Journey to Belonging” Training: Constellation’s “Journey to Belonging” training apparently lacks transparent public disclosure of its content. Without clear insight into the materials or their objectives, shareholders cannot assess whether these initiatives deliver tangible value or inadvertently contribute to workplace polarization, legal risks, or reputational harm.[4]

The requested report will help ensure that all such programs are evaluated for their financial impact and risk exposure. This includes assessing opportunity costs and potential liabilities from litigation or public backlash due to perceived or actual discrimination under the guise of inclusion. The scope of the report also includes potentially superficial rebranding (e.g., using terms like “respect” or “belonging”) from evading scrutiny, ensuring consistent accountability.

This proposal does require elimination of DEI initiatives but rather seeks to ensure they are aligned with Constellation’s fiduciary duties. Rigorous oversight will ensure that investments in DEI are justified by measurable benefits and mitigate risks of legal or reputational harm. We urge shareholders to support this proposal to safeguard Constellation’s financial stability and reputation.

1	https://1792exchange.com/pdf/?c_id=35159
2	https://www.hrc.org/resources/corporations/constellation-energy-corporation
3	https://jobs.constellationenergy.com/Our-Culture-of-Respect-Belonging-Diversity-Inclusion
4	https://www.constellationenergy.com/our-company/what-we-stand-for/our-people-our-culture-our-communities.html

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Proposal 4: Shareholder Proposal
Shareholder Proposal

Board Statement in Opposition to Shareholder Proposal

The Board has carefully considered this shareholder proposal and has determined that preparing the requested report is unnecessary and not an effective use of the Company’s resources and, therefore, is not in the best interests of our shareholders.

Our employees are our greatest strength

Our employees are our greatest strength. We strive to create a workplace that is inclusive, innovative, and safe for our employees. In order to provide the services and products that our customers expect, we focus on creating the best teams to foster teamwork, mutual respect and the empowerment of employees to contribute at their full potential. We strive to attract highly qualified talent and review our hiring, development and promotion practices to maintain equal opportunity and non-discriminatory processes.

To promote Constellation’s inclusive workplace culture, we have established employee resource groups (ERGs) that build employee connection and engagement. More than 5,000 Constellation employees are actively involved in nine ERGs across 67 chapters. These ERGs, which are designed to ensure compliance with applicable laws, are voluntary, employee-led groups that, significantly, are open to all Constellation employees.

We have robust board oversight and risk management processes

Our Board, with the support of our Compensation Committee, has oversight of the Company’s human capital management strategy, including our Company’s culture, and engages with leadership on human capital strategy regularly to ensure it helps the Company in delivering long-term value. Our Executive Vice President and Chief Human Resources Officer, who reports directly to our Chief Executive Officer, manages our overall workforce policies and strategies, which include engagement and retention, employee recruitment, leadership development, workplace environment and culture, organization and talent assessment, fair pay, executive compensation, and succession planning.

It is our policy to operate in compliance with applicable non-discrimination laws. We monitor and evolve our practices, policies, and procedures as appropriate to address compliance risks. The Board also receives regular updates on legal and regulatory developments, including updates on significant legal proceedings, as well as legislative developments.

Our Board regularly reviews Constellation’s strategy and oversees, along with the Audit & Risk Committee, the Company’s enterprise risk management program. As part of this process, the Audit & Risk Committee reviews the Company’s enterprise risk management framework and the processes by which management discusses the Company’s risk profile and risk exposures with the Board. The Audit & Risk Committee also annually reviews the Company’s risk profile which includes the litigation and reputational risks that we face.

In addition, the Audit & Risk Committee reviews and monitors compliance with the Code of Business Conduct which articulates Constellation’s policy regarding non-discrimination, among other matters. To fulfill its oversight role, the Audit & Risk Committee works directly with the Chief Ethics and Compliance Officer to monitor the effectiveness of our compliance program and discusses with our Chief Legal Officer and General Counsel legal matters that may have a material impact on the Company’s financial statements, compliance policies, and internal controls.

The requested report would not provide meaningful additional value

In light of our robust Board oversight and management level processes to monitor and mitigate risk and our transparent disclosure about the Board’s oversight of risks related to human capital management available in the Company’s sustainability report, website and/or filings with the Securities and Exchange Commission, preparation and production of the requested report would not provide shareholders with meaningful additional information about these matters. As such, the Board believes that the preparation and production of the requested report would be a costly and time-consuming diversion of corporate resources. Accordingly, we do not believe the actions requested by this proposal are in the best interests of our shareholders.

For the reasons stated above, the Board recommends a vote “AGAINST” this shareholder proposal.

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Additional Information
Shareholder Proposals for the 2027 Annual Meeting of Shareholders

Additional Information

Shareholder Proposals for the 2027 Annual Meeting of Shareholders

The submission deadline for shareholder proposals to be included in our proxy materials for the 2026 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Exchange Act is November 19, 2026, except as may otherwise be provided in Rule 14a-8. All such proposals must be in writing and should be sent to Constellation Energy Corporation, c/o Office of the Corporate Secretary, 1310 Point Street, Baltimore, MD 21231-3380.

Advance Notice Procedures for the 2027 Annual Meeting of Shareholders

In accordance with our bylaws, any shareholder who intends to submit a proposal outside of the Rule 14a-8 process, or nominate a person for election to the Board, at the 2027 Annual Meeting of Shareholders must, in addition to complying with applicable laws and regulations and the requirements of our bylaws, provide written notice to the Corporate Secretary at the address noted above, no earlier than December 29, 2026, and no later than January 28, 2027.

Please refer to the full text of our advance notice bylaw provisions for additional information and requirements. In addition, shareholders who intend to solicit proxies in support of director nominees other than our director nominees must comply with the requirements of Exchange Act Rule 14a-19(b) and the applicable provisions of our bylaws.

In order to be eligible to require that the company include an eligible shareholder nominee in Constellation’s proxy materials for the 2027 Annual Meeting of Shareholders pursuant to Section 3.17 of our bylaws, an eligible shareholder must provide, in proper form and within the times specified, a nomination notice and the required information specified in the bylaws. To be considered timely, the notice must be delivered to Constellation no earlier than November 29, 2026, and no later than December 29, 2026. Please refer to the full text of our proxy access bylaw provision for additional information and requirements.

Constellation will not consider any proposal or nomination that does not comply with the requirements of applicable laws and regulations and our bylaws. Our bylaws may be amended from time to time. Please review the bylaws posted on our website to determine if any changes to the shareholder proposal or nomination process or other requirements have been made.

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Additional Information
Availability of Corporate Documents

Availability of Corporate Documents

We make certain corporate governance documents available on our website, www.constellationenergy.com, including the Corporate Governance Principles, the Code of Business Conduct, the Amended and Restated Bylaws, and the charters for each of the standing committees of the Board of Directors. Copies are available without charge to any shareholder who requests them by writing to the Corporate Secretary at the address noted below. In addition, biographical information concerning each director and all of our filings submitted to the SEC are also available on our website. Information contained on our website is not part of this proxy statement.

Address of the Corporate Secretary:

Constellation Energy Corporation Office of the Corporate Secretary 1310 Point Street
Baltimore, MD 21231-3380

Voting Recommendations & Standards

The following table summarizes the Board’s voting recommendations for each proposal, the vote required for each proposal to pass and the effect of abstentions and broker non-votes on each proposal. The presence of the holders entitled to cast at least a majority of the votes that all shareholders are entitled to cast, is necessary to constitute a quorum.

	Item	Board Recommendation	Voting Standard	Abstentions	Broker Non-Votes
1	Election of Five Class III Directors	FOR ALL	Plurality of votes cast for each director with a resignation process for those directors that do not receive a majority of votes cast	No Effect	No Effect
2	Advisory Vote to approve Named Executive Officer Compensation (Say-on-Pay)	FOR	Majority of votes cast	No Effect	No Effect
3	Ratification of PricewaterhouseCoopers LLP as Constellation’s independent registered public accounting firm for 2026	FOR	Majority of votes cast	No Effect	Discretionary Voting Permitted(1)
4	Shareholder Proposal	AGAINST	Majority of votes cast	No Effect	No Effect

(1)	Brokers and banks have discretionary authority to vote shares in the absence of instructions on matters considered “routine,” such as the ratification of the appointment of the Independent registered public accounting firm. They do not have discretionary authority to vote shares in the absence of instructions on “non-routine” matters, such as the election of directors and say-on-pay. Broker non-votes will not be counted as shares entitled to vote on any of the foregoing non-routine matters and will have no impact on the vote’s outcome, but are considered present for the purpose of determining a quorum.

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Questions and Answers About the Annual Meeting
Information about the Virtual Annual Meeting

Questions and Answers About the Annual Meeting

Information about the Virtual Annual Meeting

Question 1: Why are we having a virtual Annual Meeting?

The virtual format allows for significantly more participation from shareholders across the country. We are committed to ensuring that shareholders will be afforded comparable rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the meeting online, vote your shares electronically and submit questions during the virtual Annual Meeting.

Question 2: How can I participate in the Annual Meeting?

Constellation’s 2026 Annual Meeting of Shareholders will be held exclusively via live webcast. There will be no physical meeting location for shareholders to attend. To participate in the virtual Annual Meeting, visit: www.virtualshareholdermeeting.com/CEG2026 on April 28, 2026 and enter the 16-digit control number included on your proxy card, your Notice of Internet Availability of the Proxy Materials or the instructions that were included with your proxy materials. Shareholders will be entitled to participate in, vote at, and submit questions in writing prior to and during the Annual Meeting. The Annual Meeting will begin promptly at 8:00 a.m. ET on April 28, 2026. Online check-in will begin at 7:45 a.m. ET. Please allow ample time for the online check-in process.

Question 3: What if I have technical difficulties or trouble accessing the virtual Annual Meeting?

If you have any difficulty accessing the live webcast of the Annual Meeting during the online check-in process or during the Annual Meeting itself, please call the technical support number that will be posted on the virtual Annual Meeting log-in page.

Question 4: Where can I access a replay of the Annual Meeting and the answers to questions submitted by shareholders?

A replay of the Annual Meeting webcast, as well as answers to questions submitted by shareholders before or during the Annual Meeting will be available for one year following the date of the meeting on the investor relations page: www.investors.constellationenergy.com/events-and-presentations.

Information about the Annual Meeting

Question 5: Who can attend the annual meeting?

Only shareholders, or individuals that those shareholders have duly appointed as their proxies, may attend the annual meeting of shareholders. Admission to the Annual Meeting will be limited to persons who: (a) are listed on Constellation’s records as shareholders as of March 4, 2026; or (b) provide documentation that demonstrates their beneficial ownership of Constellation’s common stock through a broker, bank or other nominee as of the record date; and (c) present a form of government-issued photo identification.

Question 6: Could other matters be decided at the Annual Meeting?

As of the date of this proxy statement, we knew of no matters to be raised at the Annual Meeting other than those referred to in this proxy statement.

Information about Voting

Question 7: Who is entitled to vote?

Holders of Constellation common stock as of 5:00 p.m. ET on March 4, 2026 are entitled to receive notice of the Annual

Meeting and to vote their shares. Each share of common stock is entitled to one vote on each matter.

As of March 4, 2026, there were 362,294,672 shares of common stock outstanding and entitled to vote and 62,415 shareholders of record.

Question 8: How do I vote?

Your vote is important. We encourage you to vote promptly. You may vote in the following ways:

•	By Internet If you have Internet access, you may vote by Internet. You will need the control number included on your Notice Regarding the Availability of Proxy Materials, proxy card or voting instruction form (VIF), as applicable. You may vote in a secure manner at www.proxyvote.com 24 hours a day or you may scan the QR Barcode on the form you receive to transmit your proxy voting instructions. You will be able to confirm that the system has properly recorded your votes, and you do not need to return your proxy card or VIF.

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Questions and Answers About the Annual Meeting
Information about Voting

•	By Telephone If you are in the U.S. or Canada, you can vote by calling 1-800-690-6903 (toll free) and following the recorded instructions. You will need the control number included on your Notice Regarding the Availability of Proxy Materials, proxy card or VIF, as applicable. You may vote by telephone 24 hours a day. The telephone voting system has easy-to-follow instructions and allows you to confirm that the system has properly recorded your votes. If you vote by telephone, you do not need to return your proxy card or your VIF.

•	By Mail If you are a holder of record and received a full paper set of materials, you can vote by marking, dating and signing your proxy card and returning it by mail in the postage-paid envelope provided, or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood NY 11717. If you are a beneficial holder of shares held of record by a bank or broker or other street name, please complete and mail the VIF provided by the holder of record.

•	At the Annual Meeting If you participate in the Annual Meeting, you may vote online during the Annual Meeting prior to the closing of the polls at www.virtualshareholdermeeting.com/CEG2026.

Question 9: Can I change my vote?

Yes. If you are a holder of record, you may change your vote by submitting a subsequent proxy, by written request received by the Corporate Secretary prior to the Annual Meeting or by participating in the Annual Meeting and voting your shares. If your shares are held through a broker, bank or other nominee, you must follow the instructions of your broker, bank or other nominee to revoke your voting instructions.

Question 10: How many votes do you need to hold the Annual Meeting?

A quorum is required to transact business at the Annual Meeting. Pursuant to our bylaws, the presence of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast constitutes a quorum. Shareholders may be present virtually or may be represented by proxy. Abstentions that are marked on the proxy form and broker non-votes are included for the purpose of determining a quorum, but shares that otherwise are not voted are not counted toward a quorum.

Question 11: What is the difference between holding shares as a “shareholder of record” and as a “beneficial owner”?

If your shares are registered directly in your name with Constellation’s transfer agent, EQ Shareowner Services, you are the “shareholder of record” of those shares. This proxy statement and accompanying documents have been provided directly to you by Constellation.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of those shares and your shares may be referred to as being held in “street name.” This proxy statement and the accompanying documents have been forwarded to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instruction form or by following their instructions for voting by telephone or on the internet.

Question 12: Who will count the votes?

Representatives of Broadridge Financial Communications will tabulate the votes and act as inspectors of the election.

Question 13: Where can I find the voting results?

We will report the voting results in a Form 8-K to be filed with the SEC within four business days following our Annual Meeting.

Question 14: If I am a participant in the Constellation Employee Savings Plan (401(k) retirement plan), how do I vote shares held in my plan account?

If you are a participant in the Constellation Employee Savings Plan, you have the right to provide voting directions to the plan trustee, Northern Trust, by submitting your proxy card for those shares of Constellation common stock that are held by the plan and allocated to your account. Plan participant proxies are treated confidentially.

If you elect not to provide voting directions to the plan trustee, the plan trustee will vote the Constellation shares allocated to your plan account in the same proportion as those shares held by the plan for which the plan trustee has received voting directions from other plan participants. The plan trustee will follow participant’s voting directions and the plan procedure for voting in the absence of voting directions, unless it determines that to do so would be contrary to the Employee Retirement Income Security Act of 1974 (ERISA).

Because the plan trustee must process voting instructions from participants before the date of the Annual Meeting, you must deliver your voting instructions no later than April 23, 2026, at 11:59 pm ET.

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Questions and Answers About the Annual Meeting
Other Information

Other Information

Question 15: Can I access the Notice of Annual Meeting and 2026 Proxy Statement and the 2025 Annual Report on the Internet?

As permitted by SEC rules, we are making this proxy statement and our annual report available to shareholders electronically via the internet at www.proxyvote.com. On or around March 19, 2026, we began mailing to our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access this proxy statement and our annual report and how to vote online. If you received the Notice of Internet Availability of Proxy Materials, you will not receive a printed copy of the proxy materials unless you request it by following the instructions for requesting such materials contained on the notice. In addition, shareholders may request to receive proxy materials in printed form or electronically by email on an ongoing basis. Constellation encourages shareholders to take advantage of the availability of the proxy materials on the internet to save Constellation the cost of producing and mailing documents to you, reduce the amount of mail you receive and help preserve resources.

Shareholders of record: If you vote on the internet at www.proxyvote.com, simply follow the prompts for enrolling in the electronic delivery service.

Beneficial owners: You also may be able to receive copies of these documents electronically. Please check the information provided in the proxy materials sent to you by your bank, broker or other holder of record regarding the availability of this service.

Question 16: What is householding and how does it affect me?

Shareholders of record who have the same address and last name may receive only one copy of this Notice of Annual Meeting and Proxy Statement and the 2025 Annual Report, unless we are notified that one or more of these shareholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees. Shareholders who receive proxy materials in paper form will continue to receive separate proxy cards/voting instruction forms to vote their shares. Shareholders who receive the Notice of Internet Availability of Proxy Materials will receive instructions on submitting their proxy cards/voting instruction form via the internet.

If you would like to change your householding election, request that a single copy of the proxy materials be sent to your address, or request a separate copy of the proxy materials, please contact our distribution agent, Broadridge Financial Solutions, by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or calling 1-866-540-7095. If you hold your shares in street name, please contact your bank, broker, or other record holder to request information about householding.

Question 17: Why did I receive more than one proxy card?

If you receive more than one proxy card/voting instruction form, your shares are probably registered in more than one account or you may hold shares both as a registered shareholder and through the Constellation 401(k) Savings Plan. You should vote each proxy card/ voting instruction form you receive.

Question 18: Who will pay the cost for proxy solicitation?

Constellation will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, electronic transmission and facsimile transmission. We have hired Sodali & Co (Sodali) to distribute and solicit proxies. We will pay Sodali a fee of approximately $25,000 plus reasonable expenses for these services.

Constellation Energy Corporation 2026 Proxy Statement	99

Appendix A
Definitions of Non-GAAP Measures

Appendix A

Definitions of Non-GAAP Measures

Constellation reports its financial results in accordance with accounting principles generally accepted in the United States (GAAP) and supplements its reporting with certain non-GAAP financial measures, including adjusted Operating Earnings, Free Cash Flows before Growth, and CFO/Debt to enhance investors’ understanding of Constellation’s performance. As discussed in this proxy statement, these measures are used in our compensation program to determine the achievement of certain performance metrics and the payout of awards to our executives. Adjusted EBITDA is not a standardized financial measure and may not be comparable to other companies’ presentations.

Adjusted Operating Earnings exclude certain costs, expenses, gains and losses and other specified items, including mark-to-market adjustments from economic hedging activities and fair value adjustments related to gas imbalances and equity investments, decommissioning related activity, asset impairments, certain amounts associated with plant retirements and divestitures, pension and other post-employment benefits, non-service credits, and other items as set forth in the table below.

Adjusted (non-GAAP) Operating Earnings for the twelve months ended December 31, 2025 does not include the following items that were included in our reported GAAP Net Income:

(in millions)
GAAP Net Income Attributable to Common Shareholders	$2,319
Unrealized (Gain) Loss on Fair Value Adjustments (net of taxes $243)	$709
Plant Retirements and Divestitures (net of taxes $5)	$15
Decommissioning-Related Activities (net of taxes $535)	($254)
Pension & OPEB Non-Service (Credits) Costs (net of taxes $13)	$38
Acquisition-Related Costs (net of taxes $4)	$97
Change in Environmental Liabilities (net of taxes $2)	$5
Income Tax-Related Adjustments	($22)
Noncontrolling Interests	($7)
Adjusted (non-GAAP) Operating Earnings	$2,944

Free Cash Flow before Growth is adjusted cash flows from operations, which primarily includes net cash flows from operating activities and collection of deferred purchase price related to a revolving accounts receivable arrangement, less capital expenditures for maintenance and nuclear fuel, non-recurring capital expenditures related to separation and enterprise resource program implementation, changes in collateral, net merger and acquisitions, and equity investments and other items. For compensation purposes only, Free Cash Flow before Growth is adjusted to exclude impacts of changes in working capital.

CFO/Debt is a general term referring to the Moody’s CFO Pre-Working Capital/Debt credit metric. CFO or Cash From Operations is taken from the GAAP Cash Flow Statement. CFO is adjusted for working capital, nuclear fuel capital, and other items based on guidance from Moody’s to calculate CFO Pre-Working Capital (the numerator). Debt (the denominator) is the sum of Notes Payable and Total Long-term Debt from the Balance Sheet, as adjusted based on guidance from Moody’s.

Due to the forward-looking nature of some forecasted non-GAAP measures, information to reconcile the forecasted adjusted (non-GAAP) measures to the most directly comparable GAAP measure may not be currently available; therefore, management is unable to reconcile these measures.

Constellation Energy Corporation 2026 Proxy Statement	A-1

Appendix A
Useful Links & Phone Numbers

Useful Links & Phone Numbers

Resources for the 2026 Annual Meeting

To vote in advance of the 2026 Annual Meeting:

To attend the 2026 Annual Meeting:

To view shareholder Q&A and access a replay of the 2026 Annual Meeting:

To vote your shares over the phone:

proxyvote.com virtualshareholdermeeting.com/CEG2026 investors.constellationenergy.com/events-and-presentations 1-800-690-6903
Other Resources To view copies of our corporate documents: To view our latest Sustainability Report: To change your householding election: To contact our transfer agent:

investors.constellationenergy.com/environmental-social-governance-resources

investors.constellationenergy.com/environmental-social-governance-resources

1-866-540-7095 (Broadridge Financial Solutions)

1-833-914-2120 (EQ Shareowner Services)

Constellation Energy Corporation 2026 Proxy Statement	A-2

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY V86926-P47870 ! ! ! 01) Alan Armstrong 02) Yves de Balmann 03) Joseph Dominguez 04) Bradley Halverson 05) Charles Harrington 06) Julie Holzrichter 07) Dhiaa Jamil 08) Ashish Khandpur 09) Robert Lawless 10) Eileen Paterson 11) John Richardson 12) Nneka Rimmer For All Withhold All For All Except For Against Abstain For Against Abstain ! ! ! ! ! ! ! ! ! To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. Nominees: 2. To consider and act on an advisory vote regarding the approval of compensation paid to named executive officers 1. Election of twelve directors to serve until the 2027 Annual Meeting of Shareholders or until their respective successors are elected and qualified The Board of Directors recommends you vote FOR the following: The Board of Directors recommends you vote FOR the proposals 2 and 3: 3. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2026 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. CONSTELLATION ENERGY CORPORATION 5. To transact any other business properly brought before the meeting and any adjournment or postponement thereof The Board of Directors recommends you vote AGAINST the proposal number 4: 4. To consider a shareholder proposal (if properly presented) requesting a report assessing the bases for the company’s diversity, equity and inclusion initiatives SCAN TO VIEW MATERIALS & VOTE w CONSTELLATION ENERGY CORPORATION 1310 POINT STREET BALTIMORE, MARYLAND 21231 UNITED STATES VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 27, 2026 for shares held directly and by 11:59 p.m. Eastern Time on April 23, 2026 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CEG2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 27, 2026 for shares held directly and by 11:59 p.m. Eastern Time on April 23, 2026 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V86927-P47870 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Materials are available at www.proxyvote.com. CONSTELLATION ENERGY CORPORATION ANNUAL MEETING OF SHAREHOLDERS APRIL 28, 2026 8:00 AM EASTERN TIME THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The shareholder(s) hereby appoint(s) David Dardis and Arden Phillips, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Constellation Energy Corporation that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:00 am Eastern Time, on April 28, 2026, virtually at www.virtualshareholdermeeting.com/CEG2026, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. CONTINUED AND TO BE SIGNED ON REVERSE SIDE